      As filed with the Securities and Exchange Commission on June 6, 1996

                                                           Registration No. 333-
================================================================================


                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549
                           ----------------------

                                  FORM S-1
                           REGISTRATION STATEMENT
                                    UNDER
                         THE SECURITIES ACT OF 1933

                           ----------------------

                              VK/AC HOLDING, INC.
             (Exact Name of Registrant as Specified in its Charter)

            DELAWARE                           6719                    36-3852549
  (State or other jurisdiction     (Primary Standard Industrial     (I.R.S. Employer
of incorporation or organization)  Classification Code Number)   Identification Number)

                           ----------------------

                              VK/AC HOLDING, INC.
                               One Parkview Plaza
                       Oakbrook Terrace, Illinois  60181
                                 (708) 684-6000
         (Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)
                             RONALD A. NYBERG, ESQ.
                              VK/AC HOLDING, INC.
                               One Parkview Plaza
                       Oakbrook Terrace, Illinois  60181
                                 (708) 684-6000
                  (Address, including zip code, and telephone
               number, including area code, of agent for service)

                           ----------------------
                                With copies to:

FRANCI J. BLASSBERG, ESQ.                VALERIE FORD JACOB, ESQ.
  DEBEVOISE & PLIMPTON           FRIED, FRANK, HARRIS, SHRIVER & JACOBSON
    875 Third Avenue                        One New York Plaza
New York, New York  10022                New York, New York  10004
     (212) 909-6000                           (212) 859-8000

     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the Registration Statement becomes effective.

                           ----------------------

     If any of the Securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act
of 1933, check the following box.  [   ]
     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier
effective registration statement for the same offering.  [   ]
     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement
for the same offering.  [   ]
     If delivery of the prospectus is expected to be made pursuant to Rule 434,
please check the following box.  [   ]


                        CALCULATION OF REGISTRATION FEE

===========================================================================================
   Title of each          Amount          Proposed            Proposed          Amount of
class of securities       to be       maximum offering  maximum aggregate      registration
  to be registered      registered    price per share   offering price(1)          fee
- -------------------------------------------------------------------------------------------

Class A Common Stock
  ($.01 par value)         (2)              (2)             $250,000,000         $86,207
===========================================================================================


(1) Estimated solely for purposes of calculating the registration fee.
(2) Omitted pursuant to Rule 457(o) under the Securities Act of 1933.
                            ----------------------
THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR
DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SECTION 8(a), MAY DETERMINE.
================================================================================

                             VK/AC HOLDING, INC.

                            CROSS REFERENCE SHEET

                  PURSUANT TO ITEM 501(b) OF REGULATION S-K


REGISTRATION STATEMENT ITEM NUMBER AND HEADING         CAPTION IN PROSPECTUS

1.    Forepart of the Registration Statement and
      Outside Front Cover Page of Prospectus........   Outside Front Cover Page

2.    Inside Front and Outside Back Cover Pages of     Inside Front Cover Page; Outside Back
      Prospectus....................................   Cover Page

3.    Summary Information, Risk Factors and Ratio of   Prospectus Summary; Risk Factors;
      Earnings to Fixed Charges.....................   Selected Historical Consolidated
                                                       Financial Information; Business

4.    Use of Proceeds...............................   Not Applicable

5.    Determination of Offering Price...............   Underwriting

6.    Dilution......................................   Risk Factors; Dilution

7.    Selling Security Holders......................   Risk Factors; Selling Stockholders

8.    Plan of Distribution..........................   Outside Front Cover Page; Underwriting

9.    Description of Securities to Be Registered....   Outside Front Cover Page; Prospectus
                                                       Summary; Dividend Policy; Description
                                                       of Capital Stock

10.  Interests of Named Experts and Counsel.........   Validity of Common Stock; Experts

11.  Information with Respect to the Registrant.....   Front Cover Page; Prospectus Summary;
                                                       Risk Factors; Selected Historical
                                                       Consolidated Financial Information;
                                                       Selected Consolidated Pro Forma
                                                       Information; Management's Discussion
                                                       and Analysis of Financial Condition
                                                       and Results of Operations; Business;
                                                       Management; Security Ownership by
                                                       Management and Principal
                                                       Stockholders; Certain Relationships
                                                       and Related Transactions;
                                                       Consolidated Financial Statements

12.  Disclosure of Commission Position on
     Indemnification for Securities Act Liabilities..  Not Applicable

                               EXPLANATORY NOTE

     The Prospectus relating to the shares of Class A Common Stock being registered hereby to be used in connection with a United States and Canadian offering (the "U.S. Prospectus") is set forth following this page. The Prospectus to be used in a concurrent international offering (the "International Prospectus") will consist of alternate pages set forth following the U.S. Prospectus and the balance of the pages included in the U.S. Prospectus for which no alternate is provided. The U.S. Prospectus and the International Prospectus are identical except that they contain different front and back cover pages, different descriptions of the plan of distribution (contained under the caption "Underwriting" in both the U.S. Prospectus and the International Prospectus) and different descriptions under "Validity of Common Stock." Alternate pages for the International Prospectus are separately designated.

     Prior to the commencement of the Offerings, VK/AC Holding, Inc. intends to change its name to Van Kampen American Capital Group, Inc.

Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.
                             SUBJECT TO COMPLETION
                  PRELIMINARY PROSPECTUS DATED JUNE 6, 1996

PROSPECTUS                                                   [VKAC GROUP LOGO]

                              ____________ SHARES
                    VAN KAMPEN AMERICAN CAPITAL GROUP, INC.
                                  COMMON STOCK


     All of the     shares of Class A Common Stock (the "Common Stock") of Van
Kampen American Capital Group, Inc. (the "Company") offered hereby will be sold by certain stockholders (the "Selling Stockholders") of the Company. See "Selling Stockholders." The Company is not selling shares of Common Stock in this offering and will not receive any of the proceeds from the sale of shares of Common Stock offered hereby.


     Of the       shares offered hereby,       shares are being offered in the
United States and Canada by the U.S. Underwriters (the "U.S. Offering") and
      shares are being offered in a concurrent offering outside the United States and Canada by the International Managers (the "International Offering, " and together with the U.S. Offering, the "Offerings"). The price to public and the underwriting discount per share will be identical for both Offerings. See "Underwriting."


     Prior to the Offerings there has been no public market for the Common Stock. It is currently estimated that the initial public offering price will be
between $     and $     per share.  For information relating to the
determination of the initial public offering price, see "Underwriting."


     Application will be made for the Common Stock to be listed on the New York
Stock Exchange under the symbol "      ."


     SEE "RISK FACTORS" BEGINNING ON PAGE 9 FOR A DISCUSSION OF CERTAIN FACTORS THAT SHOULD BE CONSIDERED BY PROSPECTIVE PURCHASERS OF THE COMMON STOCK OFFERED HEREBY.


   THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES
    AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE
     SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION
         PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS.  ANY
             REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


========================================================================
                            PRICE TO   UNDERWRITING  PROCEEDS TO SELLING
                             PUBLIC    DISCOUNT(1)     STOCKHOLDERS(2)
- ------------------------------------------------------------------------
Per Share                      $           $                 $
Total(3)                       $           $                 $
========================================================================


(1) The Company and the Selling Stockholders have agreed to indemnify the several Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended. See "Underwriting."

(2) The Company will pay the expenses of the Offerings estimated to be $     .

(3) The Selling Stockholders have granted the U.S. Underwriters and the International Managers options, exercisable within 30 days after the date
hereof, to purchase up to       and        additional shares of Common Stock,
respectively, solely to cover over-allotments, if any. If such options are exercised in full, the total Price to Public, Underwriting Discount and
Proceeds to Selling Stockholders will be $            , $                 and
$      , respectively.  See "Underwriting."


     The shares of Common Stock are offered by the several Underwriters subject to prior sale, when, as and if issued to and accepted by them, subject to approval of certain legal matters by counsel for the Underwriters and certain other conditions. The Underwriters reserve the right to withdraw, cancel or modify such offer and to reject orders in whole or in part. It is expected that delivery of the shares of Common Stock will be made in New York, New York,
on or about        , 1996.


MERRILL LYNCH & CO.                                         GOLDMAN, SACHS & CO.


                 The date of this Prospectus is        , 1996

                                  [ARTWORK]











































                                ________________

     IN CONNECTION WITH THE OFFERINGS, THE UNDERWRITERS MAY OVER-ALLOT OR EFFECT TRANSACTIONS WHICH STABILIZE OR MAINTAIN THE MARKET PRICE OF THE COMMON STOCK OFFERED HEREBY AT A LEVEL ABOVE THAT WHICH MIGHT OTHERWISE PREVAIL IN THE OPEN MARKET. SUCH TRANSACTIONS MAY BE EFFECTED ON THE NEW YORK STOCK EXCHANGE, IN THE OVER-THE-COUNTER MARKET OR OTHERWISE. SUCH STABILIZING, IF COMMENCED, MAY BE DISCONTINUED AT ANY TIME.

                              PROSPECTUS SUMMARY

     The following summary is qualified in its entirety by, and should be read in conjunction with, the more detailed information and consolidated financial statements, including the notes thereto, appearing elsewhere in this Prospectus. The Company is a Delaware corporation that has as its primary asset all the outstanding common stock of Van Kampen American Capital, Inc., a Delaware corporation ("VKAC"). Hereinafter, references in this Prospectus to the "Company" shall mean (a) Van Kampen American Capital Group, Inc. or (b) Van Kampen American Capital Group, Inc. and VKAC and its subsidiaries, as the context requires. Except where otherwise indicated, all pro forma financial information included in this Prospectus and all share and per share data (including data with respect to options to purchase shares of stock) in this Prospectus give effect to (i) a stock dividend (the "Stock Split
Dividend") on the Common Stock and the Company's Class B Common Stock, par value $.01 per share (the "Class B Common Stock" and, together with the Common Stock, the "Company Common Stock"), which will occur prior to the commencement of the Offerings and (ii) the distributions (the "Special Dividends"), to be effected prior to the completion of the Offerings, by the Company to (x) holders of Company Common Stock of the Company's interests in McCarthy, Crisanti & Maffei, Inc. ("MCM"), a wholly owned subsidiary of the Company engaged in the business of distributing research and financial information, and Hansberger Global Investors, Inc. ("HGI"), a company in which the Company made a minority investment in May 1996, and certain related cash amounts, and (y) holders of the Company's Junior Non-Cumulative Participating Preferred Stock, par value $200 per share (the "Junior Preferred Stock"), of certain cash preferred dividends required to be paid thereon in connection with the Special Dividends. In addition, unless otherwise indicated, all such data assume that the over-allotment options granted by the Selling Stockholders to the Underwriters are not exercised. See "Underwriting."


                                  THE COMPANY

     The Company is a leading marketer and provider of investment advisory and administrative services to open-end and closed-end funds, unit investment trusts and institutional clients ("Institutional Accounts"). As of March 31, 1996, the Company had more than $57 billion of assets under management and/or supervision, including approximately $40 billion in 65 open-end equity and fixed income funds (the "Open End Funds"), 36 closed-end funds (the "Closed End Funds") and the Van Kampen American Capital Prime Rate Income Trust (the "Prime Rate Trust" and, together with the Open End Funds and the Closed End Funds, the "Funds"). The Company was formed through the combination in December 1994 of The Van Kampen Merritt Companies, Inc. ("VKM") and American Capital Management & Research, Inc. ("American Capital"), which was founded in 1926 as one of the first investment management companies in the United States. This transaction significantly expanded and upgraded the product offering, distribution and service capabilities of both firms by (i) combining American Capital's expertise and reputation in equity products and investor services with VKM's expertise and reputation in tax-exempt and taxable fixed income products and (ii) enabling each firm to cross-sell through the other firm's major distributors, given the limited overlap between the two firms' major distributors prior to the transaction.

     Fund assets under management for the Company (as if VKM and American Capital were combined as of 1991) have grown at a compound annual rate of 13.6% from December 31, 1991 to December 31, 1995, which the Company attributes to the rapid growth of the mutual fund industry generally and to investors' and distributors' confidence in the Company's products, services and investment philosophy. Such confidence has led to what the Company believes are lower than average Fund redemption rates.

     The Company's business strategy is comprised of the following key components:

* Diversified Product and Asset Base. The Company sponsors Open End Funds and Closed End Funds, including four equity Funds and four fixed income
   Funds each of which has assets of more than $ 1.0 billion, and more than 2,500 series of tax-exempt, taxable and equity unit investment trusts ("UITs"), making it one of only three mutual fund complexes today with a major presence in all three of these areas. In addition, the Company sponsors the Prime Rate Trust, which has grown from $1.0 billion at December 31, 1991 to $4.4 billion at March 31, 1996 and is the largest of only five mutual funds in the United States that invest primarily in floating or variable rate senior loans. These investment products give the Company one of the most extensive product lines in the investment management industry. Approximately 36% of the Fund assets under management consist of equity securities, 30% consist of tax-exempt fixed income securities, 23% consist of taxable fixed income securities and 11% consist of variable rate senior loans. By providing a wide spectrum of clearly-defined risk/return options in its Funds, the Company's investment products offer both distributors and investors a broad "family of funds" to satisfy the full range of their investment product needs. The Company believes that its comprehensive product line, together with its broad-based and balanced distribution network, has positioned the Company to achieve stability in assets and earnings and limits the Company's exposure to a market downturn in any one particular product or asset category.

* Extensive and Established Distribution Relationships. Today an investor can buy the Company's investment products from an investment broker in virtually any city in the United States. The Company has developed significant distribution relationships with almost every major securities distributor in the United States, including national and regional securities firms (28% of 1995 sales), financial planners (25% of 1995 sales), banks (24% of 1995 sales), and global securities firms (23% of 1995 sales). The Company's products are distributed through more than 2,400 firms (the "Retail Distribution Firms"), representing more than 100,000 investment brokers. The Company has a "proprietary vendor" relationship with Smith Barney Inc. ("Smith Barney") and has become a "preferred vendor" to a number of major distribution firms, including PFS Investments, Inc. ("PFSI"), a broker-dealer affiliate of The Travelers Inc. ("Travelers"), E.D. Jones & Co. ("E.D. Jones"), A.G. Edwards & Sons, Inc. Prudential Securities Incorporated, PaineWebber Incorporated, Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Merrill Lynch") and SunAmerica Inc. ("SunAmerica"). PFSI is also the sponsor, exclusive distributor and servicer of ten Open End Funds advised by the Company (the "Common Sense Funds"). The Common Sense Funds, which had assets of $4.5 billion as of March 31, 1996, are sold exclusively through a distribution network of more than 20,000 PFSI sales representatives located in communities throughout the United States. The Company believes that it has created one of the industry's largest and most effective sales forces with more than 100 wholesalers and sales associates who are responsible for marketing the Company's products and services to Retail Distribution Firms across the United States.

* Disciplined and Consistent Investment Philosophy. The Company is recognized as a highly disciplined asset manager seeking to achieve consistent superior long-term investment results within defined risk profiles through a fully invested asset management approach. The Company's investment philosophy is based on the view that distributors and investors desire consistent, long-term, above average performance within chosen risk profiles. Following the acquisition of American Capital in December 1994, the Company adopted the specific goal of achieving long-term performance rankings in the first quartile of all comparable rated funds by achieving annual performance in at least the second quartile.

* Focus on Growth Opportunities. The Company continually explores opportunities to expand its investment product offerings in higher growth areas. In recent years, the Company (i) has established the infrastructure necessary to package the Funds into investment programs for 401(k) plans and other retirement vehicles, and is aggressively marketing these programs; (ii) has developed competitively priced variable annuity programs and expanded its equity UIT offerings to target specific market niches; and (iii) has created a number of new Funds directed at specific market segments, such as the Van Kampen American Capital Aggressive Growth Fund, an aggressive growth fund that the Company launched in May 1996. The Company devotes considerable resources to developing new investment products to respond to changing market conditions.

* Superior Customer Service. The Company also devotes considerable resources to providing superior service to its customers. To this end, the Company has (i) completed significant investments to establish full service systems; (ii) trained a skilled managerial and employee base; and
   (iii) implemented procedures and controls to monitor service quality. The Company's outstanding customer service performance has been recognized by DALBAR Financial Services, Inc. ("DALBAR"), an independent mutual fund research organization, which awarded the DALBAR Quality Tested Service Award to American Capital for each of the five years prior to the Company's acquisition of American Capital and to the combined Company for 1995. In 1995, only six other mutual fund complexes received this award, and only one other mutual fund complex has received the award for each of the past six years.

     The Company believes that the combination of VKM and American Capital has positioned the Company for further growth. The Company began the integration of the two companies at the beginning of 1995 by selecting the best talent available from each company, training the new combined sales force with respect to the full range of products offered and standardizing fund expense policies and marketing materials to produce a fully exchangeable family of Funds. The integration process was substantially completed by the end of 1995 and the Company believes that it now has the necessary critical mass, product breadth and expertise to further penetrate its combined distribution network and cross-sell the full array of its products, as well as to develop new investment products that can be sold through this network.

     Background. The Company and VKAC were organized in 1992 under the laws of the State of Delaware to acquire a company then named The Van Kampen Merritt Companies, Inc. and certain of its subsidiaries (the "VKM Acquisition") from Xerox Financial Services, Inc. ("Xerox Financial") in February 1993. In December 1994, the Company acquired American Capital (the "AC Acquisition") from Travelers. Principally as a consequence of these transactions,
as of       , 1996, the Company's management beneficially owned    % (or    %
on a fully diluted basis) of the outstanding Company Common Stock. The Company's executive offices are located at One Parkview Plaza, Oakbrook Terrace, Illinois 60181 and at 2800 Post Oak Boulevard, Houston, Texas
77253, and its telephone number is (708) 684-6000.


                                 THE OFFERINGS

     Of the        shares of Common Stock offered hereby,        shares are
initially being offered in the United States and Canada by the U.S.
Underwriters and        shares are initially being offered outside the United
States and Canada by the International Managers.

Common Stock offered by the Selling Stockholders......       shares(1)
Common Stock outstanding after the Offerings(2).......       shares
Proposed NYSE Symbol..................................

- -------------------

(1)  Does not include             shares that are subject to over-allotment
     options granted by the Selling Stockholders to the Underwriters. See "Underwriting."
(2)  Based upon shares of Common Stock outstanding at         , 1996,
     including          shares of Common Stock issuable upon conversion of the
     same number of shares of Class B Common Stock, and excluding shares of Company Common Stock issuable upon the exercise of outstanding
     options (whether vested or unvested) and          shares of Common Stock
     issuable upon the vesting of outstanding deferred stock units.

     The Company will not receive any of the proceeds from the sale of shares sold by the Selling Stockholders. Pursuant to the Registration and Participation Agreement (as defined herein), the Company is required to assume the costs of the Offerings and to pay fees and expenses in connection with the sale of shares by the Selling Stockholders. See "Selling Stockholders."

                                  RISK FACTORS

     Prospective purchasers of the Common Stock offered hereby should consider carefully the factors set forth under "Risk Factors," as well as the other information set forth in this Prospectus, before making an investment in the Common Stock.

           SUMMARY HISTORICAL CONSOLIDATED FINANCIAL AND OTHER DATA

     The summary historical consolidated financial and other data set forth below should be read in conjunction with the Company's Consolidated Financial Statements and notes thereto, which are included elsewhere in this Prospectus, and with "Management's Discussion and Analysis of Financial Condition and Results of Operations."




                                      THREE MONTHS ENDED         YEAR ENDED                                      YEAR ENDED
                                           MARCH 31,             DECEMBER 31,         2/17/93      1/01/93       DECEMBER 31,
                                      ------------------    ---------------------       TO           TO       ------------------
                                       1996(2)   1995(2)       1995        1994     12/31/93(1)  2/16/93(1)     1992       1991
                                      ---------  --------   ----------  ---------  ------------  ----------   --------   --------
                                                                (IN MILLIONS EXCEPT PER SHARE DATA)

STATEMENT OF INCOME DATA:
Revenues..........................     $ 82.2     $ 67.8     $ 297.7     $ 148.2     $ 128.1       $ 17.7      $ 119.4    $ 78.7

EXPENSES:
Compensation and benefits.........       23.9       21.5        93.7(3)     42.5        34.9          5.8         35.2      26.8
Amortization of deferred
  Company funded
  distribution costs..............       14.6       11.7        50.2        29.0        19.6          2.5         13.4       5.1
Other expenses....................       22.8       21.2        98.3(4)     46.6        42.0          5.6         40.0      28.7
Reimbursements....................      (13.9)     (11.8)      (51.6)      (16.7)      (14.2)        (1.9)       (14.5)    (11.3)
                                       -------   --------    --------    --------    --------      -------     --------   -------
Operating income(5)...............       34.8       25.2       107.1        46.8        45.8          5.7         45.3      29.4
Interest expense..................        9.4       11.5        44.2        23.7        19.7          0.2          1.4       0.2
Amortization of excess of
  cost over fair value of
  net assets acquired.............        4.3        4.5        17.2         6.0         5.2          0.4          3.2       3.2
                                       -------   --------    --------    --------    --------      -------     --------   -------

Income from continuing operations
  before taxes and extraordinary
  item............................       21.1        9.2        45.7        17.1        20.9          5.1         40.7      26.0
Income tax provision..............        8.6        3.7        18.3         3.2         8.1          1.8         13.5       6.0
                                       -------   --------    --------    --------    --------      -------     --------   -------
Income from continuing
  operations before
  extraordinary item..............       12.5        5.5        27.4        13.9        12.8          3.3         27.2      20.0
Discontinued operations,
  net of tax(6)...................        2.7        0.4         2.5         0.6         1.6          0.4          1.0       0.3

Extraordinary item, net of tax....        0.0        0.0         0.0        (2.7)        0.0          0.0          0.0       0.0
                                       -------   --------    --------    --------    --------      -------     --------   -------
Net income........................     $ 15.2      $ 5.9      $ 29.9      $ 11.8      $ 14.4        $ 3.7       $ 28.2    $ 20.3
                                       =======   ========    ========    ========    ========      =======     ========   =======
PER SHARE DATA:
Net income per share from
  continuing operations...........
Net income per share..............
Weighted average shares
  outstanding.....................

                                                                                           DECEMBER 31,
                                            PRO FORMA MARCH 31,       MARCH 31,      ------------------------
                                                 1996(7)                1996            1995          1994
                                            -------------------      -----------     ----------    ----------
BALANCE SHEET DATA:
  Total assets................                                        $ 1,046.1       $ 1,022.1     $ 1,040.4
  Total long-term debt(8).....                                            440.0           440.0         520.0
  Total liabilities...........                                            652.9           644.1         701.6
  Redeemable common stock.....                                             31.1            31.1          26.0
  Stockholders' equity........                                            362.1           346.9         312.8

                                          Three Months Ended      Year Ended                                    Year Ended
                                               March 31,          December 31,     2/17/93     1/01/93          December 31,
                                          ------------------  -----------------       to           to        -----------------
                                          1996       1995       1995      1994    12/31/93(1)  2/16/93(1)      1992     1991
OTHER DATA:                             --------   --------   --------   ------   -----------  ----------    -------   -------
  EBITDA(9).........................    $   51.0   $   38.3   $  163.5   $ 78.2     $  67.9       $ 8.5      $  61.1   $  36.8
  Assets under management (at end
    of period):
  Funds:
    Equity..........................    $ 14,211   $ 10,458   $ 13,156   $ 9,504    $   178                  $    29   $    28
    Taxable fixed income............       9,032      9,715      9,409     9,410      5,339                    4,804     4,172
    Tax-exempt fixed income.........      11,901     11,203     12,180    10,905     10,451                    7,206     4,195
    Prime Rate Trust................       4,427      1,933      3,686     1,628      1,018                      953     1,019
                                        --------   --------   --------   -------    -------                  -------   -------
        Total Funds.................      39,571     33,309     38,431    31,447     16,986                   12,992     9,414
Institutional Accounts..............       5,849      5,591      5,610     5,285      6,676                    5,554     4,293
                                        --------   --------   --------   -------    -------                  -------   -------
        Total assets under
          management................      45,420     38,900     44,041    36,732     23,662                   18,546    13,707
                                        --------   --------   --------   -------    -------                  -------   -------
Unit investment trusts..............      11,900     12,800     12,400    12,900     14,800                   15,500    16,600
                                        --------   --------   --------   -------    -------                  -------   -------
        Total assets under
          management and/or
          supervision...............    $ 57,320   $ 51,700    $56,441   $49,632    $38,462                  $34,046   $30,307
                                        ========   ========   ========   =======    =======                  =======   =======

_________________

(1) Two periods have been presented for 1993 to reflect the VKM
    Acquisition.  As a result of the VKM Acquisition, the consolidated
    financial   data for the period after the VKM Acquisition is presented on a different cost basis than that for periods prior to the VKM Acquisition and therefore is not comparable.

(2) Data for the three months ended March 31, 1995 and 1996 were derived from interim financial statements that reflect, in the opinion of the Company, all adjustments, which include only normal recurring adjustments, necessary to a fair presentation of the financial data for such periods. Results for interim periods are not necessarily indicative of results for the full year or for any future period.

(3) Includes $3.7 million of combination-related costs arising from the AC Acquisition, consisting of $2.4 million for elimination of redundant international asset management capabilities and $1.3 million for severance and compensation.

(4) Includes $8.1 million of combination-related costs arising from the AC Acquisition, consisting of $4.6 million for combining the Fund boards of trustees, $2.6 million for obsolete marketing materials and $0.9 million for professional advisory fees.

(5) Operating income represents income before interest and acquisition expenses, taxes, discontinued operations and extraordinary item.

(6) Discontinued operations consist of MCM for all periods and Advantage Capital Corporation ("ACC") for periods subsequent to its acquisition on December 20, 1994. The Company's interest in MCM will be distributed to stockholders of the Company as part of the Special Dividends. ACC was sold to SunAmerica in January 1996. Discontinued operations does not include the Company's interests in HGI, which also will be distributed to certain stockholders of the Company as part of the Special Dividends, because the Company did not make its investment in HGI until May 1996. See "Business--Discontinued Operations and Dispositions."

(7) Adjusted to give effect to the Offerings and the Special Dividends.

(8) Includes current portion of long-term debt.

(9) EBITDA represents income before income taxes, interest expense, depreciation and amortization. EBITDA should not be construed as a substitute for income from operations, net income or cash flow from operating activities, for the purpose of analyzing the Company's operating performance, financial position and cash flows. The Company has presented EBITDA because it is commonly used by investors to analyze and compare companies on the basis of operating performance and to determine a company's ability to service debt.

                                  RISK FACTORS

     Prospective investors should consider carefully the following factors relating to the Company and the Offerings, together with the information and financial data set forth elsewhere in this Prospectus, prior to making an investment decision.

INDUSTRY AND COMPETITIVE FACTORS

     The investment management business is highly competitive. Competition is based on various factors, including the range of products offered, the investment performance of such products, quality of service, fees charged (including whether a sales charge or "load" is collected) and marketing and distribution services, and there are relatively few barriers to entry. The Company competes with many other investment managers and collective fund sponsors, as well as with other companies that furnish investment management services, including insurance companies, banks, savings and loan associations and securities dealers. A number of the Company's principal competitors are significantly larger, have greater financial resources and broader distribution capabilities than the Company and offer a broader array of investment products. See "Business--Competition."

     The traditional distribution channel for mutual funds (the "sales-assisted" channel) is through retail distribution firms that are not affiliated with the sponsor of the funds or through a captive sales force.
Fund shares are only sold through the sales-assisted channel. The number of mutual fund companies that market their mutual funds directly through mail and telephone services and computer networks (the "direct channel"), often with a reduced or no sales charge or "load," has increased in recent years. As of March 31, 1996, approximately 43% of the total mutual fund assets under management in the United States were in no load funds, and no load mutual funds have been growing more rapidly than all other mutual funds over the past several years, although this was not the case in 1995. Despite the recent success of the direct channel, the Company believes that the sales-assisted channel will continue to represent a significant percentage of sales in the industry, as investors who are presented with an expanding menu of complex investment choices and information will increasingly seek and rely on advice from knowledgeable investment representatives. There can be no assurance, however, that disproportionate growth in no load mutual fund sales or in the direct channel, or other changes in mutual fund marketing practices, would not have a material adverse effect on the Company's Fund sales.

     Ongoing access to retail distribution channels, including through proprietary or preferred vendor relationships, is essential to the Company's future performance. The Company's Funds are distributed primarily through independent broker-dealers and other financial intermediaries, including banks. The maintenance and growth of assets under management by the Company will be affected by the selling efforts of such firms. The sales representatives that distribute the Company's investment products also distribute numerous competing products, including products sponsored by the Retail Distribution Firms with which they are associated, and their selling efforts are affected by various factors, including investment performance, the amount and types of distribution compensation, sales assistance and administrative services. A failure by the Company to keep pace with the rapid rate of industry change in the factors that motivate such sales representatives, or the loss of the Company's preferred vendor relationship with certain of the Retail Distribution Firms, could have a material adverse effect on the Company. In addition, the agreement establishing the Company's "proprietary vendor" relationship with Smith Barney, the Company's top distributor in 1995, expires in December 2001 (or earlier under certain circumstances), and the agreement establishing the Company's exclusive distribution relationship with PFSI in respect of the Common Sense Funds may expire in December 2001 with respect to some or all of the Common Sense Funds. Smith Barney and PFSI collectively accounted for 16.5% of Fund sales in 1995. The expiration of these agreements could have a material adverse effect on the Company. See "Business--Marketing and Distribution of Investment Products."

CHANGES IN ECONOMIC OR MARKET CONDITIONS

     Changes in economic and market conditions may adversely affect the profitability and performance of and demand for the Company's investment products. A significant portion of the Company's revenue is derived from investment advisory fees, which are generally based on the value of assets under management and vary with the type of asset being managed. Consequently, significant fluctuations in the prices of securities (e.g., as the result of substantial changes in the equity and fixed income markets resulting from changes in interest rates, inflation rates or other economic factors) or the level of redemptions of Open End Funds may affect materially the amount of assets under management and thus the Company's revenues and profitability. A majority of the Company's assets under management are in Open End Funds, which permit investors to redeem their investments at any time. See "Business--The Funds."

     Approximately 30% of the Company's Fund assets under management are invested in tax-exempt fixed income securities, 23% are invested in taxable fixed income securities and 11% are invested in floating or variable rate loans. Industry sales of bond funds, particularly those that invest in long-term fixed income tax-exempt municipal securities, are affected by the relationship between long-term and short-term interest rates, the strength of the stock market, and the perception of investors concerning certain proposed tax regulations and the future direction of interest rates. Based on industry sales from 1994 to the present, demand for municipal bond funds has decreased significantly and demand for fixed income funds in general has slowed. The Company attributes this decline primarily to a combination of several factors, including certain proposed federal income tax proposals which may impact the future tax status of municipal securities, the strength of the stock market and the general uncertainty of investors over the future direction of interest rates. Since the beginning of 1994, the Company has not brought any closed-end funds to market. The Company believes that by significantly broadening its product offerings through the AC Acquisition, it has helped to offset the potential negative impact of declining interest in its fixed income Funds.

     All of the Closed End Funds, representing less than 20% of the Company's Fund assets under management, have a "leveraged" capital structure; these Funds issue preferred stock that generally pays dividends at rates that approximate short-term interest rates, while the capital raised by the sale of the preferred stock is invested by the Fund in longer-term fixed income securities. So long as the return provided by the longer-term investments, net of expenses, exceeds the current dividend rate and expenses on the preferred stock, investors in the common stock of a leveraged fund realize a higher rate of return than if the fund were not leveraged. If the use of leverage would result in a net return to the common stock investors that is lower than if such leverage were not used, the affected Funds might seek to reduce leverage, which would adversely affect the Company's investment advisory revenues from such Funds. In addition, the leveraging of the Funds results in higher volatility of the net asset value and market value of the Closed End Funds. The Company attempts to reduce fluctuations by issuing longer term preferred stock and employing certain portfolio management and hedging techniques.

CLOSED END FUND STRUCTURE

     Closed End Fund common shares are not redeemable, but rather are in most cases traded in the secondary market, generally on a stock exchange. The Board of Trustees or Directors of each Closed End Fund has determined that, at least quarterly, it will consider action that might be taken to reduce or eliminate any material discount to net asset value at which such shares may be trading, which may include the repurchase of such shares in the open market or in private transactions, the making of a tender offer for such shares at net asset value, or a proposal to the shareholders to convert the Closed End Fund to an open end investment company. The consequence of any such action, if taken, could be a reduction in both the aggregate net asset value of the Closed End Funds and in the investment advisory fees paid to the Company by such Closed End Funds.

RETENTION OF KEY PERSONNEL

     The Company's ability to compete effectively is related to its ability to hire and retain the quality personnel needed to support and expand its operations. A loss of key personnel, particularly members of senior management or key portfolio managers, could have a material adverse effect on the Company.

REGULATION

     Virtually all aspects of the Company's business are subject to extensive federal and state and territorial laws and regulations. These laws and regulations are primarily intended to benefit or protect the Company's clients and the Funds' shareholders and generally grant supervisory agencies and bodies broad administrative powers, including the power to limit or restrict the Company's ability to carry on its business if it fails to comply with such laws and regulations. In such event, the possible sanctions that may be imposed include suspension of individual employees, limitations on engaging in certain types of business for specified periods of time, revocation of the Company's investment adviser and other registrations, censures and fines, any of which could have a material adverse effect on the Company's business. The Company believes that it is currently in substantial compliance with all applicable laws and regulations. See "Business--Regulation."

     Certain of the Company's subsidiaries are subject to net capital requirements of various federal and state regulatory agencies. The net capital, as defined, of such subsidiaries has consistently met or exceeded all minimum requirements.

TERMINATION PROVISIONS OF INVESTMENT ADVISORY AGREEMENTS AND OTHER CONSEQUENCES OF A CHANGE OF CONTROL

     A large portion of the Company's revenues are derived from investment advisory agreements with the Funds and institutional clients which are generally terminable by the Funds upon 60 days' notice and by institutional clients upon 30 days' notice without penalty. The termination of any of these agreements representing a material portion of assets under management could have a material adverse impact on the Company. In addition, each advisory agreement with a Fund automatically terminates upon its "assignment," although a new advisory agreement may be approved by the Fund's trustees and shareholders. Advisory agreements with institutional clients are voidable upon assignment unless the assignment is consented to by the institutional client. Although the Offerings will not constitute a "change of control," a sale by The Clayton & Dubilier Private Equity Fund IV Limited Partnership ("C&D Fund IV"), the Company's majority stockholder, of a sufficient number of shares of Common Stock to transfer control to a single person or group could be deemed to have effected an "assignment" in certain circumstances. There can be no assurance that the trustees and shareholders of the Funds would approve replacement of the investment advisory agreements or that institutional clients would consent to the assignment of investment advisory agreements in such an event.

     Under Section 15(f) of the Investment Company Act of 1940, as amended (the "Investment Company Act"), during the two-year period after a change of control of an investment adviser of a registered investment company, there may not be imposed an "unfair burden" on such company as a result of a change in control.
Section 15(f) could be interpreted to restrict increases in investment advisory fees during such two-year period and, accordingly, may discourage potential purchasers from acquiring any interest in the Company that might constitute a change of control under the Investment Company Act. The investment advisory fee rates paid to the Company by the Funds that were sponsored by American Capital prior to the AC Acquisition have not been increased since prior to December 1994, when the AC Acquisition was consummated. After the second anniversary of the AC Acquisition in December 1996, such Funds legally could increase the investment advisory fee rates payable to the Company for the management of their assets, although any such proposal would be required to be approved by the Boards of Trustees and shareholders of the affected Funds.

     All of the Class B shares and Class C shares of the Open End Funds, the Prime Rate Trust and most of the Closed End Funds use a pricing structure (the "Company Funded Load Structure") pursuant to which the Company, rather than the investor, pays the sales commission of the Retail Distribution Firm and the Company recovers such payments over time. In the event that an investment advisory agreement or administration agreement for any Closed End Fund, or any distribution plan for any Open End Fund utilizing the Company Funded Load Structure, is terminated (without a new agreement or plan being entered into) or amended so as to reduce the fees payable to the Company thereunder, the Company would be required to write off all or a portion of the unamortized capital investment it had made in connection with the Company Funded Load Structure for such Fund. As of March 31, 1996, deferred Company funded distribution costs aggregated $279.1 million (net of amortization), with such amounts ranging from $0.1 million to $979.9 million in deferred Company funded distribution costs per Fund. The Company presently intends to continue utilizing the Company Funded Load Structure.

     The Company derives significant revenues from the advisory services provided to the Common Sense Funds. See "Management's Discussion and Analysis of Financial Condition and Results of Operations." In connection with the closing of the AC Acquisition, the Company entered into an agreement, dated as of December 20, 1994, relating to the Common Sense Funds (the "Common Sense Agreement"), pursuant to which the Company will be required to share certain profits generated from the management, distribution and administration of the Common Sense Funds with affiliates of Travelers for periods after December 31, 1996 (the "Common Sense Arrangements"). The Common Sense Arrangements may be terminated by either the Company or Travelers after January 1, 2000, or after an earlier sale of a majority interest in the Company to any of three insurance companies or a public offering of 50% or more of the Company Common Stock (on a fully diluted basis). The Common Sense Agreement also provides, among other things, for the exclusive distribution through PFSI of Common Sense Fund shares through December 20, 2001, and thereafter of Common Sense Funds meeting certain criteria. These exclusive distribution arrangements may earlier terminate upon a sale of a majority interest in the Company to any of three insurance companies (but not upon a public offering). There can be no assurance that a termination of the Common Sense Arrangements or of PFSI's exclusive distribution arrangements would not have a material adverse effect upon the Company's results of operations.

PRINCIPAL STOCKHOLDER

     Upon completion of the Offerings, C&D Fund IV, a private investment fund managed by Clayton, Dubilier & Rice, Inc. ("CD&R"), will own approximately
% of the then outstanding Company Common Stock (% on a fully diluted basis assuming the exercise of all outstanding options (whether vested or unvested) and vesting of all outstanding deferred stock units) and will retain the power to control the Company's corporate policies, the persons constituting its management and Board of Directors and the outcome of corporate actions requiring stockholder approval. See "Management--Directors and Executive Officers," "--Compensation Committee Interlocks and Insider Participation," "Certain Relationships and Related Transactions--CD&R and C&D Fund IV" and "Security Ownership by Management and Principal Stockholders."

     Each advisory agreement with a Fund automatically terminates upon its "assignment," although a new advisory agreement may be approved by the Fund's trustees and shareholders. Advisory agreements with institutional clients are voidable upon assignment unless the assignment is consented to by the institutional client. Although the Offerings will not constitute a "change of control," a sale by C&D Fund IV of a sufficient number of shares of Common Stock to transfer control to a single person or group could be deemed to have effected an "assignment" in certain circumstances. There can be no assurance that the trustees and shareholders of the Funds would approve replacement of the investment advisory agreements or that institutional clients would consent to the assignment of investment advisory agreements in such an event.

RESTRICTIONS IMPOSED BY LENDERS

     The discretion of the Company's management with respect to certain business matters is limited by covenants in the Company's financing agreements. Such covenants include, among other things, limitations on the acquisition of new businesses, the sale of assets, the incurrence of additional debt, investments or capital expenditures and the payment of dividends. The Company's bank credit agreement also contains financial covenants requiring the maintenance of certain financial ratios (including a minimum interest coverage ratio and a maximum debt to earnings ratio) and net asset value levels. Further, the Company's financing agreements contain certain change of control-related provisions. For a discussion of how these covenants and provisions may affect the Company's sources of liquidity and capital expenditure plans, see "Management's Discussion and Analysis of Financial Condition and Results of Operations--Liquidity and Capital Resources."

SHARES ELIGIBLE FOR FUTURE SALE

     Upon completion of the Offerings, (i)        shares of Common Stock and
shares of Class B Common Stock will be issued and outstanding,
of which       shares of Common Stock and    shares of Class B Common Stock
will be held by the Company's current stockholders, (ii)     shares of Common
Stock and       shares of Class B Common Stock will be issuable upon the
exercise of outstanding stock options (whether vested or unvested) and vesting
and payment of outstanding deferred stock units and (iii)       shares of
Common Stock will be issuable to the Van Kampen American Capital, Inc. Profit Sharing and Savings Plan (the "Profit Sharing Plan") upon the exchange of the Junior Preferred Stock currently held thereunder. of such outstanding shares of Common Stock held by the Company's current stockholders were registered under the Securities Act of 1933, as amended (the "Securities Act"), while the remainder of such shares (including all of the shares issuable upon exercise of stock options and vesting and payment of deferred shares) are "restricted" shares as defined in Rule 144 under the Securities Act ("Rule 144") and, accordingly, may not be sold unless they are registered under the Securities Act or are sold pursuant to an exemption from registration. The Company and certain of its current stockholders, including the Selling Stockholders and certain officers and directors of the Company, have entered into "lock-up"
agreements pursuant to which they have agreed, during the period of [   ] days
from the date of this Prospectus, without the prior written consent of Merrill Lynch, not to enter into any agreement providing for or effect any public sale, distribution or other public disposition (including, without limitation, any sale pursuant to Rule 144 or Rule 144A or Regulation S under the Securities
Act) of any shares of Company Common Stock or similar equity securities, or any securities convertible into or exchangeable or exercisable for shares of Company Common Stock or similar equity securities, or grant any public option for any such sale, or, in the case of the Company, file any registration statement under the Securities Act with respect to any of the foregoing, other than the shares of Common Stock that may be sold by the Selling Stockholders in the Offerings or, in the case of the Company, in respect of a registration statement on Form S-8 for shares of Common Stock issuable upon exercise or vesting and payment of employee equity awards granted under the Company's employee equity programs and shares of Common Stock issuable upon exchange of the Junior Preferred Stock held by the Profit Sharing Plan. Purchasers of any such securities from such persons or entities in private transactions will also be required to agree to substantially similar restrictions on public sales. After such period, such holders will in general be entitled to dispose of their registered shares, although the shares of Company Common Stock held by C&D Fund IV and other affiliates of the Company will continue to be subject to the volume and other restrictions of Rule 144 under the Securities Act. Virtually all of the Company's current stockholders are bound by a similar 180-day lock-up agreement, which may be waived by the Company. Sales of substantial amounts of Common Stock, or the perception that such sales could occur at the
expiration of such [   ]-day period, may materially adversely affect the market
price of the Common Stock prevailing from time to time. In addition, under the Registration and Participation Agreement, dated as of February 17, 1993 (as amended, the "Registration and Participation Agreement"), among the Company and virtually all of the current stockholders of the Company, including C&D Fund IV, such stockholders have certain demand and "piggy-back" registration rights in connection with future offerings of Common Stock which may be exercised after the expiration of the applicable lock-up period. See "Shares Eligible for Future Sale" and "Underwriting."

NO PRIOR PUBLIC MARKET; POSSIBLE VOLATILITY OF STOCK PRICE

     Prior to the Offerings, there has been no public market for the Common Stock. Although the Company will apply for listing of the Common Stock on the New York Stock Exchange, no assurance can be given that an active trading market will be created or sustained. The initial offering price will be determined by negotiations among the Company, the Selling Stockholders and representatives of the Underwriters based on several factors and will not necessarily reflect the market price of the Common Stock following the Offerings. Due to the absence of any prior public market for the shares of Common Stock, there can be no assurance that the initial offering price will correspond to the price at which the shares of Common Stock will trade in the public market subsequent to the Offerings. See "Underwriting."

DILUTION

     Purchasers of Common Stock offered hereby will purchase the shares at a price substantially higher than their net tangible book value. The initial offering price of the Common Stock exceeds the net tangible book value per share of the Company Common Stock after the Offerings. See "Dilution."


                                DIVIDEND POLICY

     Other than the Special Dividends and the Stock Split Dividend, the Company has never declared or paid any dividends on the Company Common Stock and has no current plans to pay dividends on the Company Common Stock. The Company presently intends to retain earnings to support the growth of the Company's business. The payment of any future dividends will be determined by the Board of Directors of the Company in light of conditions then existing, including the Company's earnings, financial condition and capital requirements, business conditions, certain corporate law requirements and other factors. Payment of dividends will also be subject to (i) the restrictions set forth in the Company's financing agreements, which currently restrict the payment of cash dividends to stockholders, except in certain specified circumstances or unless certain financial tests are met, (ii) the preference and participation rights of holders of the Junior Preferred Stock, and (iii) restrictions, if any, imposed by other indebtedness outstanding from time to time. See "Management's Discussion and Analysis of Financial Condition and Results of Operations--Liquidity and Capital Resources" and "Description of Capital Stock--Junior Preferred Stock."

     The Company is a holding company and thus its ability to pay dividends on the Company Common Stock depends on the Company's subsidiaries' ability to pay dividends to the Company.

     The Company currently intends to declare and pay the Special Dividends prior to the completion of the Offerings. See "Business--Discontinued Operations and Dispositions."

                                   DILUTION

     As of March 31, 1996, the Company's net tangible book value was $
, or $           per share.  After giving effect to estimated expenses of $
payable by the Company in connection with the Offerings and
assuming the exchange of all of the outstanding shares of Junior Preferred Stock for an equal number of shares of Common Stock (see "Description of Capital Stock--Junior Preferred Stock"), pro forma net tangible book value of
the Company at March 31, 1996 would have been $                    , or $
per share of Company Common Stock.  This represents an immediate decrease in
net tangible book value of $        per share to existing stockholders.  At an
initial offering price of $      per share of Common Stock (which represents
the midpoint of the anticipated range of offering prices), there would be an
immediate dilution of $          per share to purchasers of the shares of
Common Stock in the Offerings ("New Investors"). Dilution is determined by subtracting adjusted net tangible book value per share after the Offerings from the amount of cash paid by a New Investor for one common share. The following table illustrates the per share dilution:

Assumed initial offering price per share....................................                        $
Pro forma net tangible book value per share before the Offerings(1).........      $
Decrease in net tangible book value per share attributable to the
   Offerings................................................................      ---------

Pro forma net tangible book value per share
   after the Offerings(1)...................................................
                                                                                                     ----------
Dilution per share to New Investors(1)......................................                         $
                                                                                                     ==========

(1) Net tangible book value per share as of a specific date represents net tangible assets (total tangible assets less total liabilities) divided by the number of shares of Company Common Stock assumed to be then outstanding. Substantially all of the Company's assets are intangible.
         The net book value of the Company at March 31, 1996 was [$      ]
         million or [$       ] per share. The pro forma net book value per
         share of the Company at March 31, 1996 after giving effect to the sale
         of shares of  Common Stock offered hereby would have been [$     ]
         million or [$        ] per share, representing an immediate [$ ] per
         share dilution to New Investors purchasing shares of Common Stock pursuant to the Offerings.

     The following table summarizes on a pro forma basis as of March 31, 1996, after giving effect to the completion of the Offerings and assuming the exchange of all of the outstanding shares of Junior Preferred Stock for an equal number of shares of Common Stock (see "Description of Capital Stock--Junior Preferred Stock"), the differences between the Company's current stockholders and the New Investors with respect to the number of shares of Company Common Stock purchased, the total consideration paid and the average price paid per share.


                       SHARES PURCHASED    TOTAL CONSIDERATION
                      ------------------  ----------------------  AVERAGE PRICE
                       NUMBER   PERCENT     AMOUNT     PERCENT      PER SHARE
                      --------  --------  ----------  ----------  -------------
Current Stockholders                   %  $                    %   $
New Investors                          %  $                    %   $
   Total                          100.0%  $                 100%   $
                      ========  =======   =========   =========

     As of March 31, 1996, an aggregate of             shares of Company Common
Stock were issuable upon the exercise of outstanding stock options (whether
vested or unvested), at a weighted average exercise price of $      per share,
or the vesting and payment of outstanding deferred stock units. If all stock options outstanding at March 31, 1996 were exercised and all deferred stock units outstanding on such date were vested and paid and Common Stock was issued in respect thereof, the pro forma net tangible book value per share immediately
after completion of the Offerings would be $     .  This would represent an
immediate dilution of $       per share to New Investors.

                                CAPITALIZATION

     The following table sets forth the capitalization of the Company as of March 31, 1996 and the pro forma capitalization of the Company as of such date, giving effect to the Special Dividends and the expenses to be paid by the Company in connection with the Offerings. This table should be read in conjunction with the Consolidated Financial Statements and the notes thereto included elsewhere in this Prospectus.


                                                                           MARCH 31, 1996
                                                                    --------------------------
                                                                     Actual       Pro Forma(1)
                                                                    -------       ------------
                                                                      (IN MILLIONS)
Long-term debt:                                                     $             $
  Senior secured credit agreement............................
  9.75% Senior Secured Notes due 2003........................
                                                                    -------       ------------
Redeemable Common Stock, Class A, $.01 par value,
  shares outstanding, at redemption value....................         31.1                     (2)
                                                                    -------       ------------
Stockholders' equity:
  Junior Non-Cumulative Participating Preferred Stock,
    $200.00 par value, 32,500 shares authorized;       shares
    issued and outstanding;       shares pro forma issued
    and outstanding(3).......................................
  Class A Common Stock, $.01 par value, 3,250,000 shares
    authorized;     shares issued and outstanding;
    shares pro forma issued and outstanding..................
  Class B Common Stock, $.01 par value, 3,250,000 shares
    authorized;      shares issued and outstanding;
    shares pro forma issued and outstanding..................
  Additional paid-in-capital.................................        299.3
  Retained earnings  ........................................         56.8
  Less Treasury Stock,
    Class A Common Stock, at cost ...........................         (0.5)
                                                                    -------       ------------
    Total stockholders' equity...............................
                                                                    -------       ------------
    Total capitalization.....................................       $             $
                                                                    =======       ============

- ---------------
(1) Does not reflect the non-cash portion of the Special Dividends payable in respect of HGI, because the Company's investment in HGI was made after March 31, 1996.
(2) Reflects the pro forma reclassification of redeemable Common Stock to Common Stock and additional paid-in capital upon the completion of the Offerings. Such reclassification will occur because the obligation of the Company to repurchase Common Stock held by management investors under certain circumstances will terminate upon the completion of the Offerings.
(3) All of the outstanding shares of Junior Preferred Stock are held in the trust fund established under the Company's Profit Sharing Plan. Under the Profit Sharing Plan, at any time after or with respect to the completion of the Offerings, the investment committee authorized to administer certain of the investments of the Profit Sharing Plan (the "Investment Committee") will be entitled to exchange all of the shares of Junior Preferred Stock held under the trust for the same number of shares of Common Stock. A portion of the Special Dividends will consist of certain cash preferred dividends required to be paid to the holder of the Junior Preferred Stock in connection with the other distributions to be made as part of the Special Dividends.

            SELECTED HISTORICAL CONSOLIDATED FINANCIAL INFORMATION
                     (IN MILLIONS, EXCEPT PER SHARE DATA)

     The following table sets forth selected historical consolidated financial information of the Company on a consolidated basis. The consolidated financial information of the Company as of and for the two years ended December 31, 1992, as of February 16, 1993 and December 31, 1993, for the periods from January 1 to February 16, 1993 and February 17 to December 31, 1993, and as of and for the two years ended December 31, 1995 were derived from the Consolidated Financial Statements of the Company, which were audited by KPMG Peat Marwick LLP, independent certified public accountants, whose report as of December 31, 1995 and 1994 and for the years ended December 31, 1995 and 1994 and for the period February 17, 1993 through December 31, 1993 and for the period January 1, 1993 through February 16, 1993 (Predecessor period), is included elsewhere in this Prospectus. The consolidated financial information of the Company as of and for the three months ended March 31, 1996 and 1995 were derived from unaudited interim financial statements that reflect, in the opinion of management, all adjustments (consisting of only normal recurring accruals), necessary to a fair presentation of the results of operations and financial position for and as of such periods. The results of operations for the three months are not necessarily indicative of results for the full year or for any future period. The AC Acquisition significantly affected operating results of the Company for periods after 1994 and will continue to significantly affect the future operating results of the Company. The financial data below should be read in conjunction with the Company's Consolidated Financial Statements and notes thereto, which are included elsewhere in this Prospectus, and with "Management's Discussion and Analysis of Financial Condition and Results of Operations."


                                               Three Months Ended      Year Ended                                Year Ended
                                                   March 31,          December 31,      2/17/93     1/01/93      December 31,
                                               ------------------    --------------        to           to       ------------
                                                1996       1995      1995      1994    12/31/93(1)  2/16/93(1)   1992    1991
                                               ------------------    --------------    -----------  ----------   ------------
                                                  (unaudited)
                                                                   (IN MILLIONS EXCEPT PER SHARE DATA)
STATEMENT OF INCOME DATA:
Revenues:
Investment advisory fees.................  $ 71.5     $ 57.2     $ 249.9      $ 129.2 $ 101.2      $ 12.4      $ 82.8  $ 43.4
Distribution of investment products......     6.8        7.2        31.8         14.3    21.8         4.7        27.0    23.4
Other revenues...........................     3.9        3.4        16.0          4.7     5.1         0.6         9.6    11.9
                                              ---        ---        ----          ---     ---         ---         ---    ----
Total revenues...........................    82.2       67.8       297.7        148.2   128.1        17.7       119.4    78.7
                                              ----       ----       -----       -----   -----        ----        -----   ----
Expenses:
Compensation and benefits................    23.9       21.5        93.7(2)      42.5    34.9         5.8        35.2    26.8
Amortization of deferred Company funded..
distribution costs.......................    14.6       11.7        50.2         29.0    19.6         2.5        13.4     5.1
Marketing and promotion..................     7.6        7.8        32.7         22.1    17.6         2.3        15.3     9.3
Other expenses...........................    15.2       13.4        65.6(3       24.5    24.4         3.3        24.7    19.4
Reimbursements...........................   (13.9)     (11.8)      (51.6)       (16.7)  (14.2)       (1.9)      (14.5)  (11.3)
                                            ------     ------     ------       ------  ------       -----       ------  ------
  Total operating expenses...............    47.4       42.8       190.6        101.4    82.3        12.0        74.1    49.3
                                             ----       ----       -----        -----   ----         ----        ----    ----
Operating income(4)......................    34.8       25.2       107.1         48.8    45.8         5.7        45.3    29.4
Interest and acquisition expenses:.......
Interest expense.........................     9.4       11.5        44.2         23.7    19.7         0.2         1.4     0.2
Amortization of excess of cost over fair
value of net assets acquired.............     4.3        4.5        17.2          6.0     5.2         0.4         3.2     3.2
                                              ---        ---        ----         ---      ---          ---        ---     ---
Income from continuing operations before
taxes and extraordinary item.............    21.1        9.2        45.7         17.1    20.9         5.1        40.7    26.0
Income tax provision.....................     8.6        3.7        18.3          3.2     8.1         1.8        13.5     6.0
                                              ---        ---        ----          ---     ---         ---         ----    ---
Income from continuing operations before
extraordinary item.......................    12.5        5.5       27.4          13.9    12.8         3.3        27.2    20.0
Discontinued operations, net of tax(5)...     2.7        0.4        2.5           0.6     1.6         0.4         1.0     0.3
Extraordinary item, net of tax...........     0.0        0.0        0.0          (2.7)    0.0         0.0         0.0     0.0
                                              ---        ---        ---          -----    ---         ---         ---     ---
Net income...............................  $ 15.2      $ 5.9     $ 29.9        $ 11.8  $ 14.4       $ 3.7      $ 28.2  $ 20.3
Per Share Data:                             ======     =====     ======        ======  ======       =====      ======  ======
Net income per share from continuing
operations
Net income per share from discontinued
operations
Net income per share from extraordinary item
Net income per share
Weighted average shares outstanding




                                                                                        December 31,
                                       Pro Forma          March 31,   ------------------------------------------------------
                                       March 31, 1996(6)    1996        1995           1994           1993      1992    1991
                                     ----------------------------------------------------------------------------------------
BALANCE SHEET DATA:                                             (unaudited)
Total assets.............................                    $1,046.1    $1,022.1        $1,040.4       $532.3   $382.8  $289.0
Total long-term debt(7)..................                       440.0       440.0           520.0        240.0      --      --
Total liabilities........................                       652.9       644.1           701.6        349.6    135.9    64.4
Redeemable common stock..................                        31.1        31.1            26.0         12.8      --      --
Stockholders' equity.....................                     $ 362.1     $ 346.9         $ 312.8      $ 169.8  $ 246.9 $ 224.7


     (1) Two periods have been presented for 1993 to reflect the VKM Acquisition. As a result of the VKM Acquisition, the consolidated financial data for the period after the VKM Acquisition is presented on
         a different cost basis than that for   periods prior to the VKM
         Acquisition and therefore is not comparable.
     (2) Includes $3.7 million of combination-related costs arising from the AC Acquisition, consisting of $2.4 million for elimination of redundant international asset management capabilities and $1.3 million for severance and compensation.
     (3) Includes $8.1 million of combination-related costs arising from the AC Acquisition, consisting of $4.6 million for combining the Fund boards, $2.6 million for obsolete marketing materials and $0.9 million for professional advisory fees.
     (4) Operating income represents income before interest and acquisition expenses, taxes, discontinued operations and extraordinary item.
     (5) Discontinued operations consist of MCM for all periods and ACC, for periods subsequent to its acquisition on December 20, 1994. The Company's interest in MCM will be distributed to stockholders of the Company as part of the Special Dividends. ACC was sold to SunAmerica in January 1996. Discontinued operations does not include the Company's interests in HGI, which also will be distributed to certain stockholders of the Company as part of the Special Dividends, because the Company did not make its investment in HGI until May 1996. See "Business--Discontinued Operations and Dispositions."
     (6) Adjusted to give effect to the Offerings and Special Dividends. See "Capitalization"
     (7) Includes current portion of long-term debt.

                        SELECTED CONSOLIDATED PRO FORMA
                             FINANCIAL INFORMATION


     The selected unaudited consolidated pro forma combined financial information of the Company for the year ended December 31, 1994 set forth in the table below are presented as if the AC Acquisition had been completed on January 1, 1994, and were derived from the Consolidated Financial Statements of the Company and the Consolidated Financial Statements of American Capital for the year ended December 31, 1994. Certain pro forma adjustments, as reflected in the following table, represent management's best estimates of the cost savings that might have been realized if the AC Acquisition had occurred on January 1, 1994. The pro forma financial information is not necessarily indicative of the results that would have been reported had such events actually occurred on the dates specified, nor is it indicative of the Company's future results.

             UNAUDITED PRO FORMA COMBINED STATEMENT OF INCOME DATA
                      FOR THE YEAR ENDED DECEMBER 31, 1994
                                 (IN MILLIONS)


                                                                        Pro Forma Adjustments
                                                                        ---------------------
                                                               Elimination of
                                      VKM    American Capital       ACC(1)        Other Adjustments   Pro forma
                                      ----   ----------------  ---------------    -----------------   ---------
Revenues:
Investment advisory fees.........   $129.2    $102.0            $                     $                 $231.2
Distribution of investment
products.........................     14.3       8.4              (5.8)                                   16.9
Other revenues ..................      4.7       9.2              (0.7)                  1.3(2)           14.5
                                    -------    -------           -------                ---------        -------
Total revenues...................    148.2     119.6              (6.5)                  1.3             262.6
Expenses:
Compensation and benefits........     42.5      54.1              (3.2)                 (7.4)(3)          86.0
Amortization of Company funded
distribution costs...............     29.0      14.8                                                      43.8
Marketing and promotion..........     22.1      10.8              (0.5)                                   32.4
Other expenses...................     24.5      25.4              (2.7)                 (4.7)(3)          42.5
Reimbursements...................    (16.7)    (27.1)                                    1.3 (2)         (42.5)
                                    -------    -------           -------                ---------        -------
Total operating expenses.........    101.4      78.0              (6.4)                (10.8)            162.2
Operating income.................     46.8      41.6              (0.1)                 12.1             100.4
Interest and acquisition expenses:
Interest expense.................     23.7       0.3                                    14.3 (4)          38.3
Amortization of excess of cost
over fair value of net assets
acquired.........................      6.0       9.4                                     1.4 (5)          16.8
                                    -------    -------           -------                ---------        -------
Income from continuing operations
before taxes and extraordinary
item.............................  $ 17.1     $ 31.9            $ (0.1)               $ (3.6)           $ 45.3
                                   ========   ========          ========               =========         =======



- ---------------
(footnotes on following page)

(footnotes from prior page)
- ---------------

(1) ACC was sold in January 1996 and is classified as a discontinued operation in the Company's Consolidated Financial Statements included herein.
(2) ACCESS profit has been reclassified to be consistent with subsequent financial presentations.
(3) Reflects estimated costs that would have been saved during 1994 giving effect to the AC Acquisition as if it had occurred on January 1, 1994. These estimated cost savings primarily relate to the elimination of redundant functions and duplicate marketing expense. The Company believes that these estimates approximate the actual cost savings realized by the Company during 1995.
(4) Reflects interest expense, including amortization of financing costs, on $380 million of borrowings under the senior secured credit facility incurred in connection with the AC Acquisition. A 5.2% interest rate (comprised of a LIBOR rate of 4.2% plus a spread of 1.5%) has been assumed for the calculation. Also included in interest expense is $150 million in Senior Secured Notes at a 9.75% interest rate.
(5) Reflects estimated increases in amortization expense related to excess of cost over fair value of net assets acquired and interest expense related to increased debt under the Company's secured credit facility, giving effect to the AC Acquisition as if it had occurred on January 1, 1994. See "Management's Discussion and Analysis of Financial Condition and Results of Operations--Liquidity and Capital Resources."

                   MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                FINANCIAL CONDITION AND RESULTS OF OPERATIONS

OVERVIEW

     The Company markets and provides investment advisory services to Open End and Closed End Funds, UITs and Institutional Accounts. As of March 31, 1996, the Company had more than $57 billion of assets under management and/or supervision, including $35.1 billion in 101 Open End Funds and Closed End Funds, $4.4 billion in the Prime Rate Trust, $5.8 billion in assets managed on behalf of Institutional Account clients and $11.9 billion in UITs. The Company's total assets under management rose from $40.4 billion at December
31, 1993 (assuming the AC Acquisition occurred prior to such date) to $45.4 billion at March 31, 1996 from increased market values of equity and fixed income securities during this period and increased sales of Fund shares, particularly Class B shares of certain Open End Funds and the Prime Rate Trust.

     The investment management industry has exhibited rapid growth in recent years, driven by a combination of favorable stock and bond market performance and demographic trends. Industry sales of equity funds are affected by stock market performance and, to a lesser extent, interest rates. A strong stock market stimulates investment in equity funds; low interest rates also favor equity investments because of the diminished attractiveness of fixed income investment alternatives. Industry sales of bond funds, particularly those that invest in long-term fixed income tax-exempt municipal securities, are affected by the relationship between long-term and short-term interest rates, the strength of the stock market and the perception of investors concerning certain proposed tax regulations and the future direction of interest rates. Based on industry sales from 1994 to the present, demand for municipal bond funds has decreased significantly and demand for fixed income funds in general has slowed. The Company attributes this decline primarily to the combination of certain proposed changes in federal income tax regulations which may impact the future tax status of municipal securities, the strength of the stock market and the general uncertainty of investors over the future direction of interest rates. The Company believes that by significantly broadening its product offerings through the AC Acquisition (more than one-third of the Company's Fund assets under management as of March 31, 1996 were in equity Funds), it has helped to offset the potential negative impact of declining interest in its fixed income Funds.

     The Company's investment advisory fee revenues, which accounted for 84% of the Company's total revenues in 1995 and 87% of its total revenues for the quarter ended March 31, 1996, consist primarily of (i) fees for managing the assets of the Funds (including the Common Sense Funds) and the Institutional Accounts, (ii) "12b-1 fees" which arise from the reimbursement of certain distribution expenses, including reimbursement of commissions paid to Retail Distribution Firms for selling shares of Open End Funds under the Company Funded Load Structure and (iii) administrative fees paid by the Closed End Funds and the Prime Rate Trust. The Company's investment advisory fees fluctuate due to changes in the total value of the assets under management and are calculated based on daily, weekly or quarterly average balances, depending on the Fund or Institutional Account. Variations in the level of the assets under management are due to both net sales (gross sales less redemptions of Fund shares) and market value changes. Consequently, significant fluctuations in the prices of securities (e.g., as the result of substantial changes in the equity and fixed income markets resulting from changes in interest rates, inflation rates or other economic factors) or the level of redemptions of Open End Funds may affect materially the amount of assets under management and thus the Company's revenues and profitability.

     The Company's investment advisory fee rates are affected in part by
Section 15 (f) of the Investment Company Act. Under Section 15(f) of the Investment Company Act, during the two-year period after a change of control of an investment adviser of a registered investment Company, there may not be imposed an "unfair burden" on such Company as a result of a change in control.
Section 15 (f) could be interpreted to restrict increases in investment advisory fees during such two-year period. The investment advisory fee rates paid to the Company by the Funds that were sponsored by American Capital prior to the AC Acquisition have not been increased since prior to December 1994, when the AC Acquisition was consummated. After the second anniversary of the AC Acquisition in December 1996, such Funds legally could increase the investment advisory fee rates payable to the Company for the management of their assets, although any such proposal would be required to be approved by the Boards of Trustees and shareholders of the affected Funds.

In addition, any increase in fees payable by a Fund are required to be approved by the Board of Trustees and shareholders of the Fund. A decision by management to seek any such increase would be made on a case-by-case basis, depending upon the competitive environment and other factors.

     Revenues from the distribution of the Company's investment products are primarily derived from (i) the sales charge, less an applicable concession to dealers, for the sale of UIT units, which is the largest contributor to distribution revenues, (ii) the net profit realized or net loss incurred to the extent that the market price of securities deposited by the Company in a UIT exceeds or is less than the original cost of the securities to the Company,
(iii) the net profit realized or net loss incurred to the extent that the public offering price of UIT units increases or decreases before the UIT units are sold, (iv) a portion of the sales charge paid by investors who buy Open End Fund Class A shares and (v) certain concessions and fees that the Company receives as U.S. distributor for the Govett Family of Funds (the "Govett Funds").

     A significant portion of the Company's operating expenses is attributable to amortization of deferred Company funded distribution costs, which originates primarily from the commissions and sales expense paid by the Company to unaffiliated Retail Distribution Firms for selling Class B and Class C shares of Open End Funds, the Prime Rate Trust and most of the Closed End Funds under the Company Funded Load Structure. These up-front expenditures are capitalized and amortized to match, through straight line amortization, future investment advisory fee revenues derived from management advisory contracts for these Funds. The amortization periods for these costs vary from four to ten years, depending upon the Fund type. Over the past three years the amortization of deferred distribution costs relating to the Company Funded Load Structure, as reflected in the Company's statements of income, has grown from $22.1 million in 1993 to $50.2 million in 1995. Because amounts capitalized in prior years have not been fully amortized, this expense tends to grow each year as amortization of current year additions to this expense item is added to that of prior years.

     The Company provides daily pricing and ongoing credit surveillance services for its UITs and certain of the Funds. The Company also furnishes accounting, legal, pricing, transfer agency and shareholder services to certain of the Funds and UITs. The Company receives payments from such Funds and UITs equal to the cost of providing these services, which payments are reflected as "reimbursements." In July 1995, ACCESS Investor Service, Inc. ("ACCESS"), a wholly owned subsidiary of VKAC which had been the transfer agent for only some of the Open End Funds, was appointed the transfer agent for all of the Open End Funds, which resulted in the addition of personnel and the incurrence of other costs which are reimbursable by the Open End Funds.

     The following table summarizes certain statement of income and other data for the three months ended March 31, 1996 and 1995 and the years ended December 31, 1995, 1994 and 1993 and certain pro forma statement of income and other data (giving effect to the AC Acquisition as if it had occurred on January 1, 1994 and treating ACC as a discontinued operation for such period) for the year ended December 31, 1994. The data for the year ended December 31, 1993 is shown on a combined basis, reflecting the combination of the periods from January 1, 1993 to February 16, 1993 and February 17, 1993 to December 31, 1993. Such data were derived from, and should be read in conjunction with, the Company's Consolidated Financial Statements included elsewhere in this Prospectus and the Consolidated Financial Statements of American Capital.

                                                  Three Months Ended                                                    Pro Forma
                                                       March 31,                    Year Ended December 31,             Year Ended
                                                ---------------------        ------------------------------------       December 31,
                                                  1996         1995            1995           1994         1993           1994 (1)
                                                --------      -------        -------         -------      -------       ------------
                                                                              (in millions)              (combined)

Statement of Income Data:
Revenues:
 Investment advisory fees................       $ 71.5         $ 57.2        $ 249.9         $ 129.2      $ 113.6          $231.2
 Distribution of investment products.....          6.8            7.2           31.8            14.3         26.5            16.9
Other revenues...........................          3.9            3.4           16.0             4.7          5.7            14.5
                                                ------         ------        -------         -------      -------          ------
      Total revenues.....................         82.2           67.8          297.7           148.2        145.8           262.6
Operating expenses:
  Compensation and benefits..............         23.9           21.5           93.7(2)         42.5         40.7            86.0
  Amortization of deferred Company
    funded distribution costs............         14.6           11.7           50.2            29.0         22.1            43.8
  Marketing and promotion................          7.6            7.8           32.7            22.1         19.9            32.4
  Other expenses.........................         15.2           13.4           65.6(3)         24.5         27.7            42.5
  Reimbursements.........................        (13.9)         (11.8)         (51.6)          (16.7)       (16.1)          (42.5)
                                                ------         ------        -------         -------      -------          ------

      Total operating expenses...........         47.4           42.6          190.6           101.4         94.3           162.2
  Operating income.......................         34.8           25.2          107.1            46.8         51.5           100.4
  Interest and acquisition expenses:
  Interest expense.......................          9.4           11.5           44.2            23.7         19.9            38.3
  Amortization of excess of cost
    over fair value of net assets
    acquired (4).........................          4.3            4.5           17.2             6.0          5.6            16.8
                                                ------         ------        -------         -------      -------          ------

  Income from continuing operations
    before taxes and extraordinary item..       $ 21.1          $ 9.2         $ 45.7          $ 17.1       $ 26.0          $ 45.3
                                                ======         ======        =======         =======      =======          ======

                                                                           March 31,                       December 31,
                                                                    ---------------------    ------------------------------------
                                                                      1996         1995         1995         1994(5)       1993
                                                                    --------    ---------     --------      -------       -------
ASSETS UNDER MANAGEMENT AND/OR
  Supervision:
  Assets under management:
    Equity...................................                        $14,211     $ 10,458      $13,156      $ 9,504       $   178
    Taxable fixed income.....................                          9,032        9,715        9,409        9,410         5,339
    Tax-exempt fixed income..................                         11,901       11,203       12,180       10,905        10,451
    Prime Rate Trust.........................                          4,427        1,933        3,686        1,628         1,018
                                                                     -------      -------      -------      -------       -------
      Total Funds............................                         39,571       33,309       38,431       31,447        16,986
    Institutional Accounts...................                          5,849        5,591        5,610        5,285         6,676
                                                                     -------      -------      -------      -------       -------
      Total assets under management..........                         45,420       38,900       44,041       36,732        23,662
    Unit investment trusts...................                         11,900       12,800       12,400       12,900        14,800
                                                                     -------      -------      -------      -------       -------
      Total assets under management
         and/or supervision..................                        $57,320      $51,700      $56,441      $49,632       $38,462
                                                                     =======      =======      =======      =======       =======


                         (footnotes on following page)

(footnotes from prior page)
- ---------------
(1) See "Selected Consolidated Pro Forma Financial Information."
(2) Includes $3.7 million of combination-related costs arising from the AC Acquisition, consisting of $2.4 million for elimination of redundant international asset management capabilities and $1.3 million for severance and compensation.
(3) Includes $8.1 million of combination-related costs arising from the AC Acquisition, consisting of $4.6 million for combining the Fund boards of trustees, $2.6 million for obsolete marketing materials and $0.9 million for professional advisory fees.
(4) As a result of the VKM Acquisition on February 17, 1993 and the AC Acquisition on December 20, 1994, the Company's balance sheets as of December 31, 1993, 1994 and 1995 include significant increases in excess of cost over fair value of net assets acquired, as a result of the application of purchase accounting, and in long-term debt, as a result of the financing of such acquisitions. Operations of the Company following such acquisitions include significant interest expense and substantial noncash expenses, such as amortization of excess of cost over fair value of net assets acquired and deferred financing costs. The expenses reflected in the Company's Consolidated Financial Statements were based on studies of the fair value of assets and liabilities of the Company made by an independent appraiser.
(5) As a result of the AC Acquisition on December 20, 1994, assets under management include both VKM and AC Funds. Excluding the impact of the AC Acquisition at December 31, 1994, VKM's assets under management were: equity, $0.2 billion; taxable fixed income, $4.3 billion; and tax-exempt fixed income, $9.4 billion. The remaining product categories were not affected by the AC Acquisition.

RESULTS OF OPERATIONS

     The following discussion of the Company's results of operations for the three months ended March 31, 1996 and March 31, 1995 and for the years ended December 31, 1995, 1994 and 1993 addresses the historical results of the Company for these periods along with the pro forma operating results (giving effect to the AC Acquisition as if it had occurred on January 1, 1994 and treating ACC as a discontinued operation for such period) for the year ended December 31, 1994. The pro forma data are presented for informational purposes and do not purport to show what the historical results of operations of the Company would have been had the AC Acquisition actually occurred as of such date, or to be any indication as to future results.

  Three Months Ended March 31, 1996 Compared to Three Months Ended March 31,
  1995

     Fund assets under management increased by $6.3 billion, or 18.8%, from March 31, 1995 to March 31, 1996, primarily as a result of increased equity Open End Fund assets, which grew nearly 36% in the period due to $0.6 billion of net sales and market value appreciation of $3.1 billion, and increased Prime Rate Trust assets, which accounted for sales of $2.6 billion during such period. Tax-exempt fixed income Fund assets increased by $0.7 billion, or 6.2%, from March 31, 1995 to March 31, 1996, due primarily to market value increases, while taxable fixed income Fund assets decreased by $0.7 billion, or 7.0 %, as a result of net redemptions.

     Institutional Account assets under management increased by approximately 5% from March 31, 1995 to March 31, 1996 as a result of new accounts, additional sales to existing accounts and market value increases, which were only partially offset by redemptions and the effect of a reduction in Institutional Accounts that occurred in May 1995 in connection with the transfer of certain accounts managed for certain affiliates of Xerox Corporation (such affiliates, collectively, "Xerox Life") to OakRe Life Insurance Company ("OakRe"), a subsidiary of Xerox Corporation. See "Business--Investment Products--Institutional Accounts."

     Revenues increased by $14.4 million, or 21%, primarily due to an increase in investment advisory fees which more than offset a slight decline in fees from distribution of investment products. Investment advisory fees increased by $14.3 million, or 25%, due primarily to greater assets under management, significant growth in the Prime Rate Trust, which has a higher investment advisory fee rate than the other Funds, and increased sales of Class B shares of Open End Funds, which generate 12b-1 fees to compensate for Company funded distribution costs. Advisory fees earned under the Common Sense Arrangements were $6.7 million for the three months ended March 31, 1996, as compared to $5.3 million for the three months ended March 31, 1995. Revenue from the distribution of investment products decreased by $0.4 million or 6% in the first quarter of 1996, compared to the corresponding period in 1995, due to lower acquisition profit on UITs resulting primarily from less favorable bond market conditions in the first quarter of 1996 compared to the same period in 1995. Revenue from the distribution of investment products during the first quarter were also negatively affected by net redemptions of approximately $113 million in the Govett Funds, which the Company attributes to the departure of the long-standing portfolio manager of the Govett Smaller Companies Fund in December 1995.

     Operating expenses increased by $4.8 million, or 11%, over the corresponding period in 1995. Amortization of deferred Company funded distribution costs increased by $2.9 million, or 25%, due principally to increased sales of shares of the Prime Rate Trust, which resulted in approximately $2.6 million more in amortization expense for the first three months of 1996. Compensation and benefits expense increased by $2.4 million, or 11%, due primarily to annual salary increases and the additional costs and personnel expense attributable to ACCESS. Other expenses grew by $1.8 million, or 13%, due primarily to increased occupancy expense as a result of an increase in data processing costs related to ACCESS becoming the transfer agent for all of the Open End Funds. Reimbursements increased by $2.1 million, or 18%, due primarily to increases in compensation and benefits and occupancy expenses, and correspondingly in reimbursements, arising from the appointment of ACCESS described above.

     Operating income for the first quarter of 1996 increased by $9.6 million, or 38%, over the corresponding period of 1995.

     Interest and acquisition expenses decreased by $2.3 million, due largely to a decrease in interest expense of $2.1 million, or 18%, resulting from lower bank borrowings and lower interest rates. The Company's achievement of certain financial ratios under its secured credit facility resulted in a reduction of its effective interest rate for the three months ended March 31, 1996.

     Income from continuing operations before taxes and extraordinary item for the three months ended March 31, 1996 increased by $11.9 million over the corresponding period in 1995, largely due to higher operating income and lower interest and acquisition expenses.

  Historical 1995 Compared to Pro Forma 1994

     Fund assets under management increased by $7 billion, or 22%, from December 31, 1994 to December 31, 1995, due primarily to an increase of $4.9 billion in the market value of Open End Fund assets (primarily increases in equity assets) and $0.7 billion in the market value of Closed End Fund assets (primarily tax-exempt fixed income assets), $0.2 billion in equity Open End Fund net sales and $2.1 billion in Prime Rate Trust sales, which together more than offset net redemptions of $0.6 billion in tax-exempt fixed income Open End Funds and $1.8 billion in taxable fixed income Open End Funds. Investors continued to show caution during 1995 in investing in long-term fixed interest rate investments, due primarily to the perception of investors concerning certain proposed tax regulations and uncertainty over the direction of long-term interest rates.

     Institutional Account assets under management grew by $0.3 billion, or 6%, as a result of new accounts, additional sales to existing accounts and market value increases during 1995. Average Institutional Account assets under management were lower in 1995 due primarily to a reduction of $0.6 billion of assets in May 1995 in connection with the transfer of certain accounts managed for Xerox Life to OakRe, the effect of which was not fully offset by new accounts, sales and market value increases until the end of the period. See "Business--Investment Products--Institutional Accounts."

     Revenues increased by $35.2 million, or 13.4%, from pro forma 1994, primarily due to an increase in investment advisory fees. Investment advisory fees for 1995 increased by $18.7 million, or 8%, over pro forma 1994, due primarily to greater average assets under management, higher 12b-1 fees collected on Class B and Class C share assets and increased sales of the Prime Rate Trust. Investment advisory fees earned for managing the assets of Institutional Accounts decreased by $1.4 million, or 14%, due to lower average Institutional Account assets under management during 1995 and slightly lower advisory fee rates during this period. Fees earned under the Common Sense Arrangements totalled $21.6 million for the year ended December 31, 1995, as compared to $17.5 million for the year ended December 31, 1994 (pro forma).

     Revenue from the distribution of investment products increased significantly in 1995 to $31.8 million, an increase of $14.9 million, or 88%, over pro forma 1994, due primarily to $3.2 million of trading profits and market value appreciation on the Company's UIT inventory, market value appreciation in the Company's Fund investments of $3.1 million and an increase of approximately $4.3 million of distribution revenue on sales of the Govett Funds, primarily the Govett Smaller Companies Fund, under an arrangement between the Company and the Govett Funds that began on October 1, 1994.

     Operating expenses increased by $28.4 million, or 18%, over pro forma 1994, of which $11.8 million is attributable to combination-related costs of the AC Acquisition. Compensation and benefits expense was $93.7 million in 1995, $7.7 million, or 9.0%, more than pro forma 1994, due primarily to annual salary increases, the additional costs and personnel expense attributable to ACCESS and the effect of combination-related costs of approximately $3.7 million, $2.4 million of which was related to the elimination of redundant international asset management capabilities, while the remainder was primarily
related to severance costs.   ACCESS's compensation and benefits expense and
reimbursements for 1995 grew nearly $2.6 million as compared to pro forma 1994. Amortization of deferred Company funded distribution costs was $50.2 million for 1995, $6.4 million, or 15%, more than pro forma 1994, due principally to sales of the Prime Rate Trust, which resulted in approximately $4.8 million more in annual amortization expense in comparison to pro forma 1994. Reimbursements for 1995 were greater than pro forma 1994 due to higher levels of Fund assets for which services were provided and ACCESS's appointment as the transfer agent for all of the Open End Funds.

     Operating income for 1995 increased by $6.7 million, or 7%, over pro forma 1994.

     Interest and acquisition expenses increased by $6.3 million due to higher interest rates, which were partially offset by lower average borrowings under the Company's secured credit facility.

     Income from continuing operations before taxes and extraordinary item increased by $0.4 million in 1995 over pro forma 1994, largely due to higher operating income, which was partially offset by the increase in interest and acquisition expenses.

   Historical 1995 Compared to Historical 1994

     The consummation of the AC Acquisition at the end of 1994 was the primary factor underlying the changes in the Company's results of operations in 1995 compared to 1994 on a historical basis. Operating income for 1995 increased significantly to $107.1 million, or $60.3 million more than in 1994. Revenues for 1995 were $297.7 million, or $149.5 million more than in 1994. Operating expenses for 1995 were $190.6 million, or $89.2 million greater than in 1994.

     Interest and acquisition expenses were $61.4 million in 1995, compared to $29.7 million for 1994. Such increase was due to financing costs and the amortization of excess of cost over fair value of net assets acquired incurred in connection with the AC Acquisition.

   Historical 1994 Compared to Historical Combined 1/1/93 to 2/16/93 and 2/17/93 to 12/31/93

     Fund assets under management increased by $14.5 billion, or 85%, from December 31, 1993 to December 31, 1994, due primarily to the AC Acquisition in December 1994, which increased the Open End Fund assets under management by $15.5 billion and Closed End Fund assets under management by $0.4 billion. Excluding the effect of the AC Acquisition, Fund assets under management decreased by $1.4 billion, or 8%, primarily as a result of a negative market value adjustment of approximately $2.0 billion in the amount of fixed income Fund assets under management, due principally to rising long-term interest rates. The Company believes that these rising interest rates also resulted in slightly higher redemptions in the Funds of $1.4 billion in 1994 compared to $0.9 billion in 1993.

     Institutional Account assets under management decreased by $1.4 billion, or 20%, at the end of 1994 compared to the end of 1993, due primarily to market value decreases and the loss of two accounts in December 1994, which totaled approximately $0.6 billion. Despite the decrease at year end, average Institutional Account assets under management during 1994 remained higher than in 1993.

     Revenues for 1994 increased $2.4 million, or 2%, from 1993. Investment advisory fees increased by $15.6 million, or 14%, due principally to an increase in average assets under management and higher average investment advisory fee rates which was partially offset by a decrease in revenue from the distribution of investment products. Investment advisory fees earned for managing Fund assets were $118.6 million in 1994, an increase of $14.2 million over 1993 which was caused mainly by higher 12b-1 fees. Such increase was achieved despite a net $2.0 billion negative market value adjustment on Fund assets in 1994, which represented a reduction of investment advisory fee revenue of approximately $11.6 million on an annualized basis. Investment advisory fees earned for managing the assets of Institutional Accounts (including the Xerox Life accounts) was $10.7 million in 1994, $1.4 million more than during 1993.

     Revenue from the distribution of investment products was $14.3 million in 1994, a decrease of $12.2 million compared to 1993, principally as a result of lower UIT and Fund sales and market value losses recorded on the Company's inventory positions and investments in the Funds. The Company believes that these decreases resulted primarily from rising interest rates during 1994 coupled with general uncertainty over the future direction of interest rates, which slowed demand for UITs and Funds, resulting in lower sales, and significantly negatively affected the Company's trading profits and its investments in the Funds. Declining bond market values caused by the rising interest rates accounted for approximately $0.5 million in market value losses on the Company's trading inventory and Fund investments during 1994.

     Operating expenses for the year ended December 31, 1994 increased by $7.1 million, or 8%, over 1993, due primarily to greater amortization of deferred Company funded distribution costs and increased compensation and benefits. Compensation and benefits expense for 1994 increased by $1.8 million, or 4%, over 1993, due to increased personnel in the marketing, wholesaling, portfolio management and research areas. Amortization of deferred Company funded distribution costs grew by $6.9 million, or 31%, over 1993, due to Closed End Fund sales of approximately $1.2 billion in 1993 and Fund Class B share sales of approximately $0.8 billion in 1993 and $0.4 billion in 1994.

     Operating income for 1994 was $46.8 million, a decrease of $4.7 million, or 9%, from 1993.

     Interest and acquisition expense increased by $4.2 million primarily as a result of the full year impact in 1994 of the VKM Acquisition (which occurred in February 1993) and an increased interest rate applicable to the Company's borrowings.

     Income from continuing operations before taxes and extraordinary item decreased by $8.9 million for 1994, due primarily to increases in interest and acquisition expense, and the decrease in operating income.

LIQUIDITY AND CAPITAL RESOURCES

     The Company's primary source of liquidity during the first three months of 1996 and each of the years ended December 31, 1995 and 1994 was cash generated from operations, which totalled $28.2 million (including $7.8 million in cash proceeds from the sale of ACC), $156.1 million and $46.8 million, respectively. Cash from operations permitted the Company to prepay $70 million of long-term debt in 1995, fund the Company's working capital needs and finance its capital expenditures, including the funding of deferred Company funded distribution costs. The Company's cash flow from operations during the first three months of 1996 also funded the payment in the first quarter of 1996 of approximately $20 million in annual employee bonuses earned during 1995.

     The Company incurred substantial indebtedness in connection with the VKM Acquisition and the AC Acquisition. As of March 31, 1996, the Company had outstanding $440 million of indebtedness (excluding $47.7 million of collateralized borrowings of Van Kampen American Capital Distributors, Inc. ("VKAC Distributors"), VKAC's broker-dealer subsidiary, consisting of $150 million in the form of the Company's 9.75% Senior Secured Notes due 2003 (the "Notes") and $290 million in borrowings pursuant to the Company's secured credit facility, $250 million of which was outstanding under a term loan facility and $40 million of which was outstanding under a $100 million revolving credit facility. The revolving credit facility is available to meet the ongoing working capital and business needs of the Company.

     In 1995, the Company prepaid $70 million under the term loan facility, and in March 1996 it prepaid an additional $40 million under the term loan facility with $40 million of borrowings under the revolving credit facility, of which $10 million was repaid in May 1996. Pursuant to waiver agreements, the parties to the secured credit facility agreed to waive the requirement that any prepayments be applied in reverse order of maturity and permitted such prepayments to be applied to fully prepay the 1996 and 1997 principal payments, and to prepay $35 million of the $71.25 million 1998 principal payment. With respect to the remaining $250 million borrowed under the term loan facility, the Company must make principal payments of $36.25 million in 1998 and $71.25 million in each year thereafter through the year 2001. All amounts outstanding under the revolving credit facility will become due upon the final maturity of the term loan facility. The $150 million aggregate principal amount of the Notes matures in 2003 with no prior scheduled mandatory repayments.

     VKAC's obligations under the secured credit facility and the Notes are secured by all of the issued and outstanding capital stock of its significant subsidiaries, and certain cash and other collateral of VKAC, including certain stock of certain future subsidiaries. VKAC's obligations under the secured credit facility and the Notes are also guaranteed by the Company, which guarantees are secured by a pledge of the Company of all of the outstanding stock of VKAC and certain other collateral of the Company. The Company's secured credit facility and the indenture governing the Notes (the "Indenture") contain various events of default, various affirmative and negative covenants, including restriction on the ability of the Company to incur indebtedness, incur liens and other encumbrances, pay dividends or make other restricted payments, become liable on guarantees and other contingent obligations, enter into agreements with respect to mergers or consolidations, sell or transfer assets, make investments or capital expenditures, make acquisitions, make loans and advances, enter into transactions with affiliates, create subsidiaries or engage in new types of business, a negative pledge with respect to unencumbered assets, and, in the case of the secured credit facility, certain net worth, leverage and fixed charge coverage restrictions. The Company was in compliance with these restrictions as of March 31, 1996.

     VKAC Distributors also incurs certain additional short-term bank loans to fund the purchase of securities related to the UIT business for such subsidiary's inventories. The $47.7 million outstanding at March 31, 1996 is payable on demand and bears interest at approximately 1/2% over the federal funds rate. This loan is secured by VKAC Distributor's UIT trading inventory.

     The Company believes that cash generated from operations and borrowing resources will be adequate to permit the Company to meet both its debt service requirements and working capital needs in the foreseeable future, including the funding of anticipated levels of future commissions in connection with sales of shares of Closed End Funds, Open End Funds and the Prime Rate Trust. The Company also anticipates that the letters of credit and trading inventory financing facilities provided to VKAC Distributors in connection with its sponsorship of new UITs and the overnight financing of its trading inventory, respectively, will remain available. However, no assurance can be given as to the adequacy of such funds or continued availability of such facilities.

     The Company is a holding company formed for the purpose of effecting the VKM Acquisition and has no substantial independent operations. VKAC is a services company which primarily provides administrative services to its operating subsidiaries and virtually all of its revenues are derived from such operating subsidiaries. Payment by VKAC of interest and principal due on the Notes or under the Company's secured credit facility and payment of the Company's obligations under its guarantees of VKAC's obligations are dependent upon cash payments from their subsidiaries. This cash flow is effected through the payment of dividends and intercompany service charges, as required by the Company's secured credit facility.

     The Company received approximately $7.8 million in cash from the sale of ACC in January 1996, resulting in a pretax gain of $3.4 million.

     In March 1996, certain members of senior management entered into letter agreements with the Company pursuant to which they will each receive a payment in the event they remain employed by the Company for two years following a "change in control" of the Company (generally defined therein as the acquisition by any person or group of 50% or more of the combined voting power of the Company's outstanding voting securities) or, if their employment earlier terminates after such a change of control, under certain limited circumstances. The aggregate amount of such payments which may be made pursuant to such letter agreements would be approximately $7.8 million. The Offerings will not constitute a "change of control" under such letter agreements.

EFFECT OF HEDGING AGAINST MARKET VALUE CHANGES IN UIT INVENTORIES

     The Company's broker-dealer subsidiary, VKAC Distributors, regularly purchases and holds in inventory for its own account securities to be deposited in UITs and holds for sale primary and secondary UIT units. These inventory positions are regularly marked to market, resulting in profit or loss. The market values of securities and UIT units fluctuate. In addition, in connection with a primary UIT offering, if securities are sold or deposited with UITs at a price below VKAC Distributor's cost, VKAC Distributors will incur a loss in respect of such difference. The Company uses United States Treasury and municipal bond index futures contracts, which are types of derivative financial instruments, primarily to hedge against market value changes in its UIT trading inventory. Although it is the Company's policy to protect its inventory through hedging, it does not hedge the entire inventory, nor does hedging provide total protection against market value loss. The Company's hedging activities in respect to its UIT inventories during the periods ended March 31, 1996 and December 31, 1995, 1994 and 1993 have not had a material impact on the Company's revenues.

IMPACT OF INFLATION

     Although inflation has not had a material impact on the Company's business during the last three fiscal years, the Company is not able to predict what effect inflation will have on interest rates or the perception of future changes in interest rates and on the continued attractiveness to investors of Funds managed and UITs distributed by the Company. Changes in inflation may affect the amount of assets under management and, thus, the Company's revenues and profitability.

FORWARD-LOOKING STATEMENTS

     This Prospectus contains forward-looking statements within the meaning of
Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), including statements regarding, among other items, (i) the Company's business strategy, including its intention to develop and introduce new investment products, (ii) continued growth resulting from the combination of VKM and American Capital, (iii) cash flow sufficient to fund the Company's debt service requirements and working capital needs, and (iv) anticipated trends in the Company's business and the investment management industry. Forward-looking statements are typically identified by the words "believe," "expect," "anticipate," "intend," "estimate" and similar expressions. These forward-looking statements are based largely on the Company's expectations and are subject to a number of risks and uncertainties, certain of which are beyond the Company's control. Actual results could differ materially from these forward-looking statements as a result of the factors described in "Risk Factors" including, among others, (i) changes in the investment management industry as a result of economic or regulatory influences or (ii) changes in the competitive marketplace, including new products and pricing changes by the Company's competitors. In light of these risks and uncertainties, there can be no assurance that the forward-looking information contained in this Prospectus will in fact transpire. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of their dates. The Company undertakes no obligation to publicly update or revise any forward-looking statements.

                                    BUSINESS


OVERVIEW


     The Company


     The Company is a leading marketer and provider of investment advisory and administrative services to Open End Funds, Closed End Funds, UITs and Institutional Account clients, including retirement plans, endowments and foundations, municipalities, hospitals, insurance companies, banks credit unions, savings and loans, mutual funds sponsored by third parties and separate account management for high net worth individuals. As of March 31, 1996, the Company had more than $57 billion of assets under management and/or supervision, including approximately $40 billion in 65 equity and fixed income Open End Funds, 36 Closed End Funds and the Prime Rate Trust. The Company was formed through the combination in December 1994 of VKM and American Capital, which was founded in 1926 as one of the first investment management companies in the United States. This transaction significantly expanded and upgraded the product offering, distribution and service capabilities of both firms by (i) combining American Capital's expertise and reputation in equity products and investor services with VKM's expertise and reputation in tax-exempt and taxable fixed income products and (ii) enabling each firm to cross-sell through the other firm's major distributors, given the limited overlap between the two firms' major distributors prior to the transaction.


     The Investment Management Industry


     The investment management industry represents one of the fastest growing segments within the financial services industry, with assets under management growing from $ 1,395.5 billion in 1991 to $ 2,820.4 billion in 1995. The Company believes that this industry is likely to continue to grow as a result of several favorable trends, including (i) the aging of the members of the "baby boom" generation who are expected to increase their savings and investments as they approach retirement and (ii) the implementation of corporate and government cost containment programs that encourage individuals to be responsible for their own retirement planning.


     The two primary markets for the investment management services offered by the Company are the mutual fund market and the institutional market. Mutual fund assets have grown from $809.8 billion in 1991 to $1,888.6 billion in 1995, a compounded annual growth rate of 23.6%. The mutual fund industry has become a consumer business in which the key competitive factors are marketing strategy, distribution expertise, product reliability and quality of service. The traditional distribution channel for mutual funds is the sales-assisted channel, which is distribution through retail distribution firms that are not affiliated with the sponsor of the funds or through a captive sales force. The number of mutual fund companies that market their mutual funds directly through mail and telephone services and computer networks, often with a reduced or no sales load has increased in recent years. As of March 31, 1996, approximately 43% of the total mutual fund assets under management in the United States were in no load funds, and no load mutual funds have been growing more rapidly than all other mutual funds over the past several years, although this was not the case in 1995. Despite the recent success of the direct channel, the Company believes that the sales-assisted channel will continue to represent a significant percentage of sales in the industry, as investors who are presented with an expanding menu of complex investment choices and information will increasingly seek and rely on advice from knowledgeable investment representatives. There can be no assurance, however, that disproportionate growth in no load mutual fund sales or in the direct channel, or other changes in mutual fund marketing practices, would not have a material adverse effect on the Company's Fund sales.


     The institutional market for investment management services includes primarily corporate, government and labor union pension plans, charitable endowments and foundations and corporations purchasing investment management services for their own account. The institutional market is highly fragmented and key competitive factors for success are investment performance track record, focused marketing and client service. The proliferation in recent years of private defined contribution pension plans is expected to fuel increased demand for investment programs designed for 401(k) plans and other investment vehicles. Due to its in-house transfer agent capabilities, strong support services and broad Fund product offerings, the Company believes that it is well-positioned to participate in the projected growth of the retirement fund market.


     Business Strategy


     Fund assets under management for the Company (as if VKM and American Capital were combined as of 1991) have grown at a compound annual rate of 13.6% from December 31,1991 to December 31, 1995, which the Company attributes to the rapid growth of the mutual fund industry generally and investors' and distributors' confidence in the Company's products, services and investment philosophy. Such confidence has led to what the Company believes are lower than average Fund redemption rates.


     The Company's business strategy is comprised of the following key components:

* Diversified Product and Asset Base. The Company sponsors Open End Funds and Closed End Funds, including four equity Funds and four fixed income
   Funds each of which has assets of more than $1 billion, and more than 2,500 series of tax-exempt, taxable and equity UITs, making it one of only three mutual fund complexes today with a major presence in all three of these areas. In addition, the Company sponsors the Prime Rate Trust which has grown from $1.0 billion at December 31, 1991 to $4.4 billion at March 31, 1996 and is the largest of only five mutual funds in the United States that invest primarily in floating or variable rate senior loans. These investment products give the Company one of the most extensive product lines in the investment management industry. Approximately 36% of the Fund assets under management consist of equity securities, 30% consist of tax-exempt fixed income securities, 23% consist of taxable fixed income securities and 11% consist of floating or variable senior rate loans. By providing a wide spectrum of clearly-defined risk/return options in its Funds, the Company's investment products offer both distributors and investors a broad "family of funds" to satisfy the full range of their investment product needs. The Company believes that its comprehensive product line, together with its broad-based and balanced distribution network, has positioned the Company to achieve stability in assets and earnings and limits the Company's exposure to a market downturn in any one particular product or asset category.


* Extensive and Established Distribution Relationships. Today an investor can buy the Company's investment products from an investment broker in virtually any city in the United States. The Company has developed significant distribution relationships with almost every major securities distributor in the United States, including national and regional securities firms (28% of 1995 sales), financial planners (25% of 1995 sales), banks (24% of 1995 sales), and global securities firms (23% of 1995 sales). The Company's products are distributed through more than 2,400 Retail Distribution Firms, representing more than 100,000 investment brokers. The Company has a "proprietary vendor" relationship with Smith Barney and has become a "preferred vendor" to a number of major distribution firms, including PFSI, a broker-dealer affiliate of Travelers, E.D. Jones, A.G. Edwards & Sons, Inc., Prudential Securities Incorporated, PaineWebber Incorporated, Merrill Lynch and SunAmerica. PFSI is also the sponsor, exclusive distributor and servicer of the Common Sense Funds. The Common Sense Funds, which had assets of $4.5 billion as of March 31, 1996, are sold exclusively through a distribution network of more than 20,000 PFSI sales representatives located in communities throughout the United States. The Company believes that it has created one of the industry's largest and most effective sales forces with more than 100 wholesalers and sales associates who are responsible for marketing the Company's products and services to Retail Distribution Firms across the United States.


* Disciplined and Consistent Investment Philosophy. The Company is recognized as a highly disciplined asset manager seeking to achieve consistent superior long-term investment results within defined risk profiles through a fully invested asset management approach. The Company's investment philosophy is based on the view that distributors and investors desire consistent, long-term, above average performance within chosen risk profiles. Following the acquisition of American Capital in December 1994, the Company adopted the specific goal of achieving long-term performance rankings in the first quartile of all comparable rated funds by achieving annual performance in at least the second quartile.


* Focus on Growth Opportunities. The Company continually explores opportunities to expand its investment product offerings in higher growth areas. In recent years, the Company (i) has established the infrastructure necessary to package the Funds into investment programs for 401(k) plans and other retirement vehicles, and is aggressively marketing these programs; (ii) has developed competitively priced variable annuity programs and expanded its equity UIT offerings to target specific market niches; and (iii) has created a number of new Funds directed at specific market segments, such as the Van Kampen American Capital Aggressive Growth Fund, an aggressive growth fund that the Company launched in May 1996. The Company devotes considerable resources to developing new investment products to respond to changing market conditions.


* Superior Customer Service. The Company also devotes considerable resources to providing superior service to its customers. To this end, the Company has (i) completed significant investments to establish full service systems; (ii) trained a skilled managerial and employee base; and
   (iii) implemented procedures and controls to monitor service quality. The Company's outstanding customer service performance has been recognized by DALBAR, an independent mutual fund research organization, which awarded the DALBAR Quality Tested Service Award to American Capital for each of the five years prior to the Company's acquisition of American Capital and to the combined Company for 1995. In 1995, only six other mutual fund complexes received this award, and only one other mutual fund complex has received the award for each of the past six years.


     The Company believes that the combination of VKM and American Capital has positioned the Company for further growth. The Company began the integration of the two companies at the beginning of 1995 by selecting the best talent available from each company, training the new combined sales force with respect to the full range of products offered and standardizing fund expense policies and marketing materials to produce a fully exchangeable family of Funds. The integration process was substantially completed by the end of 1995 and the Company believes that it now has the necessary critical mass, product breadth and expertise to further penetrate its combined distribution network and cross-sell the full array of its products, as well as to develop new investment products that can be sold through this network.


INVESTMENT PRODUCTS


     The following tables show net assets under management and/or supervision as of March 31, 1996 and December 31, 1995, 1994, 1993, 1992 and 1991 for the
Funds, Institutional Accounts and UITs:

                NET ASSETS UNDER MANAGEMENT AND/OR SUPERVISION




                                                                                              December 31,
                                                            March 31,      -------------------------------------------------
                                                              1996            1995       1994      1993      1992     1991
                                                           -----------     ---------   -------   -------   -------  --------
                                                                               (IN MILLIONS)
Assets under management and/or under supervision:
 (1) Equity.....................................            $ 14,211        $ 13,156   $ 9,504   $   178   $    29   $    28

 Taxable fixed income...........................               9,032           9,409     9,410     5,339     4,804     4,172
 Tax exempt fixed income........................              11,901          12,180    10,905    10,451     7,206     4,195
 Prime Rate Trust...............................               4,427           3,686     1,628     1,018       953     1,019
                                                            --------        --------   -------   -------   -------   -------
     Total Funds................................              39,571          38,431    31,447    16,986    12,992     9,414
 Institutional Accounts.........................               5,849           5,610     5,285     6,676     5,554     4,293
                                                            --------        --------   -------   -------   -------   -------
     Total assets under management..............              45,420          44,041    36,732    23,662    18,546    13,707
 Unit investment trusts.........................              11,900          12,400    12,900    14,800    15,500    16,600
                                                            --------        --------   -------   -------   -------   -------
     Total assets under management and/
       or supervision...........................            $ 57,320        $ 56,441   $49,632   $38,462   $34,046   $30,307
                                                            ========        ========   =======   =======   =======   =======
 Open End Funds.................................            $ 27,633        $ 27,023   $22,777   $ 8,451   $ 6,919   $ 5,940

 Prime Rate Trust...............................               4,427           3,686     1,628     1,018       953     1,019
 Closed End Funds...............................               7,511           7,722     7,042     7,517     5,120     2,455
                                                            --------        --------   -------   -------   -------   -------
     Total Funds................................              39,571          38,431    31,447    16,986    12,992     9,414




- ----------------------------------------

(1) Does not include the assets of the Govett Funds, which had $543.7 million in assets as of March 31, 1996 and for which the Company acts as the exclusive U.S. distributor.


     The Funds

     The Company serves as investment adviser and/or distributor for a "full family" of more than 100 Funds, consisting of 65 Open End Funds, 36 Closed End Funds and the Prime Rate Trust. Fund assets under management totalled $39.6 billion at March 31, 1996 and are invested in equity, tax-exempt fixed income taxable fixed income, securities and floating or variable rate senior loans. Investment objectives span the entire spectrum of risk profiles.

     Open-end funds are actively managed funds that continuously offer new shares to the public, allowing investors to purchase and redeem shares at prices based on the net asset value of the fund's portfolio. Shares of open-end funds are generally redeemable at any time and are generally not traded in the secondary market. The Company offers one of the broadest families of open-end funds in the industry--including equity funds, tax-exempt and taxable fixed income funds, as well as global and international funds--with portfolios designed to meet the needs of almost every category of investor.
The Company offers Open End Fund shares to investors through three alternative share classes. See "--Marketing and Distribution of Investment Products--Distribution."

     Closed-end funds generally have actively managed portfolios but do not continuously offer to sell and redeem their securities. The Company is one of the three largest issuers of closed-end funds, with its 36 Closed-End Funds invested primarily in both tax-exempt and taxable fixed income securities. A majority of the Closed-End Funds seek a high level of current income consistent with preservation of capital. All of the Closed End Funds have a moderately "leveraged" capital structure; these Closed End Funds issue preferred stock that generally pays dividends at rates that approximate short-term interest rates, while the capital raised by the sale of the preferred stock is invested by the Closed End Funds in longer-term fixed income securities. Closed End Fund common shares are not redeemable, but rather are in most cases traded in the secondary market, generally on a stock exchange.

     The Prime Rate Trust, which was introduced in October 1989, is one of the Company's most successful products, with approximately $4.4 billion in assets as of March 31, 1996. The Prime Rate Trust is the largest of only five mutual funds in the United States that invest primarily in floating or variable rate senior loans. Although classified as a closed-end fund, the Prime Rate Trust is continuously offered and, as the shares are not publicly traded, provides liquidity through periodic tender offers when authorized by its Board of Trustees. In an effort to provide investors with a high level of current income, consistent with preservation of capital, the Prime Rate Trust seeks to achieve, over time, an effective yield which approximates the average published prime rate of major U.S. banks, by investing primarily in floating or variable rate senior loans to U.S. corporations, partnerships and other entities that operate in a variety of industries and geographical regions. Although the Prime Rate Trust's net assets will vary, its policy of acquiring interests in floating or variable rate senior loans is intended to minimize fluctuations in its net asset value which may result from changes in interest rates. The Prime Rate Trust is diversified with holdings of 208 issues spread across 21 industries.


     The Company continues to devote resources to the development of new types of funds. Examples of such initiatives include the Company's Luxembourg-based Navigator Funds launched in 1995, which are global equity and fixed income Funds for international investors, four new equity Open End Funds created by the Company in 1995, the Explorer Institutional Funds, which are targeted to institutional investors and were created by the Company in 1995, the Van Kampen American Capital Aggressive Growth Fund launched by the Company in May 1996, the addition of new portfolios to the Van Kampen American Capital Life Investment Trust (an Open End Fund sold only to insurance companies to fund benefits under variable annuity or variable life insurance policies) and the Company's negotiations with an AAA-rated insurance company to distribute newly designed fixed and variable annuity contracts. However, there can be no assurance that the Company's strategy will be successful or that changing market conditions will not have a negative impact on sales of the Company's investment products.


     Fund Investment Advisory Fees


     Investment Management Fees. The Company provides investment advisory services to the Funds, pursuant to investment advisory agreements, and receives fees based on the applicable Fund's average daily or weekly net assets. As of March 31, 1996, no Fund other than the Prime Rate Trust accounted for more than 10% of the total Fund net assets under management. The investment advisory agreements are approved by Fund shareholders and their continuance must be approved annually by the trustees of the respective Funds, including a majority of the trustees who are not "interested persons" of such Fund, as defined in the Investment Company Act. Amendments to such agreements must be approved by Fund shareholders. Each agreement may be terminated without penalty by either party upon 60 days' written notice, and terminates automatically upon its assignment. Generally, the Company's investment management fee schedules in respect of the Funds provide for fees based upon a percentage of net assets ranging from 0.24 to 1.00 of 1% per annum in the case of fixed income Open End Funds, from 0.35 to 1.00 of 1% per annum in the case of equity Open End Funds and from 0.48 to 0.95 of 1% per annum in the case of the Closed End Funds.
The combined investment management fees and administrative fees (discussed below) for certain of the Closed End Funds are higher than the fees paid by many closed-end funds, although they are comparable to fees paid by some closed-end funds with similar investment objectives. Most of the Open End
Fund investment management fee schedules provide for reductions in the fee rate at specified asset levels. In addition, the Company may, from time to time, waive all or a portion of its investment management fee for a Fund and assume expenses of such Fund to assist smaller Funds in attaining a critical mass or to achieve certain other objectives. In 1995, the Company waived $2.6 million in investment management fees. Such waivers and expense assumptions, which the Company makes from time to time, have not had a significant negative effect on the Company's revenues and have contributed to building the Company's assets under management and broadening its product line.

     Administrative Fees. The Company provides administrative services to most of the Closed End Funds pursuant to administrative agreements and receives administrative fees based on each such Fund's average daily or weekly net assets ranging from 0.20 to 0.25 of 1%. From time to time, the Company may enter into arrangements with sub-administrators to provide all or a portion of such administrative services with respect to certain Funds in exchange for all or a portion of such administrative fees. In addition, the Company provides certain services to the Funds, including shareholder services, transfer agency services, legal services, accounting services and pricing services, at cost or cost plus a fixed profit. Each Fund bears almost all expenses associated with its operation and the issuance and repurchase or redemption of its securities, except for the compensation of trustees affiliated with the Company and officers of the Fund who are interested persons of the Company or its subsidiaries.


     Reimbursement of Distribution Expenses. The Company also receives reimbursement (i.e., 12b-1 fees) pursuant to a Rule 12b-1 distribution plan from each Open End Fund (except the Van Kampen American Capital Life Investment Trust) for certain distribution expenses, including reimbursement of commissions paid to unaffiliated broker-dealers selling Class B and Class C shares of Open End Funds via the Company Funded Load Structure. This distribution reimbursement is 0.75 of 1% per annum of average daily assets under management with respect to such Funds.


     Institutional Accounts


     Institutional asset management is a highly competitive and fragmented business that requires a successful track record, often at least five years, and a minimum threshold of assets under management to gain broad market access. The Company began managing assets for Institutional Accounts in 1987 and currently manages $5.6 billion of assets for 90 Institutional Accounts as of March 31, 1996. In the institutional market, the Company concentrates on fixed income asset management, and leverages already existing resources and expertise such as portfolio management, research and administrative capabilities.


     The Company began its institutional asset management business by managing assets generated by the sales of fixed and variable annuities sold by affiliates of Xerox Financial, which were affiliated with the Company prior to the VKM Acquisition. Through May 1995, Institutional Accounts consisted predominantly of Xerox Life accounts. However, during the second quarter of 1995, substantially all of the assets in the Xerox Life accounts were transferred to OakRe, a subsidiary of Xerox Corporation, in connection with the sale of Xerox Life by Xerox Financial. Concurrent with such transfer, the Company entered into an investment advisory agreement with OakRe. At
December 31, 1995, assets under management in the OakRe account and remaining Xerox Life accounts were $2.7 billion, compared to $3.5 billion for the Xerox Life accounts at December 31, 1994. The Company expects the assets under management in the OakRe and Xerox Life accounts to continue to decline as such assets are used to fund scheduled maturities of OakRe and Xerox Life's obligations under fixed annuity contracts.


     Over the past five years, Institutional Account assets under management have grown from approximately $4.3 billion for 24 Institutional Accounts at December 31, 1991 to approximately $5.9 billion for 90 Institutional Accounts at March 31, 1996. At March 31, 1996, approximately $ 0.8 billion of Institutional Account assets were in six mutual funds sponsored and distributed by two institutions and for which the Company serves as investment sub-adviser. The following table shows the number of Institutional Accounts and level of assets managed by the Company for the three months ended March 31, 1996 and the years ended December 31, 1995, 1994, 1993, 1992 and 1991:

                                                      INSTITUTIONAL ACCOUNTS
                                            Three Months Ended                 Year Ended December 31,
                                                March 31,
                                                   1996           1995       1994       1993       1992       1991
                                            ---------------     --------   -------   ---------   -------    -------

                                                                    (In millions, except for number of accounts)
Number of accounts...................                                90         75         57         38         24
Assets under management:
  Xerox Life and OakRe  accounts.....                           $ 2,700    $ 3,460    $ 4,046    $ 3,879    $ 3,468
  Other accounts.....................                             2,910      1,825      2,669      1,713        825
                                                                -------    -------    -------    -------    -------
Total Institutional Account
  assets under management............                           $ 5,610    $ 5,285    $ 6,715    $ 5,592    $ 4,293
                                                                =======    =======    =======    =======    =======

     Investment Management Fees - Institutional Accounts. The Company provides investment advisory services to its Institutional Accounts pursuant to investment advisory agreements and receives management fees based on each account's average monthly or quarterly net assets. Institutional Account assets under management increased slightly in 1995 as a result of new accounts and additional sales, as well as market value increases during 1995, although investment management fees earned for managing the assets of Institutional Accounts decreased in 1995 compared to pro forma 1994. See "Management's Discussion and Analysis of Financial Condition and Results of Operations."


     Unit Investment Trusts


     The Company began to sponsor and market UITs in 1976, has become a recognized industry leader in the UIT business and is one of the three major market participants in this product category. The Company has deposited over $26.7 billion in UITs through March 31, 1996 in over 3,000 separate series, and as of March 31, 1996, the Company provides evaluation and credit surveillance services for $11.9 billion of UITs in over 2,500 separate series, representing approximately 470,000 unitholders. The Company sponsors UITs backed by government securities portfolios, insured and uninsured corporate and municipal debt securities portfolios, global fixed-income securities portfolios and equity securities portfolios. In recent years, the industry has experienced substantial growth in equity UIT products. The Company has recently begun to leverage the equity management capabilities acquired in connection with the AC Acquisition to enhance the Company's UIT product line. In 1995, equity UITs constituted 23% of the Company's UIT issuances, more than double compared to 1994. Based on cumulative assets deposited, the Company believes that it has sponsored more insured municipal UITs than any other sponsor in the United States.


     Each UIT consists of a fixed portfolio of investment securities selected and purchased by the Company and deposited in a trust with an unaffiliated trustee. Units of undivided beneficial interest in the portfolio are sold to investors at a price equal to the per unit market price of the investment securities deposited in the trust plus a sales charge. UIT portfolios are not actively traded and once the initial portfolio is deposited, investment securities can be sold only for the purpose of raising cash to pay for units that have been redeemed or pursuant to the Company's credit surveillance program. No new investment securities may be added, and investment securities may be exchanged or substituted only under extremely limited circumstances. Units are generally redeemable at any time, but are more typically resold in the secondary market.

     The Company believes that UIT products are important to the Company because they (i) complement its Fund products in offering Retail Distribution Firms a wide variety of investment options, (ii) provide convenient vehicles through which the Company can capture favorable market conditions and trends and (iii) generate the majority of their cash receipts at the time units are sold, thereby balancing the cash flow profile of the Company's Fund sales. The Company has also actively facilitated reinvestment of interest and principal distributions from the UITs into the Funds. In 1995, this program directed approximately $112 million of additional assets into the Company's Open End Funds.

     Recently, the Company expanded its UIT product line by forming joint ventures with several of its customers, including E.D. Jones, to create "private label" trusts. These ventures combine the administrative, marketing, and sales expertise of VKAC with the research capabilities of selected firms to provide UITs exclusively for the brokers and investors of those firms. In 1995, sales in these UITs totaled $115 million. Substantially all of the firms that have participated in these ventures have significantly increased their level of UIT business with VKAC, several of which have more than doubled their 1994 sales levels.

     The Company markets the UITs through sales representatives associated with Retail Distribution Firms. See "--Marketing and Distribution of Investment Products--Distribution." Such of these firms that underwrite a minimum number of units of certain UITs may also share 50% of the acquisition profit relating to such UIT, if any, on a pro rata basis among all underwriters of that UIT (including the Company). The Company may also negotiate additional compensation for managing underwriters of particular UITs in certain circumstances.

     In connection with the accumulation of securities for deposit into newly created UITs, the Company attempts to manage its exposure to interest rate fluctuations by, among other practices, attempting to match inventory levels to the rate of sales of various types of UITs and by hedging and by scheduling accumulation and deposit so as to meet anticipated demand. See "Management's Discussion and Analysis of Financial Condition and Results of Operations--Effect of Hedging Against Market Value Changes in UIT Inventories." The Company also maintains a secondary market in units of many of the UITs sponsored by it, generally buying units at a price equal to their redemption value (equal to the per unit "bid" side market price of the securities in the UIT) and selling them to other dealers and financial intermediaries at a price equal to the per unit "bid" side market price of the investment securities in the trust plus a sales charge based on the respective UIT's dollar weighted average maturity and less a dealer concession. The Company, like any other unitholder, can also tender units it holds to the UIT trustee for redemption at their redemption value.

     UIT Evaluation and Surveillance Cost Reimbursement. The Company provides ongoing evaluation and credit surveillance of the investment securities in the UITs. The Company is reimbursed at no more than its costs in providing these services, as required by applicable law.

PORTFOLIO MANAGEMENT AND RESEARCH

     Investments for the Funds are made by the Company's portfolio managers. The majority of the Company's portfolio managers have devoted most of their professional careers to the fixed income and equity securities markets and have significant experience in financial analysis, research and surveillance, institutional sales and/or securities trading.

     The Company's investment philosophy is based on the view that distributors and investors desire consistent, long-term, above average performance within chosen risk profiles. Following the AC Acquisition, the Company's specific goal is to achieve long-term performance rankings in the first quartile of all comparable rated funds by achieving annual performance in at least the second quartile. The Company believes that these investment results can be attained through portfolio diversification, full investment and research-based security selection, and has developed a highly disciplined and institutionalized investment process across its entire spectrum of Funds to implement the Company's investment philosophy. This process involves the creation of benchmark portfolios and indices which represent the appropriate risk/reward profile of each Fund and includes extensive monitoring and measuring of actual portfolios relative to the benchmark. The Company strives for stable and consistent performance (within the risk/reward profile of each Fund) over long periods of time and avoids market timing or sector weighting strategies which lead to volatility in returns. The Company's investment process is bolstered by a team-oriented, interactive approach and is supported by a staff of over 70 professionals--equally divided between portfolio managers and research analysts. A portfolio manager's incentive compensation is based in part upon his or her ability to maintain his or her fund within its designated risk/reward profile. The Company believes that its large and experienced research department enables it to respond more quickly to developments in the securities markets and to engage in a more thorough analysis of prospective investments than many of its competitors.

     The equity investment process consists of two major components. The first component involves the use of quantitative analysis and techniques. These tools are used to identify appropriate risk profiles and construct benchmark model portfolios for each fund. The second component involves traditional qualitative, fundamental analysis by the portfolio manager, who exercises considerable discretion in selecting securities for the Fund. The portfolio managers, however, must maintain an overall portfolio profile consistent with the characteristics and diversification of the fund's model portfolio.
The Company attempts to fully invest Fund assets at all times, with Standard
& Poors' 500 Index futures being utilized when necessary to maintain market exposure. The portfolios are continuously monitored by senior management of the equity division for compliance with designated fund benchmarks.

     The Company believes it utilizes a unique approach in conducting its municipal research that enhances the investment decision-making process. Traditionally, research analysts are assigned responsibility for one sector of the municipal market or one region of the country. The Company, however, requires analysts to develop their expertise on two fronts: in addition to their specific industry sectors, analysts are responsible for monitoring and analyzing the political, social and economic trends and issues pertaining to a particular region of the country. In addition, the Company's research department conducts original issue research, utilizing such sources as independent review of market and issuer activities, issuer-prepared information and publicly available information.

     The Company pursues a disciplined value-added approach to active fixed income management of Institutional Account assets. The Company limits its dependence on interest rate timing and seeks to control the risk/return profile of client portfolios with the objective of consistently outperforming either the widely followed fixed income investment performance benchmarks such as the Lehman Brothers Government/Corporate Index, or benchmarks established by the client. On an annualized basis (in each case since the Company began managing assets of Institutional Accounts, both before and after subtracting advisory fees and other expenses) the total return on Institutional Accounts managed by the Company has generally exceeded the applicable investment index.

MARKETING AND DISTRIBUTION OF INVESTMENT PRODUCTS

     Distribution

     To market its investment products, the Company has developed significant distribution relationships with almost every major securities distributor in
the United States.   The Company's products are distributed through more than
2,400 Retail Distribution Firms, representing more than 100,000 investment brokers. Today an investor can buy the Company's investment products from an investment broker in virtually any city in the United States. The Company seeks to develop close working relationships with both the home office of each Retail Distribution Firm and with the individual broker. The Company has made a concerted effort to diversify its distribution system by developing a strong presence in all four major distribution channels, creating a significant scale of distribution which the Company believes provides the foundation for continued growth of investment product sales and assets under management. In addition, the combination of VKAC's and American Capital's distribution networks has positioned the Company to strengthen significantly its relationships with a number of Retail Distribution Firms. Prior to the AC Acquisition, there was limited overlap between VKAC's and American Capital's respective top twenty Retail Distribution Firms (by sales). In 1995, distribution by channel of the Company's investment products were set forth below:



         Channel of Distribution                 Percentage of 1995 Sales
         -----------------------                 ------------------------
National and regional securities firms(1)......            28%
Financial planners.............................            25%
Banks..........................................            24%
Global securities firms(2).....................            23%


- ---------------

(1) Includes firms such as E.D. Jones and A.G. Edwards & Sons, Inc.

(2) Includes firms such as Smith Barney and Merrill Lynch.


     The Company employs a sales force of over 100 wholesalers and sales associates to develop and maintain close working relationships with both the home office and individual brokers of each of its Retail Distribution Firms. Wholesalers are regionally-based, full-time employees of the Company whose primary responsibility is to market the Company's products and services to the Retail Distribution Firms' individual brokers. The Company believes its wholesaler force, which has a low turnover rate, to be among the largest in the industry. The Company markets and services the Company's 401(k) and retirement plan business through its retirement plan consultants. The Company believes that the depth and quality of its sales force is an important asset.


     The Company views its relationships with its Retail Distribution Firms as one of its major strengths. These relationships have enabled the Company to achieve significant levels of investment product sales and assets under management. The Company builds and maintains its distribution relationships by providing sales representatives with a wide variety of investment products, product education, sales assistance, customer service and marketing support designed to enhance the business of the Retail Distribution Firms and their sales representatives as well as to enhance the attractiveness and convenience of the Funds and UITs. Ten Retail Distribution Firms accounted for approximately 43% of Fund sales volume for 1995. The largest distributors of the Funds are Smith Barney and PFSI, both wholly owned subsidiaries of Travelers, which together accounted for approximately 16.5% of Fund sales in 1995.

     As more fully described below under "--Marketing and Distribution of Investment Products--Proprietary and Preferred Distribution Relationships," the Company expects to continue to maintain and benefit from its relationships with Smith Barney and PFSI through certain distribution arrangements which generally provide that all of the Funds and the Govett Funds will receive proprietary status in the Smith Barney distribution system and preferred status in the PFSI distribution system through December 20, 2001.


        Through the Company's acquisition of transfer agent and trust company capabilities as part of the AC Acquisition and through its negotiation of an arrangement with DST Systems, Inc. to provide the Company with low-cost processing of orders, the Company has established the infrastructure necessary to package the Funds into investment programs for 401(k) plans and other retirement vehicles, and is aggressively marketing these programs through the Retail Distribution Firms. The Company believes that significant opportunities exist to increase its 401(k) and retirement plan business among small- to medium-sized companies, and that its distribution network could be an effective channel to reach such companies. The Company currently offers a turn-key 401(k) program, which includes a broad family of Funds and a management style consistent with the goals of retirement plan investments.
This program allows plans with a certain level of assets or number of eligible employees to purchase Fund shares at net asset value.


     The Company currently offers Open End Fund shares generally through three alternative share classes to investors, each utilizing a different mechanism for the investor's payment of a sales charge:


    Class A Shares. Class A shares are offered at the Open End Fund's net asset value plus an up front sales charge of a percentage of the public offering price of the Fund generally ranging up to 5.75% in the case of equity Funds and up to 4.75% in the case of fixed income Funds (of which the Company generally receives between 0.25% and 0.75%), with a reduced load for volume purchasers.


    Class B Shares. All of the Open End Funds (other than the Van Kampen American Capital Life Investment Trust) also offer Class B shares and utilize the Company Funded Load Structure for these shares. The Company pays Retail Distribution Firms at the time of the sale of Class B shares an amount between 3.0% to 4.0% of the Fund's then current net asset value. These Funds do not impose a sales charge upon the purchase of Class B shares but impose a sales charge on redemption (a "back end load") which is between 3.0% and 5.0% of the amount redeemed during the first year following purchase, and declines on a graduated basis to 0% over specified periods thereafter. In addition, each Open End Fund has adopted a Rule 12b-1 distribution plan which, subject to applicable law, reimburses the Company for the payment of the commissions to Retail Distribution Firms through the payment of a periodic asset-based sales charge (i.e., a 12b-1 fee of 0.75% of average daily net assets). The sale of these Class B shares does not create distribution revenue for the Company at the time of sale. Class B shares currently convert to Class A shares after six or seven years, although Class B shares sold on or after June 1, 1996 will convert to Class A shares after eight years.


    Class C Shares. All of the Open End Funds (excluding money market funds) also offer Class C shares, which are not subject to a sales charge upon their purchase but with respect to which a sales charge is imposed of 1.0% of any amount redeemed during the first year following purchase. Class C shares redeemed after the first year thereafter are not subject to a sales charge. The Company pays Retail Distribution
    Firms at the time of the sale of Class C shares 1.0% of the Fund's then current net asset value. In addition, after the first anniversary of the purchase of any Class C Shares, Retail Distribution Firms generally are paid an asset-based sales charge from assets of the Fund in an amount equal to 0.75% of average daily net assets in Class C shares of the Fund. The Company generally receives from the Fund during the first year a distribution and service fee of 1.0% of the average daily net assets of the Class C shares. Currently, Class C shares of Funds convert to Class A shares after ten years.


     As of March 31, 1996, 79.8% of the outstanding Open End Fund shares were Class A shares, 18.6% were Class B shares and 1.6% were Class C shares (in each case by assets under management).


     Each Retail Distribution Firm is entitled to receive from the Funds an ongoing service fee of 0.25 of 1% per annum based on each Open End Fund's average quarterly net assets attributable to shares sold by such firm.


     In connection with periodic tenders for its shares, the Prime Rate Trust imposes an early withdrawal fee of 3.0% on certain shares tendered for repurchase during the first year following their purchase. This early withdrawal fee is reduced on a graduated basis in subsequent years to 0% in the sixth year and beyond. In addition, the Company compensates broker-dealers for sales based on a percentage of the value of shares of the Prime Rate Trust which is 0.0% during the first year following purchase, and increases on a graduated basis to 0.35% during the sixth year following purchase and thereafter.


     During the initial offering period for a UIT, sales charges typically range from between 2.7% and 4.9% of the public offering price, of which 53% to 75% is typically paid to the Company. The sales charge applicable to purchasers during the initial offering period is, however, reduced on a graduated basis to any purchaser acquiring more than a specified number of units.


     Proprietary and Preferred Distribution Relationships


     The Company participates in certain distribution arrangements which it believes enhance sales of the Company's investment products. The Company has entered into a proprietary vendor relationship with Smith Barney and has established a preferred vendor relationship with almost every global retail
broker-dealer and with many of the nation's largest banks.    "Proprietary
vendor relationships" generally afford the Funds equivalent treatment with a distribution network's proprietary funds, including with regard to payments of selling compensation, as such distribution network affords to sales of comparable proprietary funds. "Preferred vendor relationships," on the other hand, generally afford Funds the same preferred treatment as any other non-proprietary fund on the "preferred list" within a distribution network, including with regard to payments of selling compensation, as such distribution network affords with respect to sales of comparable non-proprietary funds on the "preferred list," as well as being accorded a high profile in the distribution system. There has been an increasing trend by broker-dealers who sell mutual fund shares towards consolidation of their proprietary and preferred vendor arrangements with mutual fund complexes. The Retail Distribution Firms that to date have engaged in such consolidation have retained their proprietary or preferred vendor arrangements with the Company. Certain of the Company's preferential distribution arrangements are described below.


     Smith Barney. In connection with the AC Acquisition, the Company entered into an agreement, dated as of December 20, 1994 (the "Smith Barney Agreement"), relating to sales by Smith Barney or its subsidiaries of Open End Funds and the Govett Funds. Pursuant to the terms of the Smith Barney Agreement, through December 20, 2001 (unless earlier terminated as a result of the sale of a majority interest in the Company to any of certain specified entities) the Open End Funds and the Govett Funds will be accorded equivalent treatment within the Smith Barney retail system (which for this purpose includes all retail broker-dealers owned by Smith Barney or any subsidiary thereof) to that of comparable open-end mutual funds advised by Smith Barney or any other Travelers' entity.


        PFSI. The Common Sense Funds are sold exclusively through a distribution network of more than 20,000 PFSI sales representatives located in communities throughout the United States. In connection with the closing of the AC Acquisition, the Company entered into the Common Sense Agreement which provides for, among other things, such exclusive distribution through PFSI of the Common Sense Funds initially for a period of seven years ending December 20, 2001 (unless earlier terminated as a result of the sale of a majority interest in the Company to any one of three insurance companies), and thereafter as to any Common Sense Fund that is designated by PFSI or that continues to achieve certain performance standards. Also, during such initial seven-year period, PFSI will accord to sales of shares of the Common Sense Funds sold to accounts established after the AC Acquisition a more favorable broker-payout percentage than that accorded to all other comparable mutual funds sold by PFSI. In addition to the proprietary status of the Common Sense Funds, PFSI will also accord the Funds and the Govett Funds (together with funds distributed by Smith Barney which shall receive equivalent treatment), a more favorable broker-payout percentage than that accorded to all other comparable mutual funds sold by PFSI, with the exception of the Common Sense Funds. Unlike the Common Sense Arrangements, these exclusive distribution arrangements are not terminable upon a public offering.


     Under the Common Sense Agreement, the Company provides investment advisory services to the Common Sense Funds while certain affiliates of Travelers provide distribution, transfer agency and custodial services. Commencing after December 31, 1996, with respect to periods beginning after such date, either the Company or a Travelers affiliate will be required to pay to the other a profit sharing payment determined pursuant to a formula based generally upon the Company's operating earnings from the provision of investment advisory services to the Common Sense Funds, on the one hand, and the operating earnings of the Travelers affiliates from providing distribution, transfer agency and custodial services with respect to the Common Sense Funds, on the other hand. The Company currently anticipates that it will be required to pay to such Travelers affiliate between $1.0 million and $1.5 million annually under the
Common Sense Arrangements.   The Common Sense Arrangements may be terminated by
either the Company or Travelers after January 1, 2000, or after an earlier sale of a majority interest in the Company to any one of three entities or a public offering of 50% or more of the Company Common Stock (on a fully diluted basis), subject to a termination payment to be agreed upon by the Company and Travelers or, if they cannot agree within 60 days, by a panel of three investment banks, and to be paid by the party whose Common Sense business has the greater value. The termination payment is designed to split the value of the Company's and Travelers' Common Sense businesses, taken together, equally between the Company and Travelers. The Offerings will not constitute a public offering of the magnitude that would give rise to a right to terminate the Common Sense Arrangements. While the events that may result in termination of the Common Sense Arrangements are similar to those that may result in termination of PFSI's exclusive distribution arrangements, the continuance of either of these arrangements is not conditioned upon continuance of the other arrangement. Under the Common Sense Agreement, the Company also shares with a Travelers affiliate half of certain 12b-1 fees received in respect of sales of Common Sense Fund shares and pays to such affiliate half of the imputed carrying costs associated with the funding of the payment by such affiliate of broker commissions. While this sharing arrangement will not terminate upon a termination of Common Sense Arrangements, the Company may be required after such a termination to pay half of the broker commissions paid after such termination, rather than half of their imputed carrying cost.


     SunAmerica. In connection with the sale of ACC to SunAmerica, until January 2001, the Funds have been granted preferred status by SunAmerica's affiliated broker-dealers (including ACC), and will receive the same preferred status as SunAmerica's other "preferred list members" in SunAmerica's distribution systems. Further, under this arrangement, the Company will not be required to pay basis points as a marketing allowance based on sales through ACC, and asset-based maintenance fees for the Company's investment products sold by and through SunAmerica and its affiliates will be waived by SunAmerica through January 2001. This preferred status arrangement will be automatically extended for an additional two years if total net sales of the Open End Funds by SunAmerica and its affiliates have not reached $1.75 billion in the aggregate during the initial five-year period.


Govett Agreement


     The Company has entered into an agreement (the "Govett Agreement") with John Govett & Co. Limited ("Govett"). Pursuant to the Govett Agreement, among other things, (i) Govett acts as sub-investment adviser to the three existing Open End Funds whose assets are invested primarily in global securities (the "VKAC Global Funds"), (ii) the Company serves as exclusive U.S. principal underwriter for the Govett Funds, and (iii) the Company serves as transfer agent for the Govett Funds. The Govett Agreement also provides that under certain circumstances the Company will finance the marketing and distribution of Class B shares and Class C shares of the Govett Funds. However, currently the Govett Funds offer only Class A shares. Further, in order to reimburse each respective party for its activities contemplated by the Govett Agreement, the Company and Govett have agreed to share equally in advisory fee and distribution fee revenues received from the VKAC Global Funds and the Govett Funds.


Other Arrangements Affecting Distribution


     The Company currently has stock option agreements with affiliates of each of Travelers and E.D. Jones for which the vesting schedules are contingent upon, and thus are intended to enhance increased Fund assets under management. Under the agreement with the Travelers affiliate, the Company granted such affiliate an option to purchase up to 120,222 shares of Class B Common Stock at a purchase price of $200.00 per share (the "Travelers Option"). The Travelers Option vests in December 1999 unless there is a sale of a majority interest in the Company after January 1997, in which case the Travelers Option will vest on the date of such sale. The Travelers Option will be exercisable for two years after the date on which it vests. The number of shares of Class B Common Stock for which the Travelers Option will be exercisable will be determined at the time the option vests, and will be based upon the percentage of net asset value growth of Open End Fund shares sold by Smith Barney or PFSI from the second anniversary of the closing of the AC Acquisition to the vesting date.


     Under the stock option agreement with the E.D. Jones affiliate, the Company granted it an option to purchase up to 57,750 shares of Common Stock at a purchase price of $200.00 per share (the "E.D. Jones Option"). The E.D. Jones Option vests in May 2000 and will be exercisable until September 2000, unless there is a sale of all of the Company, in which case the E.D. Jones Option will vest on the date of such sale and will be exercisable only during a ten business day period beginning on the date of such sale. The number of shares of Common Stock for which the E.D. Jones Option will be exercisable will be determined at the time the option vests, and will be based upon the percentage of net asset value growth of Fund shares sold by E.D. Jones from June 1, 1995 to the date the option vests.

FUND SERVICES

     The Company provides comprehensive mutual fund services and information technology systems to support the operation, administration and recordkeeping of all of the Funds.


     The Company devotes considerable resources to providing customer service that is discernibly superior to that of its competitors. The Company has trained a skilled managerial and employee base, has established full service systems and has implemented procedures and controls to monitor service quality. In addition, the Company maintains its own transfer agent through ACCESS. ACCESS, a registered transfer agent, provides mutual fund shareholder recordkeeping, including the taking of purchase and redemption orders, entering orders into the shareholder recordkeeping system and providing trade information to portfolio management and fund accounting. Its 250 associates manage all transaction processing for approximately 1.6 million shareholder accounts. The Company's outstanding customer service performance has been recognized by DALBAR, an independent mutual fund research organization, which awarded the DALBAR Quality Tested Service Award to American Capital for each of the five years prior to the AC Acquisition and to the combined Company for 1995.


     The Company also provides 401(k) and other retirement plan customers with a full range of retirement plan services, an extensive offering of Funds and integrated recordkeeping and administrative services. Recordkeeping and administration services are provided with respect to plan documents, plan conversion, employee enrollment, contribution processing, daily trading and reconciliation, participant servicing, statements, IRS reporting and regular discrimination testing to ensure plan compliance.


EMPLOYEES


     At March 31, 1996, the Company had approximately 1,200 full-time employees. The Company has added personnel to support its expanded distribution channels and to provide investment advisory services to increased amounts of assets under management. Employees generally are compensated with a combination of salary, discretionary bonus and fringe benefits. The compensation of the Company's portfolio managers, wholesalers and sales associates is primarily incentive-based.


COMPETITION


     The Company believes that it has a broad and diversified investment product mix in terms of both asset categories and product categories including tax exempt and taxable fixed income and equity products. The Company believes this diversification, along with a significant presence in every major distribution channel, positions the Company to more effectively compete in the investment products market and reduces its sensitivity to trends favoring one or more of these types of investment products over the others. However, there can be no assurance in this regard.


     The investment management business is highly competitive. Competition is based on various factors, including the range of products offered, the investment performance of such products, quality of service, fees charged (including whether a sales charge or "load" is collected) and marketing and distribution services, and there are relatively few barriers to entry. The Company competes with many other investment managers and collective fund sponsors, as well as with other companies that furnish investment management services, including insurance companies, banks, savings and loan associations and securities dealers. A number of the Company's principal competitors are significantly larger, have greater financial resources and broader distribution capabilities than the Company and offer a broader array of investment products.


     The traditional distribution channel for mutual funds (the "sales-assisted" channel) is through retail distribution firms that are not affiliated with the sponsor of the funds or through a captive sales force. Fund shares are only sold through the sales-assisted channel. The number of mutual fund companies that market their mutual funds directly through mail and telephone services and computer networks (the "direct channel"), often with a reduced or no sales charge or "load," have increased in recent years.
As of March 31, 1996, approximately 43% of the total mutual fund assets under management in the United States were in no load funds, and no load mutual funds have been growing more rapidly than all other mutual funds over the past several years, although this was not the case in 1995. Despite the recent success of the direct channel, the Company believes that the sales-assisted channel will continue to represent a significant percentage of sales in the industry, as investors who are presented with an expanding menu of complex investment choices and information will increasingly seek and rely on advice from knowledgeable investment representatives. There can be no assurance, however, that disproportionate growth in no load mutual fund sales or in the direct channel, or other changes in mutual fund share marketing practices, would not have a material adverse effect on the Company's Fund sales.


     The Company markets Fund shares primarily through the sales-assisted channel and its business is therefore highly dependent on its ability to maintain access for its investment products to the distribution systems of various Retail Distribution Firms, including its proprietary vendor or preferred vendor relationships with Retail Distribution Firms. Distribution of the Company's investment products is concentrated, with relatively fewer Retail Distribution Firms accounting for a large percentage of the Company's total sales. See "--Marketing and Distribution of Investment Products-- Distribution." Retail Distribution Firms generally offer competing internally
and externally sponsored or managed investment products and access      to
their distribution systems is limited. The Company's ability to gain and maintain access to these distribution systems is largely dependent on the investment performance of the Company's products, the development of investment structures and techniques as well as marketing and pricing strategies that serve the needs of investors and the Retail Distribution Firms, and the level of service provided by the Company. Although the Company historically has been successful in these aspects of its business, there can be no assurance that the Company can continue to maintain such access for its products. The Company primarily markets its investment products and services directly to Institutional Accounts. See "Risk Factors - Industry and Competitive Factors."


REGULATION


     Virtually all aspects of the Company's business are subject to extensive federal and state and territorial laws and regulations. These laws and regulations are primarily intended to benefit or protect the Company's clients and the Funds' shareholders and generally grant supervisory agencies and bodies broad administrative powers, including the power to limit or restrict the Company's ability to carry on its business if it fails to comply with such laws and regulations. In such event, the possible sanctions that may be imposed include suspension of individual employees, limitations on engaging in certain types of business for specified periods of time, revocation of the Company's investment adviser and other registrations, censures and fines, any of which could have a material adverse effect on the Company's business. The Company believes that it is currently in substantial compliance with all applicable laws and regulations.


     Certain of the Company's subsidiaries are subject to net capital requirements of various federal and state regulatory agencies. The net capital, as defined, of such subsidiaries has consistently met or exceeded all minimum requirements.


     Van Kampen American Capital Investment Advisory Corp. ("Investment Advisory Corp."), Van Kampen American Capital Management, Inc. ("VKAC Management"), Van Kampen American Capital Asset Management, Inc. ("VKAC Asset Management") and Van Kampen American Capital Advisors,

Inc. ("VKAC Advisors") are registered as investment advisers with the Securities and Exchange Commission (the "Commission") under the Investment Advisers Act of 1940, as amended (the "Advisers Act") and various state and territorial securities laws. In addition, Investment Advisory Corp. is registered with the Commodity Futures Trading Commission as a commodity trading adviser. Generally, each Fund and UIT is registered with the Commission under the Securities Act and the Investment Company Act and each national Fund is qualified for sale (or not required to be so qualified) in all states in the United States and the District of Columbia; each single-state Fund is qualified for sale (or not required to be so qualified) in the state for which it is named and other designated states. Virtually all aspects of the Company's investment advisory business are subject to various federal, state and territorial laws and regulations. These laws and regulations are primarily intended to benefit the investment product holder and generally grant supervisory agencies and bodies broad administrative powers, including the power to limit or restrict the Company from carrying on its investment advisory business in the event that it fails to comply with such laws and regulations. In such event, the possible sanctions which may be imposed include the suspension of individual employees, limitations on the Company's engaging in the investment business for specified periods of time, the revocation of Investment Advisory Corp., VKAC Management, VKAC Asset Management and VKAC Advisors' registrations under applicable laws or other censures and fines.


     VKAC Distributors is registered as a broker-dealer under the Exchange Act and is subject to regulation by the Commission, the National Association of Securities Dealers, Inc. (the "NASD") and the Municipal Securities Rulemaking Board and other federal and state agencies and self-regulatory organizations. VKAC Distributors is subject to the Commission's Uniform Net Capital Rule, designed to enforce minimum standards regarding the general financial condition and liquidity of a broker-dealer. Under certain circumstances, this rule limits the ability of the Company to make withdrawals of capital and receive dividends from VKAC Distributors. VKAC Distributors' regulatory net capital has consistently exceeded such minimum net capital requirements. At March 31, 1996, VKAC Distributors had net capital of $ 18.2 million, which exceeded the regulatory minimum requirements by 17.8 million. The broker-dealer industry is one of the most highly regulated in the United States, and failure to comply with related laws and regulations can result in the revocation of broker-dealer licenses, the imposition of censures or fines and the suspension or expulsion from the securities business of a firm, its officers or employees.


     Van Kampen American Capital Trust Company ("VKAC Trust Company") is a Texas-chartered trust company and is subject to regulation by the Texas Department of Banking. VKAC Trust Company is required to maintain net capital in excess of approximately $1.0 million. This requirement limits the ability of the Company to make withdrawals of capital and receive dividends from VKAC Trust Company. At March 31, 1996, VKAC Trust Company had net capital in excess of the required amount.


     The Company's officers, directors, and employees may from time to time own securities which are also held by one or more of the Funds. The Company's internal policies with respect to individual investments require reporting of certain securities transactions and restrict certain transactions so as to avoid the possibility of conflicts of interest.


PROPERTIES


     The Company, which is headquartered in Oakbrook Terrace, Illinois and in Houston, Texas, conducts its principal operations through leased offices located there and in other cities in the United States. The Company's lease for its approximately 191,000 square foot corporate headquarters located in Oakbrook Terrace, Illinois expires in 2006. The Company's lease for its approximately 173,000 square foot corporate headquarters located in Houston, Texas expires in 2000. The Company also leases over 128,000 square feet of additional office space for its operations. Management believes that the Company's facilities are adequate to serve its currently anticipated business needs.


DISCONTINUED OPERATIONS AND DISPOSITIONS


     Prior to the completion of the Offerings, the Company intends to spin off to stockholders its interests in MCM and HGI by declaring and paying the Special Dividends. Pursuant to the Company's Third Restated Certificate of Incorporation, the Company may not pay the Special Dividends unless and until it declares and pays a cash preference dividend on the Junior Preferred Stock in an amount equal to $5 per share of Junior Preferred Stock for each calendar quarter of 1996 prior to and including the calendar quarter in which the Special Dividends are paid. The Company anticipates that such preference dividend will be made concurrently with the spin-off of MCM and HGI and the payment of the Special Dividends. It is expected that the aggregate amount of the cash preference dividend paid on the Junior Preferred Stock will eliminate the requirement that any of the Special Dividends be paid with respect to the Junior Preferred Stock.


     The Company currently holds all of the capital stock of MCM. The Special Dividend in respect of MCM will be effected through the payment of a dividend in the form of [one] share of MCM stock for every share of Company Common Stock outstanding on the record date for such distribution.


     The Company currently holds 2,666,000 shares of the capital stock of HGI, which it acquired for an aggregate purchase price of $1,333,000 in May 1996, and has entered into a subordinated credit agreement pursuant to which the Company has extended to HGI a commitment to loan to HGI up to $3,333,000, which loans will be evidenced by a promissory note. It is expected that prior to or concurrently with the payment of the Special Dividends, HGI will borrow the full amount under the Company's loan commitment. Due to certain provisions in a shareholders' agreement with HGI and Thomas Hansberger, the majority shareholder of HGI and a director of the Company, which prohibit transfers of the capital stock of HGI held by the Company to persons or entities other than certain enumerated persons or entities, the Special Dividend in respect of HGI will be effected through (i) payment of a dividend to the Company's ten largest stockholders (by number of shares) consisting of the capital stock and promissory note of HGI held by the Company and (ii) payment of a cash dividend in the amount of $ per share to the Company's remaining holders of Common Stock.


     In January 1996, the Company sold ACC, a retail broker-dealer, to SunAmerica following a determination by management of the Company that the retail broker-dealer business was not part of the Company's strategic plan. The Company currently has no intention of re-entering the retail broker-dealer business. See "--Marketing and Distribution of Investment Products-- Proprietary and Preferred Distribution Relationships--SunAmerica" above.


LEGAL PROCEEDINGS


     The Company is party to various lawsuits and other proceedings arising out of the conduct of its operating businesses. In addition, ACC is currently subject to various lawsuits relating to its business. The Company has agreed to indemnify SunAmerica for certain losses or expenses incurred by SunAmerica relating to ACC in respect of lawsuits arising during the time that ACC was owned by the Company. Although the Company is unable to reasonably estimate any loss regarding such matters, the Company does not believe that any of these matters would be likely to have a material adverse effect upon the business, financial condition or results of operations of the Company. Further, the Company has been indemnified by Travelers and certain of its subsidiaries with respect to, among other things, certain pre-closing liabilities relating to American Capital and lawsuits relating to specified

ACC representatives which arose during the time that ACC was owned by the Company. The Company is also involved in various litigation relating to discontinued operations of the Company. The Company has been indemnified by Xerox Financial with respect to, among other things, litigation arising from its discontinued capital markets operations, which indemnification obligation is guaranteed by Xerox Corporation.

                                  MANAGEMENT


     The names, ages and positions of the directors and executive officers of the Company are set forth below. All directors and executive officers are elected annually and hold office until their successors are elected and qualified, or until their earlier removal or resignation. Unless specified otherwise, all positions are with the Company and VKAC.



NAME                  AGE                        POSITION
- ----                  ---  -----------------------------------------------------
Alberto Cribiore      50   Chairman of the Board and Director
Don G. Powell         56   President, Chief Executive Officer and Director
William N. Brown      43   Executive Vice President
Douglas B. Gehrman    55   Senior Vice President
Dennis J. McDonnell   54   Executive Vice President and Director; President and
                           Chief Operating Officer of Investment Advisory
                           Corp., a subsidiary of the Company
William R. Molinari   43   Executive Vice President and Director;
                           President and Chief Operating Officer of VKAC
                           Distributors, a subsidiary of the Company
Ronald A. Nyberg      42   Executive Vice President, General Counsel and
                           Secretary
William R. Rybak      45   Executive Vice President and Chief Financial Officer
Paul R. Wolkenberg    50   Executive Vice President;
                           President and Chief Executive Officer of VKAC Trust
                           Company and ACCESS, subsidiaries of the Company
Max C. Chapman        52   Director
Michael C. Delaney    55   Director
Donald J. Gogel       47   Director
Thomas L. Hansberger  63   Director
Gordon McMahon        43   Director
Joseph L. Rice, III   64   Director

     ALBERTO CRIBIORE, CHAIRMAN OF THE BOARD--Mr. Cribiore has been a director of the Company and VKAC since 1992 and has been Chairman of the Board of the Company and VKAC since July 1995. Mr. Cribiore is also Chairman of the Compensation Committee of the Company and VKAC and is a member of the Executive Committees of the Company and VKAC. He has been a principal of CD&R since 1985 and a President since 1995. Mr. Cribiore is also a general partner of Clayton & Dubilier

Associates IV Limited Partnership, a Connecticut limited partnership ("Associates IV"), the general partner of C&D Fund IV, the majority stockholder of the Company. In 1995, Mr. Cribiore became a director of Riverwood Holding, Inc. and RIC Holding, Inc., and in March 1996 he became a director of Riverwood International Corporation. Mr. Cribiore also serves as a director of WESCO Distribution, Inc. and its parent CDW Holding Corporation, each of which is a corporation in which C&D Fund IV has invested. Mr. Cribiore received his Dottore in Economia e Commercio from the Universita Commerciale L. Bocconi, Milano.


     DON G. POWELL, PRESIDENT AND CHIEF EXECUTIVE OFFICER--Mr. Powell has been President, Chief Executive Officer and a director of the Company and VKAC since December 1994. Mr. Powell is a member of the Executive Committee of the Board and also holds the following offices: (i) Chairman and Chief Executive Officer of VKAC Distributors, Investment Advisory Corp., VKAC Asset Management, VKAC Management, and VKAC Advisors; (ii) Chairman of ACCESS, VKAC Trust Company, and MCM; and (iii) Chairman and President of Van Kampen American Capital Exchange Corporation ("VKAC Exchange Corp."). He is also President, Chairman and Trustee of each of the VKAC Funds and is President of the Common Sense Funds. Prior to the AC Acquisition, Mr. Powell held the following positions with American Capital at various dates beginning June 1987: (i) Chairman of the Board, Chief Executive Officer and Director of American Capital; (ii) President, Chief Executive Officer and Director of VKAC Asset Management, VKAC Advisors and VKAC Exchange Corp.; (iii) Executive Vice President and Director of VKAC Distributors, ACCESS, VKAC Trust Company and Advantage Capital. Mr. Powell received his B.A. in Business Administration from the University of Kansas and an M.B.A. in Finance from the University of Michigan. Mr. Powell is also a Chartered Financial Analyst. Mr. Powell is also a member of the Board and Executive Committee member of the Investment Company Institute, and is Chairman of the Federal Legislation Committee of the Investment Company Institute. He is also a member of the following additional committees of the Investment Company Institute: Institutional Funds Advisory Committee, International Committee, and the Investment Issues Committee.


     DENNIS J. MCDONNELL, EXECUTIVE VICE PRESIDENT AND DIRECTOR, AND PRESIDENT AND CHIEF OPERATING OFFICER OF INVESTMENT ADVISORY CORP., A SUBSIDIARY OF VKAC--Mr. McDonnell has been a director of the Company and VKAC since February 1993 and has been an Executive Vice President of the Company and VKAC since December 1993. Mr. McDonnell has been with the Company since 1983 and has primary responsibility for the investment advisory and research businesses of the Company, and is President, Chief Operating Officer and director of Investment Advisory Corp., VKAC Asset Management, VKAC Management and VKAC Advisors. Mr. McDonnell is also a Vice President and a Trustee of the Funds, including the Common Sense Funds. Mr. McDonnell received his M.A. degree in Economic Theory from U.C.L.A. and his B.S. degree in Economics from Loyola University of Chicago. Mr. McDonnell serves on the Investment Advisers Committee of the Investment Company Institute.


     WILLIAM R. MOLINARI, EXECUTIVE VICE PRESIDENT AND DIRECTOR, PRESIDENT AND CHIEF OPERATING OFFICER OF VKAC DISTRIBUTORS, A SUBSIDIARY OF VKAC--Mr. Molinari has been a director of the Company and VKAC since February 1993 and has been an Executive Vice President of the Company and VKAC since December 1993. Mr. Molinari has been with the Company since 1977 and has primary responsibility for the marketing and distribution of investment products sponsored by the Company, and is President, Chief Operating Officer and a director of VKAC Distributors, a subsidiary of VKAC. Mr. Molinari is a graduate of Illinois Wesleyan University and received his M.B.A. from Illinois State University.


     RONALD A. NYBERG, EXECUTIVE VICE PRESIDENT, GENERAL COUNSEL AND SECRETARY--Mr. Nyberg has been an Executive Vice President of the Company and VKAC since February 1993 and was also appointed General Counsel and Secretary of the Company and VKAC in December 1994. Mr. Nyberg has been with the Company since 1982 and has primary responsibility for the Company's legal affairs, compliance and risk management. Mr. Nyberg is Executive Vice President and General Counsel of VKAC Distributors, Investment Advisory Corp., VKAC Asset Management and VKAC Management; Executive Vice President, General Counsel and Assistant Secretary of VKAC Advisors, ACCESS, VKAC Trust Company, Van Kampen American Capital Services, Inc. ("VKAC Services") and VKAC Exchange Corp. Mr. Nyberg is also a director of VKAC Management, VKAC Distributors, Investment Advisory Corp., VKAC Asset Management and VKAC Trust Company. Mr. Nyberg serves as Vice President and Secretary for each of the VKAC Funds and is a Vice President of the Common Sense Funds. Mr. Nyberg received his B.A. degree from Augustana College and his Juris Doctor degree from IIT Chicago-Kent College of Law. Mr. Nyberg is a director of ICI Mutual Insurance Co., a provider of insurance to members of the Investment Company Institute. Mr. Nyberg is also a member of the following committees of the Investment Company Institute: the Closed-end Investment Company Committee, the Federal Legislation Committee, and the SEC Rules Committee.


     WILLIAM R. RYBAK, EXECUTIVE VICE PRESIDENT AND CHIEF FINANCIAL OFFICER--Mr. Rybak has been Executive Vice President and Chief Financial Officer of the Company and VKAC since February 1993 and was Treasurer (through December 1993) of the Company and VKAC. Mr. Rybak joined the Company in 1986, and has primary responsibility for the Company's finance and accounting departments and its New York operations. Mr. Rybak is also an Executive Vice President and Chief Financial Officer and a director of VKAC Management, VKAC Distributors, Investment Advisory Corp., VKAC Asset Management and VCJ Inc. Mr. Rybak is also Executive Vice President and Chief Financial Officer of VKAC Advisors, ACCESS, VKAC Trust Company, VKAC Exchange Corp. and VSM Inc. Mr. Rybak is also the Chief Financial Officer and Treasurer of MCM. Mr. Rybak graduated from Lewis University with a B.A. degree in Accounting and is a Certified Public Accountant. Mr. Rybak is also Chairman of the Board of Hinsdale Financial Corp., a savings and loan holding company.


     PAUL R. WOLKENBERG, EXECUTIVE VICE PRESIDENT--Mr. Wolkenberg has been an Executive Vice President of the Company and VKAC since December 1994. Mr. Wolkenberg has primary responsibility for the service and technology departments of the Company, as well as the Company's trust company operations. Mr. Wolkenberg is also President, Chief Executive Officer and a director of ACCESS and VKAC Trust Company and an Executive Vice President of VKAC
Distributors.   Mr. Wolkenberg is also a Vice President of many of the VKAC
Funds and is Vice President of the Common Sense Funds. Prior to the AC Acquisition, Mr. Wolkenberg was at various times a Senior Vice President of VKAC Asset Management, a Director and Executive Vice President of ACCESS, President, Chief Operating Officer and Director of VKAC Services, and Executive Vice President, Chief Operating Officer and Director of VKAC Trust Company. In addition, Mr. Wolkenberg was also Executive Vice President of American Capital and Executive Vice President, Chief Operating Officer and Director of American Capital Marketing, Inc. Mr. Wolkenberg received a Bachelor of Science degree in Electrical Engineering from Manhattan College. He is a graduate of the Pennsylvania Trust School and has completed graduate work in computer science from George Washington University in Washington, D.C. He also earned a Master of Science degree in Industrial Administration at Carnegie-Mellon University. Mr. Wolkenberg has also been a member of the Technical Staff in Logistics for the Research Analysis Corporation and is a member of the Operations Committee of the Investment Company Institute.


     WILLIAM N. BROWN, EXECUTIVE VICE PRESIDENT--Mr. Brown has been an Executive Vice President of the Company and VKAC since October 1995 and was Senior Vice President of the Company and VKAC since December 1994. Mr. Brown has primary responsibility for Corporate Administration, internal audit and the Company's re-engineering project. Subsequent to joining American Capital in August 1988 and at various times during his tenure, Mr. Brown has also been a Vice President, Chief Financial Officer (through the date of the AC Acquisition) and a director of ACC, Senior Vice President of VKAC Asset Management, and a director and Vice President of ACCESS, VKAC Exchange Corp., VKAC Services, VKAC Advisors and VKAC Trust Company. In addition, Mr. Brown has been a Senior

Vice President of VKAC Asset Management since May 1989, and was also Chief Financial Officer and Treasurer of VKAC Asset Management from May 1989 to December 1994. Further, Mr. Brown was Vice President and Chief Financial
Officer of American Capital Marketing, Inc. prior to the AC Acquisition.   Mr.
Brown received his B.S. in Accounting from Auburn University and an M.B.A. in Finance from the University of Alabama. In addition, Mr. Brown is a Certified Public Accountant and a Certified Management Accountant.


     DOUGLAS B. GEHRMAN, SENIOR VICE PRESIDENT--Mr. Gehrman has been a Senior Vice President of the Company and VKAC since December 1994. Mr. Gehrman has primary responsibility for the Human Resources function for the Company. Mr. Gehrman is also Senior Vice President of VKAC Management, VKAC Distributors, Investment Advisory Corp., VKAC Asset Management, VKAC Advisors, ACCESS, and is Senior Vice President and a director of VKAC Trust Company. Prior to the AC Acquisition, Mr. Gehrman was a Senior Vice President and director of American Capital. Mr. Gehrman received his B.S. in Chemical Engineering from Arizona State University and an M.B.A. in Operations Management from the University of California at Berkeley.


     MAX C. CHAPMAN, DIRECTOR--Mr. Chapman became a director of the Company and VKAC in April 1993. Mr. Chapman is also a member of the Compensation Committees of both entities. He has been Co-Chairman of Nomura Securities International, Inc. and Nomura Holding America Inc. since 1989, Chief Executive Officer since 1992, and director of The Nomura Securities Co., Ltd. since 1990. Mr. Chapman is also a member of the Board of Directors of the American Stock Exchange; a Trustee of the Endowment Fund and Investment Fund of the University of North Carolina at Chapel Hill; a member of the Bond Club; a Director of the Futures Industry Association; and in May 1989, was elected to the Board of Directors of O'Sullivan Corporation, an American Stock Exchange Company and has served as a director of the Chicago Mercantile Exchange. Mr. Chapman received his B.A. from the University of North Carolina and an M.B.A. from Columbia University.


     MICHAEL C. DELANEY, DIRECTOR--Mr. Delaney has been a director of the Company and VKAC since July 1994. Mr. Delaney is also a member of the Audit Committees of the Company and VKAC. He was employed by Goldman, Sachs & Co. from September 1980 to November 1986. From November 1986 to November 1993, Mr. Delaney was a general partner of Goldman, Sachs & Co. and has been a limited partner of that firm since December 1993. Mr. Delaney received his B.S. from Fairfield University.


     DONALD J. GOGEL, DIRECTOR--Mr. Gogel has been a director of the Company and VKAC since 1992. Mr. Gogel is also a member of the Executive and Audit Committees of the Company and VKAC. Mr. Gogel is currently a President of CD&R and has been a principal of CD&R since he joined the firm in 1989. He is a general partner of Associates IV. Mr. Gogel is also a director of A.P.S., Inc. and its parent APS Holding, Inc., Lexmark International, Inc. and its parent Lexmark International Group, Inc., and Alliant Foodservice, Inc. and its parent CDRF Holding, Inc., each of which is a corporation in which C&D Fund IV has invested. Mr. Gogel also serves as a director of TurboChef, Inc. Mr. Gogel received his B.A. from Harvard University and received a bachelor's degree in Philosophy from Oxford University's Balliol College. Mr. Gogel also received his Juris Doctor degree from Harvard Law School.


     THOMAS L. HANSBERGER, DIRECTOR--Mr. Hansberger became a director of the Company and VKAC in December 1994. Mr. Hansberger has been the Chairman and Chief Executive Officer of HGI since April 1994. Before forming HGI, Mr. Hansberger had served as Chairman, President and Chief Executive Officer of Templeton Worldwide, Inc., the parent holding company of the Templeton group of companies where Mr. Hansberger was employed since 1979. Mr. Hansberger is Chairman of the International Society of Financial Analysts, Vice Chairman of the Association for Investment Management and Research and a Trustee for the Institute of Chartered Financial Analysts. Mr.

Hansberger is also a director of the Bangkok Fund, the Schroder Korea Fund, and a member of the Advisory Board of the India Fund. He is a Chartered Financial Analyst and Chartered Investment Counselor. Mr. Hansberger received his B.S. in Business from Miami University.


     GORDON MCMAHON, DIRECTOR--Mr. McMahon has been a director of the Company and VKAC since July 1994. Mr. McMahon is also the Chairman of the Audit Committee of the Company and VKAC. He was employed by Goldman, Sachs & Co. from 1976 to 1984. From 1984 to 1993, Mr. McMahon was a general partner of Goldman, Sachs & Co. and was a limited partner of that firm from December 1993 to April 1996. Since May 1996, Mr. McMahon has been a professional employee of CD&R. Mr. McMahon is a graduate of Yale University and received his M.B.A. from Harvard University.


     JOSEPH L. RICE III, DIRECTOR--Mr. Rice has been a director of the Company and VKAC since July 1995. Mr. Rice is currently Chairman and Chief Executive Officer of CD&R and has been a principal of CD&R since 1979. He is a general partner of Associates IV. Mr. Rice is also a director of Remington Arms Company, Inc. and its parent RACI Holding, Inc., and Lexmark International, Inc. and its parent Lexmark International Group, Inc. Mr. Rice is a graduate of Williams College and received his L.L.B. degree from Harvard Law School.


COMPOSITION OF AUDIT COMMITTEE


     After the completion of the Offerings, the Audit Committee will consist of
Messrs.       and      , with Mr.        serving as Chairman.  The Audit
Committee is responsible for recommending the firm to be appointed as independent accountants to audit the Company's financial statements and to perform services related to the audit; renewing the scope and results of the audit with the independent accountants; reviewing with management and the independent accountants the Company's year-end operating results; considering the adequacy of the internal accounting and control procedures of the Company; reviewing the non-audit services to be performed by the independent accountants, if any; and considering the effect of such performance on such accountants' independence.


COMPENSATION OF DIRECTORS


     Non-employee directors who are not affiliated with CD&R are paid an annual fee of $25,000 as compensation for their services on the boards of directors of the Company and VKAC. Directors who are also employees of the Company are not separately compensated for serving as directors. Four of the Company's directors are principals of CD&R, to which the Company will pay fees for advisory and management consulting services. See "Certain Relationships and Related Transactions--CD&R and C&D Fund IV." Such directors do not receive any direct compensation from the Company.


EXECUTIVE COMPENSATION


     The following summary compensation table sets forth a summary of compensation for services in all capacities rendered to the Company during the fiscal year ended December 31, 1995 paid to (i) the Company's Chief Executive Officer, and (ii) each of the Company's other four most highly compensated executive officers (other than the Chief Executive Officer) whose total annual salary and bonus for such fiscal year exceeded $100,000 (collectively, the "Named Executives").

                           SUMMARY COMPENSATION TABLE

                                        Annual Compensation    Long Term Compensation
                                        --------------------------------------------------
                                                                 Awards
                                                               -----------
                                                               Securities
                                                               Underlying      All Other
                                 Year  Salary(1)    Bonus(2)   Options (#)  Compensation(4)
                                 ----  ----------  ----------  -----------  ---------------
Don G. Powell                    1995   $650,000   $1,560,000  $45,000 (3)  $37,811
 President and Chief Executive
 Officer

Dennis J. McDonnell              1995   $368,000   $  830,000       --      $51,383
 Executive Vice President and
 Director; President and Chief
 Operating Officer of
 Investment Advisory Corp.

William R. Molinari              1995   $368,000   $  880,000       --      $51,261
 Executive Vice President and
 Director; President and Chief
 Operating Officer of VKAC
 Distributors

Ronald A. Nyberg                 1995   $283,000   $  530,000       --      $36,173
 Executive Vice President,
 General Counsel and
 Secretary

Paul R. Wolkenberg               1995   $254,500   $  680,000    $5,610(3)  $22,267
 Executive Vice President;
 President and Chief Executive
 Officer of VKAC Trust
 Company and ACCESS(4)

- ---------------
     Options shown under the heading "Securities Underlying Options (#)" give effect to the stock split described herein.

(1)  Salary and bonus is reported in the year it was earned even if not
     actually paid until the following year.   Amounts reflected in "Salary"
     include the Named Executive's salary deferral contributions to the Company's qualified and nonqualified profit sharing plans and any salary deferred by a Named Executive pursuant to the Company's executive deferred compensation plan.

(2) Amounts reflected for Messrs. Powell, McDonnell, Molinari, Nyberg and Wolkenberg include deferred bonus awards of $312,000, $166,000, $176,000, $106,000 and $136,000, respectively, which become payable on January 2, 1997.

(3) Messrs. Powell and Wolkenberg received a grant of options on January 11, 1995 pursuant to their respective employment agreements with the Company. See "--Employment and Change-in-Control Arrangements."

(4) Amounts shown reflect profit sharing and matching contributions (or credits) to the Company's qualified and nonqualified profit sharing plans on behalf of Messrs. Powell, McDonnell, Molinari, Nyberg and Wolkenberg in the amounts of $37,811, $51,383, $51,261, $36,173 and $22,267, respectively.


          The following table sets forth information regarding grants of stock options under the Stock Option Plan during the fiscal year ended December 31, 1995 to the Named Executives.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                        Individual Grants
                    ------------------------------------------------------

                                                                                      Potential
                                                                                 Realizable Value at
                                                                                   Assumed Annual
                      Number of      % of Total                                 Rates of Stock Price
                     Securities        Options                                      Appreciation
                     Underlying       Granted to     Exercise                    for Option Term(4)
                       Options       Employees in     Price     Expiration      ----------------------
   Name             Granted(#)(1)   Fiscal Year (3)  ($/Share)     Date          5% ($)       10% ($)
- ------------------- --------------  ---------------- ---------- -----------     -----------  ---------
Don G. Powell         45,000(2)         24.8%        $    (2)   Jan.11, 2005   $5,660,100   $14,343,750

Paul R. Wolkenberg     5,610(2)          3.1%        $    (2)   Jan.11, 2005   $  705,626   $ 1,788,188

- ---------------
(1) In the event of a Named Executive's termination (other than for cause (as defined)) of employment with the Company, any portion of options not exercisable on or before the effective date of such termination shall expire. If such termination is for cause, all options expire, whether or
     not any portion is then exercisable.   Following a Named Executive's
     termination of employment for any reason prior to the date of an underwritten public offering of Common Stock, all options that are then exercisable are subject to successive repurchase rights of the Company and C&D Fund IV for an amount in cash equal to the excess of (i) the fair market value of the underlying Common Stock, as determined by the Company's Board, over (ii) the aggregate exercise price for such Common Stock (the "Vested Option Price"). In the event of the termination of the Named Executive's employment prior to the date of an underwritten public offering of Common Stock by reason of death, disability or retirement, or by the Company without cause, or by the Named Executive for good reason (as defined), the Named Executive will have the right to require the Company to purchase any options that are then exercisable for the Vested Option Price. Any purchases to be made by the Company will be subject to any restrictions in the Company's financing agreements or applicable law. The stock options granted to Messrs. Powell and Wolkenberg will become exercisable in five equal annual installments on each of the first five anniversaries of the date of grant, subject to their continued employment.

(2) Messrs. Powell and Wolkenberg received a grant of options on January 11, 1995 pursuant to their employment agreements with the Company. See "--Employment and Change-in-Control Arrangements." Represents the number of options and exercise price per share, after giving effect to the stock split described herein.

(3) Includes option grants to employees of the Company's direct and indirect wholly owned subsidiaries in 1995.

(4) Amounts for the Named Executives shown in these columns have been derived by (x) multiplying the exercise price by the annual appreciation rate shown (compounded for the term of the options), (y) multiplying the result obtained under clause (x) by the number of shares of Common Stock underlying the options, and (2) subtracting from the product derived under clause (y) the aggregate exercise price for such Common Stock. The dollar amounts set forth under this heading are the result of calculations at the 5% and 10% rates set by the Commission and are not intended to forecast possible future appreciation, if any, of the stock price of the Company Common Stock.


         The following table sets forth the aggregate value as of December 31, 1995 of unexercised stock options held by the Named Executives.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR

                       AND FISCAL YEAR-END OPTION VALUES



                                                     Number of Securities
                                                         Underlying
                                                        Unexercised          Value of Unexercised
                                                       Options at Fiscal     in-the-Money Options
                                                         Year-End (#)       at Fiscal Year-End ($)
                     Shares Acquired      Value          Exercisable/            Exercisable/
       Name          on Exercise(#)(1)  Realized($)    Unexercisable(2)        Unexercisable(3)
- ----------------     -----------------  -----------  --------------------   -----------------------
Don G. Powell               --              --           9,000/36,000                (4)
Dennis J. McDonnell         --              --          16,726/10,668       $1,661,740 /$1,066,800
William R. Molinari         --              --          16,726/10,668      $1,661,740 / $1,066,800
Ronald A. Nyberg            --              --           9,756/6,223        $969,270 /    $622,300
Paul R. Wolkenberg          --              --           1,122/4,488                 (4)


(1) No options were exercised during the 1995 fiscal year.
(2) Represents the number of shares subject to outstanding options, after giving effect to the stock split described herein. Messrs. Powell and Wolkenberg received a grant of options on January 11, 1995 pursuant to the terms of their respective employment agreements with the Company, 20% of which became exercisable on January 11, 1996. See "--Employment and Change-in-Control Arrangements." Includes options which became exercisable on February 17, 1996 with respect to Messrs. McDonnell, Molinari and Nyberg.
(3) Based upon a price of $       per share, which was the price at which
    the Company sold shares of Common Stock in December 1995, after giving effect to the stock split described herein.
(4) None of the options granted to Messrs. Powell and Wolkenberg were "in-the-money" on December 31, 1995.

EMPLOYMENT AND CHANGE-IN-CONTROL ARRANGEMENTS

     In connection with the closing of the VKM Acquisition, the Company entered into employment agreements with Messrs. McDonnell, Molinari and Nyberg. Under these agreements, each such Named Executive (i) is paid an annual base salary which is reflected in the Summary Compensation Table, with such increases as may be determined from time to time by the Board of Directors of the Company,
(ii) was provided with a one time opportunity to purchase a specified number of shares of Common Stock, (iii) was granted options to purchase additional shares of Common Stock, which options will vest in five equal installments over the term of his employment agreement, and (iv) is entitled to receive incentive compensation, employee benefits and perquisites consistent with the Company's plans, policies and arrangements as in effect from time to time. In the event that any such Named Executive's employment is terminated during the term of the employment agreement by the Company without "cause" or by the Named Executive for "good reason" (as such terms are defined in the employment agreements), the Named Executive will generally receive his base salary for the remaining term of the agreement and continued welfare benefits, for a period not exceeding twelve months, subject to reduction for any cash compensation or welfare benefits received from other employment. The agreements also provide that a Named Executive may not enter into competitive employment, solicit clients or employees of the Company or disclose confidential information during the term of the agreements and, generally, for one year following termination of the
Named Executive's employment.   Such agreements have terms of five years ending
in February 1998. See "Certain Relationships and Related Transactions--Management."

     In addition, in connection with the closing of the AC Acquisition, the Company entered into employment agreements with Messrs. Powell and Wolkenberg generally containing terms substantially similar to the terms of the employment agreements entered into in connection with the VKM Acquisition described above. The employment agreements for Messrs. Powell and Wolkenberg have a term of five years ending in December 1999. See "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Certain Relationships and Related Transactions--Management."

     Further, in March 1996, each of Messrs. Powell, McDonnell, Molinari, Nyberg and Wolkenberg, entered into a letter agreement with the Company and VKAC pursuant to which they will be paid an amount equal to $1,300,000, $736,000, $736,000, $566,000 and $550,000, respectively, in the event they remain employed by the Company for two years following a transaction that constitutes a "change in control" of the Company (as defined therein) or, if their employment earlier terminates following such a change of control, under certain limited circumstances. See "Certain Relationships and Related Transactions--Management."

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The Compensation Committee, which reviews and makes recommendations to the full Board with respect to salaries, bonuses and other compensation of officers and other executives, is comprised of Alberto Cribiore, Max C. Chapman and Donald J. Gogel. Mr. Cribiore is Chairman of the Board of the Company and, prior to the VKM Acquisition, he was the President of the Company. Mr. Gogel is a director of the Company and, prior to the VKM Acquisition, he was a Vice President of the Company. Mr. Chapman is a director of the Company.

     In addition, the Compensation Committee also administers the VK/AC Holding, Inc. Stock Option Plan (the "Stock Option Plan") and has discretion to determine the terms of stock options awarded to key employees of the Company and its subsidiaries. None of Messrs. Cribiore, Chapman or Gogel participate in the Stock Option Plan.

     The following paragraphs describe certain transactions between the Company and either of Messrs. Cribiore or Gogel or persons with whom they are related or entities in which they have an interest.

     C&D Fund IV, which is the Company's largest stockholder, is a private investment fund managed by CD&R. Amounts contributed to C&D Fund IV by its limited partners are invested at the discretion of the general partner, in equity or equity-related securities of entities formed to effect leveraged buy-out transactions and in the equity of corporations where the infusion of capital coupled with the provision of managerial assistance by CD&R can be expected to generate returns on investments comparable to returns historically achieved in leveraged buy-out transactions. Associates IV is the general partner of C&D Fund IV. Alberto Cribiore and Donald J. Gogel are principals and shareholders of CD&R and general partners of Associates IV. See also "Certain Relationships and Related Transactions."

     CD&R receives an annual fee for management and financial consulting services provided to the Company and reimbursement of out-of-pocket expenses. Such services include helping the Company to establish effective banking, legal and other business relationships, and assisting management in developing and implementing strategies for improving the operational, marketing and financial performance of the Company. The consulting fees paid to CD&R in 1995 totaled $466,667, in the aggregate, and the Company reimbursed CD&R $80,492 for out-of-pocket expenses. Such consulting fees will be reviewed on an annual basis and will be calculated with reference to the size and complexity of the Company's business, the type and magnitude of the advisory and management consulting services being provided, the fees being paid to CD&R by other companies for which it provides such services and the fees charged by other managers with comparable organizations for similar services provided to companies in which investment funds managed by such managers have invested.
The Company expects to continue to pay CD&R similar fees for such services in the future. Such fees may not exceed $500,000 per year under the terms of the Company's secured credit facility and, unless certain requirements are met, the Indenture governing the Notes.

     CD&R, C&D Fund IV and the Company have entered into an indemnification agreement, pursuant to which the Company agreed to indemnify CD&R, C&D Fund IV, Associates IV and their respective directors, officers, partners, employees, agents and controlling persons against certain liabilities arising under the federal securities laws, other laws regulating the business of the Company and certain other claims and liabilities.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

CD&R AND C&D FUND IV

     C&D Fund IV, which is the Company's largest stockholder, is a private investment fund managed by CD&R. Amounts contributed to C&D Fund IV by its limited partners are invested at the discretion of the general partner, in equity or equity-related securities of entities formed to effect leveraged buy-out transactions and in the equity of corporations where the infusion of capital coupled with the provision of managerial assistance by CD&R can be expected to generate returns on investments comparable to returns historically achieved in leveraged buy-out transactions. Associates IV is the general partner of C&D Fund IV. Alberto Cribiore, President and shareholder of CD&R and general partner of Associates IV, serves as Chairman of the Board of the Company and, prior to the VKM Acquisition, served as the President of the Company. Donald J. Gogel, a principal of CD&R and a general partner of Associates IV, serves as a director of the Company and prior to the VKM Acquisition, served as Vice President. Joseph L. Rice, III, Chairman of the Board, Chief Executive Officer and shareholder of CD&R and a general partner of Associates IV, serves as director of the Company and prior to the VKM Acquisition, served as Vice President and Secretary, and as a director of the Company. Gordon McMahon, a professional employee of CD&R, serves as a director of the Company. See also "Management--Compensation Committee Interlocks and Insider Participation."

     CD&R receives an annual fee for management and financial consulting services provided to the Company and reimbursement of out-of-pocket expenses. Such services include helping the Company to establish effective banking, legal and other business relationships, and assisting management in developing and implementing strategies for improving the operational, marketing and financial performance of the Company. The consulting fees paid to CD&R in 1995 totaled $466,667, in the aggregate, and the Company reimbursed CD&R $80,492 for out-of-pocket expenses. Such consulting fees will be reviewed on an annual basis and will be calculated with reference to the size and complexity of the Company's business, the type and magnitude of the advisory and management consulting services being provided, the fees being paid to CD&R by other companies for which it provides such services and the fees charged by other managers with comparable organizations for similar services provided to companies in which investment funds managed by such managers have been invested. The Company expects to continue to pay CD&R similar fees for such services in the future. Such fees may not exceed $500,000 per year under the terms of the Company's secured credit facility and, unless certain requirements are met, the Indenture governing the Notes.

     During 1995, Gordon McMahon, a director of the Company and a professional employee of CD&R since May 1996, was retained by the Company to serve as a financial advisor in connection with the sale of ACC to SunAmerica. Mr. McMahon was paid $100,000 and was indemnified by the Company relating to his services pursuant to this engagement to the fullest extent permitted by the Company's By-Laws and the General Corporation Law of the State of Delaware.

     The Company has paid fees to the law firm of Debevoise & Plimpton from time to time for legal services rendered. Franci J. Blassberg, Esq., a member of Debevoise & Plimpton, is married to Joseph L. Rice, III, a director of the Company, a principal of CD&R and a general partner of Associates IV.

     CD&R, C&D Fund IV and the Company have entered into an indemnification agreement, pursuant to which the Company agreed to indemnify CD&R, C&D Fund IV, Associates IV and their respective directors, officers, partners, employees, agents and controlling persons against certain liabilities arising under the federal securities laws, other laws regulating the business of the Company and certain other claims and liabilities.

OUTSIDE DIRECTORS

     Goldman, Sachs & Co. has been engaged by the Company as an underwriter with respect to the Offerings. Michael Delaney, a director of the Company, is a limited partner of Goldman, Sachs & Co.

     In May 1996, the Company invested $1.3 million in HGI in the form of common stock and made a commitment to loan up to $3.3 million to HGI. Subject to certain conditions, the Company's commitment to make such loans to HGI will terminate upon the completion of the Offerings. Max Chapman, a director of the Company, has also invested $471,000 in HGI in the form of common stock and has a commitment to loan up to $1,178,000 to HGI. Thomas L. Hansberger, also a director of the Company, owns or controls, directly or indirectly, a majority of the common stock of HGI, and has invested $3.7 million in HGI in the form of common stock. The Company intends to distribute its investments in HGI to certain of the Company's stockholders as part of the Special Dividends. See "Business-Discontinued Operations and Dispositions."

MANAGEMENT

     In connection with the VKM Acquisition and the AC Acquisition, the Company entered into employment agreements with certain key executives. The employment agreements provided each such executive with the opportunity to purchase a stated number of shares of Common Stock for a stated purchase price. See "Management--Employment and Change-in-Control Arrangements" above.

     The major portion of the purchase price for the stock purchased by these key executives and other members of management of the Company in connection with the VKM Acquisition and the AC Acquisition was financed by loans from a major bank on customary terms. To help those purchasers obtain a more favorable rate and more favorable terms for such financings, the Company guaranteed such indebtedness in the amount of $12.0 million, approximately $8.7 million of which was outstanding at December 31, 1995. The Company guaranteed indebtedness incurred by Messrs. McDonnell, Molinari, Nyberg and Wolkenberg in the amounts of $1,219,200, $1,219,200, $711,200, and $272,000, respectively.
At February 17, 1996, the outstanding balance of such guaranteed indebtedness incurred by Messrs. McDonnell, Molinari and Wolkenberg was $997,280, $1,097,280 and $272,000, respectively, and all of such guaranteed indebtedness incurred by Mr. Nyberg had been repaid.

     In March 1996, each member of the Company's Senior Management Committee, consisting of Messrs. Powell, McDonnell, Molinari, Nyberg, Rybak, Wolkenberg, Brown and Gehrman, entered into a letter agreement with the Company and VKAC pursuant to which they will be paid an amount equal to $1,300,000, $736,000, $736,000, $566,000, $566,000, $550,000, $400,000 and $300,000, respectively, in the event they remain employed by the Company for two years following a "change in control" of the Company (as defined therein) or, if their employment earlier terminates following such a change of control, under certain limited circumstances. The Offerings will not constitute a change of control under these agreements. See "Management's Discussion and Analysis of Financial Condition and Results of Operations--Liquidity and Capital Resources" and "Management--Employment and Change-in-Control Arrangements."

     The Special Dividends

     Prior to the completion of the Offerings, the Company intends to spin off to its stockholders its interests in MCM and HGI by declaring and paying the Special Dividends.

     The Company currently holds 2,666,000 shares of the capital stock of HGI, which it acquired for an aggregate purchase price of $1,333,000 in May 1996, and has entered into a subordinated credit agreement pursuant to which the Company has extended to HGI a commitment to loan to HGI up to $3,333,000, which loans will be evidenced by a promissory note. It is expected that prior to or concurrently with the payment of the Special Dividends, HGI will borrow the full amount under the Company's loan commitment. Due to certain provisions in a shareholders' agreement with HGI and Thomas Hansberger, the majority shareholder of HGI and a director of the Company, which prohibit transfers of the capital stock of HGI held by the Company to persons or entities other than certain enumerated persons or entities, the Special Dividend in respect of HGI will be effected through (i) payment of a dividend to the Company's ten largest stockholders (by number of shares) consisting of the capital stock and promissory note of HGI held by the Company and (ii) payment of a cash dividend
in the amount of $         per share to the Company's remaining holders of
Common Stock.

                        SECURITY OWNERSHIP BY MANAGEMENT
                           AND PRINCIPAL STOCKHOLDERS

     The following table sets forth information as of March 31, 1996 and as adjusted to reflect the sale of the Common Stock offered hereby, regarding the beneficial ownership of Company Common Stock by (a) the persons known by the Company to be the beneficial owners of more than 5% of the outstanding shares of Company Common Stock, (b) each director of the Company, (c) each Named Executive and (d) all directors and executive officers of the Company as a group. The information set forth in the table as to directors and officers is based upon information furnished to the Company by them in connection with the preparation of this Prospectus. Except where otherwise indicated, the mailing address of each of the stockholders named in the table is: c/o Van Kampen American Capital Group, One Parkview Plaza, Oakbrook Terrace, Illinois 60181. See "Description of Capital Stock."

                                                        PRIOR TO THE OFFERINGS(1)                  AFTER THE OFFERINGS(1)
                                               ---------------------------------------    ------------------------------------
                                                   NUMBER               PERCENT OF            NUMBER               PERCENT
                                                  OF SHARES               CLASS             OF SHARES              OF CLASS
NAME OF BENEFICIAL OWNER                       ---------------       ----------------    ----------------       --------------

The Clayton & Dubilier Private
  Equity Fund IV Limited Partnership
  270 Greenwich Avenue
  Greenwich, CT  06830                           2,118,264                91.4%                                        %

B. Charles Ames(2)                               2,118,264                91.4%                                        %

William A. Barbe(2)                              2,118,264                91.4%                                        %

Alberto Cribiore(2)                              2,118,264                91.4%                                        %

Donald J. Gogel(2)                               2,118,264                91.4%                                        %

Leon J. Hendrix, Jr.(2)                          2,118,264                91.4%                                        %

Hubbard C. Howe(2)                               2,118,264                91.4%                                        %

Joseph L. Rice, III(2)                           2,118,264                91.4%                                        %

Andrall E. Pearson(2)                            2,118,264                91.4%                                        %

Max C. Chapman(3)                                    1,000                  *                                          *

Michael C. Delaney(4)                                1,000                  *                                          *

Thomas L. Hansberger(5)                              1,000                  *                                          *

Gordon McMahon(6)                                    1,000                  *                                          *

Dennis J. McDonnell                                 31,966                 1.4                      (7)             1.4%

William R. Molinari                                 31,966                 1.4                      (7)             1.4%

Ronald A. Nyberg                                    18,646                  *                       (7)              *

Don G. Powell                                       18,000                  *                       (7)              *

Paul R. Wolkenberg                                   2,822                  *                       (7)              *

Officers and directors as a group (15
  persons)                                       2,247,635                94.4                      (7)(8)         94.4%




- -------------------------------------
 *  Less than 1 percent.

(1) The shares owned by each person, or by the group, and the shares included in the total number of shares outstanding have been adjusted, and the percentage owned has been computed, in accordance with Rule 13d-3(d)(1) under the Exchange Act.

(2) Messrs. Ames, Barbe, Cribiore, Gogel, Hendrix, Howe, Pearson and Rice may be deemed to share beneficial ownership of the shares owned of record by C&D Fund IV by virtue of their status as general partners of the general partner of C&D Fund IV, but each expressly disclaims such beneficial ownership of such shares. Messrs. Ames, Barbe, Cribiore, Gogel, Hendrix, Howe, Pearson and Rice share investment and voting power with respect to securities owned by C&D Fund IV.
The business address for each of them is c/o Clayton, Dubilier & Rice, Inc., 375 Park Avenue, 18th Floor, New York, New York 10152.

(3) Mr. Chapman's business address is c/o Nomura Securities International Inc., 2 World Financial Center, Building B, 22nd Floor, New York, New York 10281-1198.

(4) Mr. Delaney's business address is c/o Goldman, Sachs & Co., 85 Broad Street, 24th Floor, New York, New York 10004.

(5) Mr. Hansberger's business address is c/o Hansberger Global Investors, Inc. 515 East Las Olas, Suite 1300, Ft. Lauderdale, Florida 33301.

(6) Mr. McMahon's business address is c/o Clayton, Dubilier & Rice, Inc., 375 Park Avenue, New York, New York 10152.

(7) Includes shares which may be acquired upon the exercise of outstanding stock
options as follows:        ,        ,        ,        , and          shares
for Messrs. McDonnell, Molinari, Nyberg, Powell, Wolkenberg and the group, respectively.

(8) Includes         shares owned of record by C&D Fund IV as to which Messrs.
Cribiore, Gogel and Rice each expressly disclaims beneficial ownership.

(8) Includes            shares owned of record by C&D Fund IV as to which
Messrs. Cribiore, Gogel and Rice each expressly disclaims beneficial ownership.



                              SELLING STOCKHOLDERS


     Most of the Selling Stockholders received their shares of Company Common Stock in connection with the VKM Acquisition or the AC Acquisition. The transferability of the shares held by the Selling Stockholders is restricted by the Registration and Participation Agreement, by the stock subscription agreements pursuant to which such shares were purchased and, in the case of the shares that were acquired in connection with the AC Acquisition, by federal and state securities laws. Under the Registration and Participation Agreement, the Selling Stockholders have certain rights to require the Company to register shares of Company Common Stock under the federal securities laws, and to register or qualify such shares for resale under state securities laws. All the shares of Common Stock offered by the Selling Stockholders hereby are being registered pursuant to such registration rights. The Registration and Participation Agreement requires the Company to pay all expenses incurred by the Selling Stockholders with respect to the Offerings, other than underwriting discounts and commissions, transfer taxes applicable to the Common Stock to be sold by the Selling Stockholders and certain legal fees. Pursuant to the Registration and Participation Agreement, the Company is required to pay the fees and expenses of one law firm to represent certain Selling Stockholders in connection with the Offerings. The Company has agreed to indemnify the Selling Stockholders and the Underwriters as to certain information included in this Prospectus, and each of the Selling Stockholders has agreed to indemnify the Company, its directors, controlling persons and officers who have signed the Registration Statement of which this Prospectus is a part and the Underwriters as to certain information relating to such Selling Stockholder. Upon registration and sale, such shares of Common Stock will be free of the restrictions noted above other than restrictions under the Securities Act with respect to any person who may be deemed to be an affiliate of the Company for purposes of the Securities Act.


     The following table sets forth certain information with respect to the Selling Stockholders and their beneficial ownership of the Company Common Stock
as of [               ], 1996 and as adjusted to reflect the sale of the Common
Stock offered by the Selling Stockholders hereby, and other than as noted below, includes information with respect to positions, offices or other material relationships of the Selling Stockholders with the Company or any predecessor or affiliate thereof, other than as a stockholder thereof, during the past three years. For information with respect to material relationships between the Company and C&D Fund IV, see "Certain Relationships and Related Transactions." Unless otherwise indicated, each Selling Stockholder named has sole voting and dispositive power with respect to its shares.


     As of [                  ], 1996, each of the Selling Stockholders listed
below had given notice of its intent to sell shares of Common Stock in the Offerings. The number of shares of Common Stock that each Selling Stockholder listed below is selling in the Offerings is equal to its pro rata portion (based on the number of shares such Selling Stockholder has indicated it would propose to sell in the Offerings relative to the total number of shares all
such Selling Stockholders would propose to sell in the Offerings) of the [    ]
million shares of Common Stock to be sold by all of the Selling
Stockholders in the Offerings.


     All information with respect to beneficial ownership has been furnished by the respective Selling Stockholders.


     The information presented in the preceding discussion and in the following table assumes that the over-allotment options granted by the Selling Stockholders to the Underwriters are exercised in full.

     [Share numbers below to be adjusted for stock split.]




                                                    Shares              Number of           Shares
                                              Beneficially Owned         Shares       Beneficially Owned
                                           Prior to the Offerings(1)     Offered     After the Offerings(1)
                                           -------------------------    ---------    ----------------------
Name and address of Selling Stockholder     Number         Percent                    Number       Percent
                                           -------         -------                   --------      --------
The Clayton & Dubilier Private
 Equity Fund IV Limited Partnership
 270 Greenwich Avenue
 Greenwich, CT  06830                        2,118,264          91.4%

______ other Selling Stockholders,
each of whom is selling less than ___
shares in the Offerings or
beneficially owns less than 1% of the
outstanding Common Stock prior to the
Offerings ............................

- -----------------------

     (1) The shares owned by each person, or by the group, and the shares included in the total number of shares outstanding have been adjusted, and the percentage owned has been computed, in accordance with Rule 13d-3(d)(1) under the Exchange Act. Represents shares outstanding after giving effect to the stock split described herein.



                        SHARES ELIGIBLE FOR FUTURE SALE


     After completion of the Offerings, the Company will have [           ]
shares of Common Stock outstanding, [              ] shares of Common Stock
subject to stock options issued pursuant to the Stock Option Plan (whether vested or unvested) or issuable upon vesting and payment of deferred stock
units, up to        shares of Common Stock subject to the E.D. Jones Option,
shares of Common Stock subject to other stock options (whether vested or
unvested), [            ] shares of Class B Common Stock outstanding and up to
shares of Class B Common Stock subject to the Travelers Option.  Of these
shares, the [                      ] shares of Common Stock sold in the
Offerings and         additional shares of outstanding Common Stock will be
freely tradeable without restriction under the Securities Act, except by persons who may be deemed to be "affiliates" of the Company, as that term is defined in Rule 144. All the remaining shares of Common Stock (including any shares issued upon exercise of such stock options or vesting and payment of such deferred stock units) and any shares of Class B Common Stock for which any such shares of Common Stock are exchanged ("Restricted Shares") may not be sold unless they are registered under the Securities Act or are sold pursuant to an exemption from registration, including an exemption contained in Rule 144 or Rule 144A under the Securities Act.


     In general, under Rule 144, if two years have elapsed since the Restricted Shares have been acquired from the Company or from an affiliate of the Company (whichever is later), the holder of such Restricted Shares, including for this purpose persons who may be deemed "affiliates" of the Company whether or not they hold Restricted Shares, would be entitled to sell, within any three-month period, up to a number of Restricted Shares that does not exceed the greater of
(x) 1% of the then outstanding shares of Common Stock (approximately [        ]
shares immediately after the Offerings) and (y) the average weekly trading volume of the Common Stock on the New York Stock Exchange during the four calendar weeks preceding the date on which notice of the sale is filed with the Commission. Sales under Rule 144 are subject to certain restrictions relating to manner of sale, notice and the availability of current public information about the Company and may be effected only through unsolicited brokers' transactions. A person who is not deemed an "affiliate" of the Company at any time during the 90 days preceding a sale would (but for the "lock-up" arrangements described below) be entitled to sell such Restricted Shares immediately after the Offerings under Rule 144 without regard to the volume or other limitations described above, provided that two years have elapsed since such Restricted Shares were acquired from the Company
or an affiliate of the Company.  As of May 31, 1996,        of the Restricted
Shares had been held for more than two years by the holders thereof, of which
[        ] shares are held by persons who may be deemed to be "affiliates"
of the Company.  As of December 20, 1996,         of the Restricted Shares will
have been held for at least two years and, accordingly, may be sold publicly following the expiration of the 180-day "lock-up" arrangements described below.


     The Company currently has stock option agreements with affiliates of each of Travelers and E.D. Jones for which the vesting schedules are contingent upon increased Fund assets under management. Under the agreement with the Travelers affiliate, the Company granted such affiliate the Travelers Option to purchase up to 120,222 shares of Class B Common Stock at a purchase price of $200.00 per share. The Travelers Option vests in December 1999 unless there is a sale of a majority interest in the Company after January 1997, in which case the Travelers Option will vest on the date of such sale. The Travelers Option will be exercisable for two years after the date on which it vests. The number of shares of Class B Common Stock for which the Travelers Option will be exercisable will be determined at the time the option vests, and will be based upon the percentage of net asset value growth of Open End Fund shares sold by Smith Barney or PFSI from the second anniversary of the closing of the AC Acquisition to the vesting date.


     Under the stock option agreement with the E.D. Jones affiliate, the Company granted it the E.D. Jones Option to purchase up to 57,750 shares of Common Stock at a purchase price of $200.00 per share. The E.D. Jones Option vests in May 2000 and will be exercisable until September 2000, unless there is a sale of 100% of the voting stock or assets of the Company, in which case the E.D. Jones Option will vest on the date of such sale and will be exercisable only during a ten business day period beginning on the date of such sale. The number of shares of Common Stock for which the E.D. Jones Option will be exercisable will be determined at the time the option vests, and will be based upon the percentage of net asset value growth of Fund shares sold by E.D. Jones from June 1, 1995 to the date the option vests.


     Within one year from the effective date of the Registration Statement of which this Prospectus forms a part, the Company will register on Form S-8 under
the Securities Act (i) [             ] shares of  Common Stock issuable upon
the exercise of the stock options granted under the VK/AC Holding, Inc. Stock Option Plan for management and key employees. [The Company also intends to register on Form S-8 under the Securities Act the 32,500 shares of Common Stock that will be held by the Profit Sharing Plan following the Offerings].


"LOCK-UP" ARRANGEMENTS


     The Company and certain of its current stockholders, including the Selling Stockholders and certain officers and directors of the Company, have entered into "lock-up" agreements pursuant to which they have agreed, during the period of - days from the date of this Prospectus, without the prior written consent of Merrill Lynch, not to enter into any agreement providing for or effect any public sale, distribution or other public disposition (including, without limitation, any sale pursuant to Rule 144 or Rule 144A or Regulation S under the Securities Act) of any shares of Company Common Stock or similar equity securities, or any securities convertible into or exchangeable or exercisable for shares of Company Common Stock or similar equity securities, or grant any public option for any such sale, or, in the case of the Company, file any registration statement under the Securities Act with respect to any of the foregoing, other than the shares of Common Stock that may be sold by the Selling Stockholders in the Offerings or, in the case of the Company, in respect of a registration statement on Form S-8. Purchasers of any such securities from such persons or entities in private transactions will also be required to agree to substantially similar restrictions on public sales. After the expiration of such -- day period, such stockholders (other than "affiliates" of the Company) will, to the extent that they hold shares that have been registered under the Securities Act, be entitled to dispose of their shares without regard to volume or other restrictions of Rule 144. Virtually all of the Company's current stockholders are bound by a similar 180-day lock-up agreement, which may be waived by the Company.


REGISTRATION AND PARTICIPATION AGREEMENT


        Pursuant to the terms of the Registration and Participation Agreement, existing stockholders of the Company who will collectively own ______ shares of Common Stock and ______ shares of Class B Common Stock after the Offerings have certain registration rights with respect to their shares of Company Common Stock (subject to certain "lock-up" arrangements). Certain existing management stockholders have agreed not to make any demand for or exercise any rights with respect to the registration of their Common Stock, and have waived all rights to register Common Stock owned by them, in connection with the Offerings, in return for a one-year extension of their right (which otherwise would terminate upon the completion of the Offerings) to participate in certain private sales by C&D Fund IV of Company Common Stock. After completion of the Offerings and the expiration of the applicable "lock-up" period, the holders of at least 20% of the Company's Registrable Securities (as defined in the Registration and Participation Agreement) may request that the Company register some or all of their shares of Common Stock. In addition, if the Company decides to register additional shares of Common Stock (other than, among other limitations, shares of Common Stock to be issued pursuant to employee benefit or option plans), such existing stockholders are entitled to participate in such registration.


        Prior to the Offerings, there has been no public market for the Common Stock and no prediction can be made as to the effect, if any, that market sales of Restricted Shares, the availability of such Restricted Shares for such sales, or the existing stockholders' registration rights will have on the market price of the Common Stock prevailing from time to time. Nevertheless, sales of substantial amounts of Common Stock, or the perception that such sales could occur, could adversely affect prevailing market prices for the Common Stock and could impair the Company's future ability to raise capital through an offering of its equity securities.



                          DESCRIPTION OF CAPITAL STOCK


        The following description of the Company's capital stock does not purport to be complete and is qualified in its entirety by reference to applicable Delaware law and to the provisions of the Company's Third Restated Certificate of Incorporation and By-laws, as amended and restated. Copies of the Third Restated Certificate of Incorporation and By-laws have been filed or incorporated by reference as exhibits to the Registration Statement of which this Prospectus forms a part.


        The Company's authorized capital stock consists of 3,250,000 shares of Common Stock, 3,250,000 shares of Class B Common Stock and 32,500 shares of Junior Preferred Stock. As of ______, 1996, the Company had outstanding ______ shares of Common Stock ______ shares of Class B Common Stock and shares of Junior Preferred Stock. As of May 31, 1996 there were 174 holders of record of Common Stock, one holder of record of Class B Common Stock and one holder of record of Junior Preferred Stock.

COMMON STOCK


     Voting Rights. Each holder of shares of the Common Stock is entitled to one vote per share on all matters to be voted on by stockholders. Holders of the Common Stock are not entitled to cumulative votes in the election of directors. Any director may be removed at any time, either for or without cause, upon the affirmative vote of the holders of a majority of the outstanding shares of the Company's capital stock entitled to vote for the election of such director, cast at a special meeting of stockholders called for that purpose. C&D Fund IV, therefore, will be able to effect the removal of any director so long as C&D Fund IV holds a majority of the outstanding shares of the Company's capital stock entitled to vote.


     Dividend Rights. The holders of Common Stock are entitled to dividends and other distributions if, as and when declared by the Board of Directors of the Company out of assets legally available therefor, subject to (i) the restrictions set forth in the Company's secured credit facility and the Indenture, (ii) the dividend rights of holders of the Junior Preferred Stock described below and (iii) the restrictions, if any, imposed by other indebtedness outstanding from time to time. See "Dividend Policy." The holders of the Common Stock and Class B Common Stock are entitled to equivalent per share dividends and distributions.


     In addition, the Company may not declare or pay dividends on any shares of Company Common Stock in any calendar year until the Company has declared and paid dividends equal to $5.00 per share with respect to the Junior Preferred Stock for each calendar quarter during such calendar year to and including the calendar quarter in which such dividend on shares of Company Common Stock is paid. In addition, holders of Junior Preferred Stock will also share equally with the holders of Company Common Stock in any dividends with respect to Company Common Stock to the extent the value of such dividends exceeds the value of dividends paid to holders of the Junior Preferred Stock in such calendar year.


     Other Rights. Subject to the liquidation preference of holders of the Junior Preferred Stock described below, upon the liquidation, dissolution or winding up of the Company, the holders of shares of the Common Stock would be entitled to share pro rata (on an equal basis with the holders of the Class B Common Stock) in the distribution of all of the Company's assets remaining available for distribution after satisfaction of all its liabilities, up to an amount equal to $200 per share. After each holder of Common Stock and Class B Common Stock has received a distribution upon any liquidation, dissolution or winding up of the Company of an amount equal to $200 per share, the holders of Junior Preferred Stock also shall be entitled to share equally, share for share, with the holders of Common stock in any other cash or non-cash distributions payable to holders of the capital stock of the Company. The holders of the Common Stock have no statutory preemptive rights to purchase shares of stock of the Company, nor are they entitled to the benefits of any sinking fund provisions.


     Exchange Rights. Each record holder of the Common Stock is entitled at its option to exchange any or all of the shares of such holder's Common Stock for the same number of shares of Class B Common Stock, if such holder or its affiliates would otherwise directly or indirectly own, control or have power to vote a greater quantity of Common Stock than such holder and its affiliates are permitted to own, control or have power to vote under applicable laws or regulations. See "--Class B Common Stock."


CLASS B COMMON STOCK


     The Class B Common Stock is identical to the Common Stock in all respects except as to voting and conversion rights. The holders of Class B Common Stock have no right to vote. Each holder of record of Class B Common Stock is entitled at its option to convert any or all of such shares into the same number of shares of Common Stock, provided that such conversion would not result in such holder and its affiliates, directly or indirectly, owning, controlling or having the power to vote a greater quantity of Common Stock than such holder and its affiliates are permitted to own, control or have power to vote under applicable laws and regulations. The Class B Common Stock is intended to meet the needs of several investors in C&D Fund IV which may be subject to limitations under the Bank Holding Company Act of 1956, as amended, on their ability to hold more than 5% of the voting stock of the Company in the event C&D Fund IV distributed its shares of Common Stock to such investors. C&D Fund IV has no present plans to make any such distributions. Currently, Travelers is the only holder of Class B Common Stock. Travelers or any of its affiliates holding Class B Common Stock are restricted, pursuant to the Company's Third Restated Certificate of Incorporation, from converting shares of Class B Common Stock to Common Stock. Upon the sale of such shares by Travelers to any entity other than Travelers or its affiliate, such shares of Class B Common Stock will automatically convert without further action into an equal number of shares of Common Stock. Any issuance of shares of Common Stock upon conversion of Class B Common
Stock would result in a decrease of an equal number of shares of Class B Common Stock. Accordingly, the issuance of shares of Common Stock upon such conversion would not increase the total number of shares of Company Common Stock outstanding on such date.


JUNIOR PREFERRED STOCK


     Generally, the holders of Junior Preferred Stock do not have any voting rights. However, the Company may not change the dividend rights with respect to Junior Preferred Stock without the unanimous affirmative vote of the holders of outstanding Junior Preferred Stock. In addition, the Company may not alter or change the powers, preferences or special rights of the Junior Preferred Stock so as to adversely affect the holders of the Junior Preferred Stock without the affirmative vote of the holders of at least two-thirds of the outstanding shares of Junior Preferred Stock. Holders of shares of Junior Preferred Stock are entitled to receive if, when and as declared by the Company's Board of Directors quarterly cash "preferred" dividends at a rate of $20.00 per share per annum. Dividends on the Junior Preferred Stock are noncumulative and do not accrue if they are not declared. Before any distribution or payment may be made in any calendar year upon any share of Company Common Stock, however, holders of shares of Junior Preferred Stock are entitled to be paid in cash an amount equal to $5.00 per share per quarter for each quarter during such calendar year prior to and including the calendar quarter in which such distribution or payment is
made.   In addition, if the value of the distribution or payment to be made in respect of a share of Company Common Stock is greater than the value per share of the preferred dividends previously paid to the holders of the Junior Preferred Stock in that calendar year, such holders will also be entitled to share equally, share for share, with the holders of the Company Common Stock in such distribution or payment to the extent of the excess. Upon any liquidation, dissolution or winding up of the Company, the holders of the Junior Preferred Stock are entitled to a liquidation preference of $200 per share prior to any distributions to holders of Company Common Stock. After each holder of Common Stock and Class B Common Stock has received a distribution upon any liquidation, dissolution or winding up of the Company of an amount equal to $200 per share, the holders of Junior Preferred Stock also shall be entitled to share equally, share for share, with the holders of Common Stock in any other cash or non-cash distributions payable to holders of the capital stock of the Company.

TRANSFER AGENT AND REGISTRAR


     [                        ] has been appointed as the transfer agent and
registrar for the shares of Common Stock.


CERTAIN EFFECTS OF AUTHORIZED BUT UNISSUED STOCK


     After consummation of the Offerings, the Company will have [          ]
unissued and unreserved shares of Common Stock. These additional shares may be utilized for a variety of corporate purposes, including future public offerings to raise additional capital and for facilitating corporate acquisitions. Except pursuant to the stock option plan, deferred stock units and stock option agreements referred to under "Shares Eligible for Future Sale," the Company does not currently have any plans to issue additional shares of Common Stock. One of the effects of unissued and unreserved shares of capital stock may be to enable the Board of Directors to render more difficult or discourage an attempt to obtain control of the Company by means of a merger, tender offer, proxy contest or otherwise, and thereby to protect the continuity of the Company's management. If, for example, the Board of Directors of the Company were to determine that a takeover proposal was not in the Company's best interests, such shares could be issued by the Board of Directors without stockholder approval in one or more private transactions or other transactions that might prevent or render more difficult or costly the completion of the takeover transactions by diluting the voting or other rights of the proposed acquirer or insurgent stockholder group, by creating a substantial voting block in institutional or other hands that might undertake to support the position of the incumbent Board of Directors of the Company, by effecting an acquisition that might complicate or preclude the takeover, or otherwise.

              CERTAIN UNITED STATES FEDERAL TAX CONSIDERATIONS FOR
                                NON-U.S. HOLDERS


     The following is a general discussion of certain U.S. federal income and estate tax consequences of the ownership and disposition of Common Stock by non-U.S. holders. As used herein, "non-U.S. holder" means a person or entity that is, as to the U.S., a foreign corporation, a non-resident alien individual or a foreign partnership, and any estate or trust the income of which is not subject to U.S. taxation regardless of source.


     The discussion is based on provisions of the Internal Revenue Code of 1986, as amended (the "Code"), the regulations promulgated thereunder (the "Treasury Regulations"), and administrative and judicial interpretations as of the date hereof, all of which are subject to change, possibly with retroactive effect. Furthermore, the discussion does not address tax consequences to special classes of non-U.S. holders and does not consider specific facts and circumstances that may be relevant to a particular holder's tax position.


     Proposed Treasury Regulations were issued on April 15, 1996 (the "Proposed Regulations") which, if adopted, would affect U.S. taxation of dividends paid to a non-U.S. holder of Common Stock. The Proposed Regulations are generally proposed to be effective with respect to dividends paid after December 31, 1997, subject to certain transition rules. The discussion below is not intended to be a complete discussion of the provisions of the Proposed Regulations.


     Prospective purchasers are urged to consult a tax adviser with respect to the U.S. federal (including the effect of the Proposed Regulations if adopted) and state income tax consequences of owning and disposing of Common Stock as well as any tax consequences under the laws of any other taxing jurisdiction.


INCOME TAX


     DIVIDENDS. Dividends paid to a non-U.S. holder of Common Stock generally will be subject to withholding of U.S. federal income tax at a 30% rate (the "Withholding Tax") or such lower rate as may be specified by an applicable income tax treaty, unless the dividends are effectively connected with the conduct of a trade or business within the U.S. or, if an income tax treaty applies, are attributable to a U.S. permanent establishment maintained by the non-U.S. holder. Currently, dividends paid to an address in a foreign country are presumed to be paid to a resident of such country in determining the applicability of an income tax treaty for such purposes unless the Company has definite or actual knowledge. However, under the Proposed Regulations, to obtain a reduced rate of withholding under an income tax treaty, a non-U.S. holder would generally be required to provide a valid Internal Revenue Service (the "Service") Form W-8 certifying such non-U.S. holder's entitlement to benefits under an income tax treaty. The Proposed Regulations also provide special rules to determine whether, for purposes of determining the applicability of an income tax treaty, dividends paid to a non-U.S. holder that is an entity be treated as paid to the entity or those persons holding an interest in that entity.


     Except as may otherwise be provided in an applicable income tax treaty, dividends that are effectively connected with the conduct of a trade or business within the U.S. or, if an income tax treaty applies, are attributable to a U.S. permanent establishment maintained by the non-U.S. holder generally will be taxed at ordinary U.S. federal income tax rates, which tax is not collected by withholding (except as described below under "Backup Withholding and Information Reporting"). All or part of any effectively connected dividends received by a foreign corporation may also, under certain circumstances, be subject to an additional "branch profits" tax at 30% rate or such lower rate as may be specified by an applicable income tax treaty. Non-U.S. Holders of Common Stock must comply with certain certification and disclosure requirements to claim an exemption from withholding under the rules described in this paragraph.


     A non-U.S. holder of Common Stock that is eligible for a reduced rate of U.S. withholding tax pursuant to an income tax treaty may obtain a refund of any excess amounts currently withheld by filing an appropriate claim for refund with the Service.


     DISPOSITION OF COMMON STOCK. Non-U.S. holders generally will not be subject to U.S. federal income tax (or withholding thereof) in respect of gain recognized on a disposition of Common Stock unless (a) the gain is effectively connected with a trade or business of the non-U.S. holder in the U.S. or, if an income tax treaty applies, is attributable to a U.S. permanent establishment maintained by such non-U.S. holder (in which case the branch profits tax described above may also apply to a holder that is a foreign corporation), (b) in the case of a non-U.S. holder who is a nonresident alien individual and holds Common Stock as a capital asset, such holder is present in the U.S. for 183 or more days in the taxable year of the sale and certain other conditions are met, or (c) the Company is or has been a "U.S. real property holding company" for U.S. federal income tax purposes (which the Company does not believe it has been or is currently) and the non-U.S. holder has held directly or constructively more than 5% of the outstanding Common Stock within the five-year period ending on the date of the disposition.


ESTATE TAXES


     Common Stock held by an individual non-U.S. holder at the time of death will be included in such holder's gross estate for U.S. federal estate tax purposes, unless an applicable estate tax treaty provides otherwise.


BACKUP WITHHOLDING AND INFORMATION REPORTING


     DIVIDENDS. The Company must report annually to the Service and to each non-U.S. holder the amount of dividends paid to, and the tax withheld with respect to, each non-U.S. holder. These information reporting requirements apply regardless of whether withholding was reduced by an applicable income tax treaty. Under certain circumstances, copies of these information returns may be made available under provisions of a specified income tax treaty or agreement with the tax authorities in the country in which the non-U.S. holder resides. Dividends that are subject to the Withholding Tax and dividends that are effectively connected with the conduct of a trade or business in the United States by a non-U.S. holder (provided certain certification and disclosure requirements are met) are exempt from backup withholding of U.S. federal income tax. Generally, dividends paid on Common Stock to a non-U.S. holder at an address outside the United States will be exempt from backup withholding and U.S. information reporting requirements (but not from the Withholding Tax discussed above).


     The Proposed Regulations will, if adopted, alter the foregoing rules in certain respects. Among other things, the Proposed Regulations provide certain presumptions under which non-U.S. holders may be subject to backup withholding in the absence of required certifications.


     BROKER SALES. Payment of the proceeds of a sale of the Common Stock by a non-U.S. holder made to or through a United States office of a broker is subject to both information reporting and backup withholding at a rate of 31% unless the holder certifies its non-U.S. status under penalties of perjury or otherwise establishes an exemption. Payments of proceeds from the sale of Common Stock by a non-U.S. holder made to or through a foreign office of a broker generally will not be subject to information reporting or backup withholding. However, certain foreign offices, including foreign offices of a U.S. broker, are subject to information reporting unless the holder certifies its non-U.S. status under penalty of perjury or otherwise establishes its entitlement to an exemption. The holder may obtain a refund of any amounts withheld under the backup withholding rules by filing the appropriate claim for refund with the Service.

                                  UNDERWRITING


     Merrill Lynch and Goldman, Sachs & Co. are acting as representatives (the "U.S. Representatives") of each of the Underwriters named below (the "U.S. Underwriters"). Subject to the terms and conditions set forth in a U.S. purchase agreement (the "U.S. Purchase Agreement") among the Company, the Selling Stockholders and the U.S. Underwriters, and concurrently with the sale
of          shares of Common Stock to the International Managers (as defined below), the Selling Stockholders severally have agreed to sell to the U.S. Underwriters, and each of the U.S. Underwriters severally has agreed to purchase from the Selling Stockholders, the number of shares of Common Stock set forth opposite its name below.




              U.S. Underwriters                         Number of Shares
              -----------------                         ----------------
     Merrill Lynch, Pierce, Fenner & Smith
              Incorporated .................

     Goldman, Sachs & Co. ..................







               Total .......................
                                                           =========

     The Company and the Selling Stockholders have also entered into an international purchase agreement (the "International Purchase Agreement") with Merrill Lynch International and Goldman Sachs International (collectively, the "International Managers" and, together with the U.S. Underwriters, the "Underwriters"). Subject to the terms and conditions set forth in the International Purchase Agreement, and concurrently with the sale of shares of Common Stock to the U.S. Underwriters pursuant to the U.S. Purchase Agreement, the Selling Stockholders severally have agreed to sell to the International Managers, and the International Managers severally have agreed to
purchase from the Selling Stockholders, an aggregate of          shares of
Common Stock. The initial public offering price per share of Common Stock and the underwriting discount per share of Common Stock are identical under the U.S. Purchase Agreement and the International Purchase Agreement.


     In the U.S. Purchase Agreement and the International Purchase Agreement, the several U.S. Underwriters and the several International Managers, respectively, have agreed, subject to the terms and conditions set forth therein, to purchase all of the shares of Common Stock being sold pursuant to each such agreement if any of the shares of Common Stock being sold pursuant to such agreement are purchased. Under certain circumstances, the commitments of non-defaulting U.S. Underwriters or International Managers (as the case may be) may be increased. The closings with respect to the sales of Common Stock to the U.S. Underwriters and the International Managers are conditioned upon one another.


     The U.S. Representatives have advised the Company and the Selling Stockholders that the U.S. Underwriters propose initially to offer the shares of Common Stock to the public at the initial public offering price set forth on the cover page of this Prospectus, and to certain dealers at such price less a
concession not in excess of $      per share of Common Stock.  The U.S.
Underwriters may allow, and such dealers may reallow, a discount not in excess
of $        per share of Common Stock on sales
to certain other dealers.   After the initial public offering, the public
offering price, concession and discount may be changed.


     The Selling Stockholders have each granted an option to the U.S. Underwriters, exercisable within 30 days after the date of this Prospectus, to
purchase up to an aggregate of         additional shares of Common Stock at the
initial public offering price set forth on the cover page of this Prospectus, less the underwriting discount. The U.S. Underwriters may exercise this option only to cover over-allotments, if any, made on the sale of the Common Stock offered hereby. To the extent that the U.S. Underwriters exercise this option, each U.S. Underwriter will be obligated, subject to certain conditions, to purchase a number of additional shares of Common Stock proportionate to such U.S. Underwriter's initial amount reflected in the foregoing table. The Selling Stockholders also have each granted an option to the International Managers, exercisable within 30 days after the date of this Prospectus, to
purchase up to an aggregate of         additional shares of Common Stock to
cover over-allotments, if any, on terms similar to those granted to the U.S. Underwriters.


     At the request of the Company, the U.S. Underwriters have reserved for
sale, at the initial public offering price, up to [          ] of the shares to
be issued by the Company and offered hereby for directors, officers, employees, business associates and related persons of the Company. The number of shares of Common Stock available for sale to the general public will be reduced to the extent such persons purchase such reserved shares. Any reserved shares which are not so purchased will be offered by the Underwriters to the general public on the same basis as the other shares offered hereby. Certain of such persons will be required to agree not to sell or otherwise dispose of any shares of Common Stock, or securities convertible into or exchangeable or exercisable for Common Stock, for a period of three months following the date of this Prospectus.


     The Company and certain of its current stockholders, including the Selling Stockholders and certain officers and directors of the Company, have entered into "lock-up" agreements pursuant to which they have agreed, during the period
of      days from the date of this Prospectus, without the prior written consent of Merrill Lynch, not to enter into any agreement providing for or effect any public sale, distribution or other public disposition (including, without limitation, any sale pursuant to Rule 144 or Rule 144A or Regulation S under the Securities Act) of any shares of Company Common Stock or similar equity securities, or any securities convertible into or exchangeable or exercisable for shares of Company Common Stock or similar equity securities, or grant any public option for any such sale, or, in the case of the Company, file any registration statement under the Securities Act with respect to any of the foregoing, other than the shares of Common Stock that may be sold by the Selling Stockholders in the Offerings or, in the case of the Company, in respect of a registration statement on Form S-8. Purchasers of any such securities from such persons or entities in private transactions will also be required to agree to substantially similar restrictions on public sales. Virtually all of the Company's current stockholders are bound by a similar 180-day lock-up agreement, which may be waived by the Company. In addition, certain management stockholders of the Company have agreed not to make any demand for or exercise any rights with respect to the registration of their Common Stock, and have waived all rights to register Common Stock owned by them, in connection with the Offerings, in return for a one-year extension of their right (which otherwise would terminate upon the completion of the Offerings) to participate in certain private sales by C&D Fund IV of Company Common Stock.
See "Shares Eligible for Future Sales."


     The U.S. Underwriters and the International Managers have entered into an intersyndicate agreement (the "Intersyndicate Agreement") that provides for the coordination of their activities. Pursuant to the terms of the Intersyndicate Agreement, the Underwriters are permitted to sell shares of Common Stock to each other for purposes of resale at the initial public offering price, less an amount not greater than the selling concession. Under the terms of the Intersyndicate Agreement, the U.S.

Underwriters and any dealer to whom they sell shares of Common Stock will not offer to sell or sell shares of Common Stock to persons who are non-U.S. or non-Canadian persons or to persons they believe intend to resell to persons who are non-U.S. or non-Canadian persons, and the International Managers and any dealer to whom they sell shares of Common Stock will not offer to sell or sell shares of Common Stock to U.S. persons or to Canadian persons or to persons they believe intend to resell to U.S. persons or Canadian persons, except, in each case, for transactions pursuant to the Intersyndicate Agreement.


     Prior to the Offerings, there has been no public market for the shares of Common Stock. The initial public offering price will be determined through negotiations among the Company, the Selling Stockholders and the U.S. Representatives and the International Managers. Among the factors considered in determining the initial public offering price, in addition to prevailing market conditions, are price-earnings ratios of publicly traded companies that the U.S. Representatives and the International Managers believe to be comparable to the Company, certain financial information of the Company, the history of, and the prospects for, the Company and the industry in which it competes, an assessment of the Company's management, its past and present operations, the prospects for, and timing of, future revenues of the Company, the present state of the Company's development, and the above factors in relation to market values and various valuation measures of other companies engaged in activities similar to the Company. There can be no assurance given as to the liquidity of the trading market for the Common Stock or that an active public market will develop for the Common Stock or that the Common Stock will trade in the public market subsequent to the Offerings at or above the initial public offering price. If an active public market for the Common Stock does not develop, the market price and liquidity of the Common Stock may be adversely affected.


     An application will be made to list the Common Stock on the New York Stock
Exchange under the symbol "        ."  In order to meet the requirements for
listing of the Common Stock on that exchange, the U.S. Underwriters have undertaken to sell lots of 100 or more shares to a minimum of 2,000 beneficial holders.


     The Underwriters do not intend to confirm sales of the Common Stock offered hereby to any accounts over which they exercise discretionary authority.


     The Company and the Selling Stockholders have agreed to indemnify the several U.S. Underwriters and International Managers against certain liabilities, including liabilities under the Securities Act.


     Certain of the Underwriters, including the U.S. Representatives, perform services for the Company and its affiliates from time to time for which they receive customary compensation. Merrill Lynch distributes the Company's investment products in the ordinary course of business, for which it receives customary compensation.

                            VALIDITY OF COMMON STOCK


     The validity of the shares of Common Stock offered hereby will be passed upon for the Company by Debevoise & Plimpton, New York, New York. Certain legal matters will be passed upon for the Underwriters by Fried, Frank, Harris, Shriver & Jacobson (a partnership which includes professional corporations), New York, New York. Franci J. Blassberg, Esq., a member of Debevoise & Plimpton, is married to Joseph L. Rice, III, who is a general partner of the general partner of C&D Fund IV, a principal of CD&R and a director of the Company and VKAC.



                                    EXPERTS


     The consolidated financial statements of the Company, as of December 31, 1995 and 1994 and for the years ended December 31, 1995 and 1994 and for the period February 17, 1993 through December 31, 1993 and for the period January 1, 1993 through February 16, 1993 (Predecessor period) included in this Prospectus and the consolidated financial statement schedule filed as part of the Registration Statement have been audited by KPMG Peat Marwick LLP, independent certified public accountants, to the extent and for the periods indicated in their reports, which reports appear herein and elsewhere in the Registration Statement. Such consolidated financial statements have been included herein and therein in reliance upon their reports and the authority of said firm as experts in accounting and auditing.



                             ADDITIONAL INFORMATION


     The Company files reports and other information with the Commission in accordance with the informational requirements of the Exchange Act. Such reports and other information filed by the Company can be inspected and copied at the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, and copies may be obtained at prescribed rates.


     The Company has filed with the Commission a Registration Statement on Form S-1 under the Securities Act with respect to the Common Stock being offered hereby. This Prospectus, which constitutes a part of the Registration Statement, does not contain all the information set forth in the Registration Statement, certain items of which are omitted in accordance with the rules and regulations of the Commission. Statements contained in this Prospectus concerning the provisions of documents filed with the Registration Statement as exhibits are necessarily summaries of such documents, and each such statement is qualified in its entirety by reference to the copy of the applicable document filed as an exhibit to the Registration Statement. The Registration Statement and the exhibits and schedules thereto filed by the Company with the Commission, as well as such reports and other information filed by the Company with the Commission, may be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549; at its Chicago Regional Office, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511; and at its New York Regional Office, Seven World Trade Center, 13th Floor, New York, New York 10048. Copies of such material can be obtained from the public reference section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. For further information pertaining to the Company and the Common Stock being offered hereby, reference is made to the Registration Statement, including the exhibits thereto, and the financial statements, notes and schedules filed as a part thereof.

     The Company intends to furnish its stockholders with annual reports containing audited consolidated financial statements. [Quarterly reports for the first three quarters of each fiscal year containing unaudited consolidated summary financial information will be made available to stockholders upon your request addressed to the Secretary of the Company at its executive offices.]

                   INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

                                                                                           PAGE
                                                                                           ----
Independent Auditors' Report .............................................................. F-2
Consolidated Balance Sheets at December 31, 1995 and 1994 ................................. F-3
Consolidated Statements of Income for the periods
 January 1 through February 16, 1993 and February 17
 through December 31, 1993, and for the years ended December 31, 1995 and 1994 ............ F-4
Consolidated Statements of Changes in Stockholders' Equity for the
 periods January 1 through February 16, 1993 and February 17 through
 December 31,1993, and for the years ended December 31, 1995 and 1994 ..................... F-5
Consolidated Statements of Cash Flows for the periods
 January 1 through February 16, 1993 and February 17
 through December 31, 1993, and for the years ended December 31, 1995 and 1994 ............ F-6
Notes to Consolidated Financial Statements ................................................ F-7
Consolidated Balance Sheet at March 31, 1996 (unaudited) ..................................F-21
Consolidated Statements of Income for the quarters ended March 31, 1996 and
  1995 (unaudited).........................................................................F-22
Consolidated Statement of Changes in Stockholders' Equity for the quarter ended March 31, 1996 (unaudited) ........................................................F-23
Consolidated Statements of Cash Flows for the quarters ended March 31, 1996 and 1995 (unaudited).....................................................................F-24
Notes to Consolidated Financial Statements (unaudited).....................................F-25


                          INDEPENDENT AUDITORS' REPORT


The Board of Directors
VK/AC Holding, Inc. and Subsidiaries:

We have audited the accompanying consolidated balance sheets of VK/AC Holding, Inc. and subsidiaries (the Company or Successor) as of December 31, 1995 and 1994, and the related consolidated statements of income, changes in stockholders' equity, and cash flows for the years ended December 31, 1995 and 1994 and for the period February 17, 1993 through December 31, 1993 and the related consolidated statements of income, changes in stockholders' equity, and cash flows of The Van Kampen Merritt Companies, Inc. and subsidiaries (Predecessor) for the period January 1, 1993 through February 16, 1993 (Predecessor period). These consolidated financial statements are the responsibility of the Company and Predecessor management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the aforementioned Company consolidated financial statements present fairly, in all material respects, the financial position of VK/AC Holding, Inc. and subsidiaries as of December 31, 1995 and 1994, and the results of their operations and their cash flows for the years ended December 31, 1995 and 1994 and for the period February 17, 1993 through December 31, 1993, in conformity with generally accepted accounting principles. Further, in our opinion, the aforementioned Predecessor consolidated financial statements present fairly, in all material respects, the results of the Predecessor's operations and its cash flows for the Predecessor period, in conformity with generally accepted accounting principles.

As discussed in Note 3 to the consolidated financial statements, effective February 17, 1993, The Van Kampen Merritt Companies, Inc. was acquired in a business combination accounted for as a purchase. As a result of the acquisition, the consolidated financial information for the periods after the acquisition is presented on a different cost basis than that for the period before the acquisition and, therefore, is not comparable.


                                          KPMG Peat Marwick LLP

Chicago, Illinois
January 26, 1996
except for the second and following paragraphs of Note 15, as to which the date is June 4, 1996

                  VK/AC HOLDING, INC. AND SUBSIDIARIES
                       CONSOLIDATED BALANCE SHEETS
              (IN MILLIONS EXCEPT FOR PAR VALUE AND SHARES)



                                                                                                     12/31/95        12/31/94
                                                                                                     --------        --------
ASSETS
Cash and Cash Equivalents                                                                           $    1.6        $   21.1
Cash Equivalents Segregated Under Regulation or Collateral Agreement                                    10.0            10.0
Short-Term Investments - Mutual Funds, at market                                                        27.5            31.7
Receivables                                                                                             41.7            40.4
Trading Inventory, at market                                                                            71.9            93.4
Furniture, Equipment, and Leasehold Improvements, net                                                   22.3            23.0
Deferred Company Funded Distribution Costs, net                                                        259.8           226.4
Deferred Financing Costs, net                                                                           13.0            15.0
Excess of Cost over Fair Value of Net Assets Acquired, net                                             526.9           537.0
Net Assets of Discontinued Operations                                                                   25.8            25.5
Other Assets                                                                                            21.6            16.4
                                                                                                    --------        --------
     Total Assets                                                                                   $1,022.1        $1,039.9
                                                                                                    ========        ========
LIABILITIES AND STOCKHOLDERS' EQUITY
LIABILITIES
Bank Loans                                                                                          $  331.1        $  423.7
Senior Secured Notes                                                                                   150.0           150.0
Accounts Payable and Accrued Expenses                                                                   77.0            63.2
Payable to Affiliates                                                                                    2.8             2.0
Payable to Trustee                                                                                       5.6             7.1
Deferred Compensation                                                                                   22.0            14.9
Deferred Income Taxes                                                                                   55.6            40.2
                                                                                                    --------        --------
     Total Liabilities                                                                                 644.1           701.1
                                                                                                    --------        --------

REDEEMABLE COMMON STOCK
At redemption value of $200 per share; 155,673 shares outstanding
  at December 31, 1995; 129,850 shares outstanding at December 31, 1994                                 31.1            26.0
                                                                                                    --------        --------

STOCKHOLDERS' EQUITY
Junior Non-Cumulative Participating Preferred Stock, $200 par value,
  32,500 shares authorized; 32,500 shares issued and outstanding at December 31, 1995; 14,000 shares issued and outstanding at
  December 31, 1994                                                                                      6.5             2.8
Class A Common Stock, $.01 par value; 3,250,000 shares authorized,
  2,163,792 nonredeemable shares issued, 2,161,264 nonredeemable shares outstanding at December 31, 1995; 2,160,803 nonredeemable shares issued, 2,156,764 nonredeemable shares outstanding at
  December 31, 1994                                                                                       --              --
Class B Common Stock, $.01 par value, nonvoting, 3,250,000 shares authorized; 117,817 shares issued and outstanding at December 31, 1995;
  107,267 shares issued and outstanding at December 31, 1994                                              --              --
Additional Paid-In Capital                                                                             299.3           297.1
Retained Earnings                                                                                       41.6            13.3
                                                                                                    --------        --------
                                                                                                       347.4           313.2
Less Treasury Stock, Class A Common Stock, at cost; 2,528 shares at
  December 31, 1995; 4,039 shares at December 31, 1994                                                  (0.5)           (0.4)
                                                                                                    --------        --------
     Total Stockholders' Equity                                                                        346.9           312.8
                                                                                                    --------        --------
     Total Liabilities & Stockholders' Equity                                                       $1,022.1        $1,039.9
                                                                                                    ========        ========



          See accompanying notes to consolidated financial statements.

                    VK/AC HOLDING, INC. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF INCOME
               (IN MILLIONS EXCEPT SHARES AND PER SHARE DATA)

                                                         For the Year
                                                       Ended December 31
                                                     ---------------------       2/17-         1/1-
                                                       1995        1994        12/31/93       2/16/93
                                                     ---------   ---------    -----------   -----------
REVENUES:
    Investment Advisory Fees                         $   249.9    $  129.2      $  101.2       $  12.4
    Distribution of Investment Products                   31.8        14.3          21.8           4.7
    Other Revenues                                        16.0         4.7           5.1           0.6
                                                     ---------    --------      --------       -------
           Total Revenues                                297.7       148.2         128.1          17.7
                                                     ---------    --------      --------       -------
EXPENSES:
    Compensation and Benefits                             93.7        42.5          34.9           5.8
    Amortization of Deferred Company
        Funded Distribution Costs                         50.2        29.0          19.6           2.5
    Marketing and Promotion                               32.7        22.1          17.6           2.3
    Other Expenses                                        65.6        24.5          24.4           3.3
    Reimbursements                                       (51.6)      (16.7)        (14.2)         (1.9)
    Interest Expense                                      44.2        23.7          19.7           0.2
    Amortization of Excess of Cost over
        Fair Value of Net Assets Acquired                 17.2         6.0           5.2           0.4
                                                     ---------    --------      --------       -------
           Total Expenses                                252.0       131.1         107.2          12.6
                                                     ---------    --------      --------       -------

Income From Continuing Operations Before
    Taxes and Extraordinary Item                          45.7        17.1          20.9           5.1
Income Tax Provision                                      18.3         3.2           8.1           1.8
                                                     ---------    --------      --------       -------
Income From Continuing Operations Before
    Extraordinary Item                                    27.4        13.9          12.8           3.3
Discontinued Operations:
    Income From Discontinued Operations,
       net of tax                                          2.5         0.6           1.6           0.4
                                                     ---------    --------      --------       -------
Income Before Extraordinary Item                          29.9        14.5          14.4           3.7
Extraordinary Item, net of tax of $1,803                    --        (2.7)           --            --
                                                     ---------    --------      --------       -------

Net Income                                           $    29.9    $   11.8      $   14.4       $   3.7
                                                     =========    ========      ========       =======
Earnings per share:
   Primary:
     Net Income From Continuing Operations
         Before Extraordinary Item Available to
         Common Shareholders                         $   10.13    $   0.62      $   7.68
     Income From Discontinued Operations                  0.95        0.35          0.92
     Extraordinary Item                                     --       (1.54)           --
                                                     ---------    --------      --------
     Net Income (Loss) Available to Common
         Shareholders                                $   11.08    $  (0.57)     $   8.60
                                                     =========    ========      ========
   Assuming Full Dilution:
     Net Income From Continuing Operations
         Before Extraordinary Item Available to
         Common Shareholders                         $   10.13    $   0.59
     Income From Discontinued Operations                  0.95        0.33
     Extraordinary Item                                     --       (1.46)
                                                     ---------    --------
     Net Income (Loss) Available to Common
         Shareholders                                $   11.08    $  (0.54)
                                                     =========    ========
   Weighted Average Common Shares and
     Common Share Equivalents:  (In 000's)
         Primary                                         2,549       1,754         1,670
         Assuming Full Dilution                          2,549       1,858            --

          See accompanying notes to consolidated financial statements.

                      VK/AC HOLDING, INC. AND SUBSIDIARIES
           CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY
                                 (IN MILLIONS)



                                         Junior      Class A      Class B     Additional
                                        Preferred     Common       Common      Paid-In    Retained   Treasury
                                          Stock       Stock        Stock       Capital    Earnings     Stock         Total
                                        ---------    -------      --------    ----------  --------   --------       -------
Predecessor
     Balance at December 31, 1992      $            $     --      $           $   169.9    $  77.0    $             $   246.9
     Net Income                                                                               3.7                        3.7
                                       --------     ---------     --------    ---------    -------    --------      ---------
     Balance at February 16, 1993           --            --           --         169.9       80.7         --           250.6
                                       --------     ---------     --------    ---------    -------    --------      ---------
     Elimination of Historical Equity                     --                     (169.9)     (80.7)                    (250.6)

Company
     Issuance of New Shares                               --                  $   155.5                                 155.5
     Purchase of Class A Common Stock
        for Treasury                                                                --                     --             --
     Net Income                                                                               14.4                       14.4
                                       --------     ---------     --------    ---------    -------    --------      ---------
     Balance at December 31, 1993      $   --       $     --           --         155.5    $  14.4    $    --       $   169.9
                                       --------     ---------     --------    ---------    -------    --------      ---------
     Purchase of Class A Common Stock
        for Treasury                                                                0.8                   (0.9)          (0.1)
     Issuance of Treasury Stock                                                    (0.5)                   0.5             --
     Issuance of New Shares                 2.8           --           --         141.3                                 144.1
     Net Income                                                                               11.8                       11.8
     Accretion of Redeemable Stock
        to Redemption Value                                                                  (12.9)                     (12.9)
                                       --------     ---------     --------     --------    -------    --------      ---------
     Balance at December 31, 1994      $    2.8     $     --           --      $  297.1    $  13.3    $   (0.4)     $   312.8
                                       --------     ---------     --------     --------    -------    --------      ---------
     Purchase of Class A Common Stock
        for Treasury                                                                4.7                   (4.7)           --
     Issuance of Treasury Stock                                                    (3.9)                   4.6            0.7
     Issuance of New Shares                 3.7                                     1.4                                   5.1
     Net Income                                                                               29.9                       29.9
     Accretion of Redeemable Stock
        to Redemption Value                                                                   (1.6)                      (1.6)
                                       --------     ---------     --------     --------    -------    --------      ---------
     Balance at December 31, 1995      $    6.5     $     --      $    --      $  299.3    $  41.6    $   (0.5)     $   346.9
                                       ========     =========     --------     --------    -------    --------      ---------

         See accompanying notes to consolidated financial statements.

                    VK/AC HOLDING, INC. AND SUBSIDIARIES
                    CONSOLIDATED STATEMENTS OF CASH FLOWS
                                (IN MILLIONS)

                                                                    For the Year
                                                                 Ended December 31
                                                                 -----------------          2/17-             1/1-
                                                                  1995        1994         12/31/93         2/16/93
                                                                ------       ------        --------         --------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net Income                                                   $  29.9      $  11.8        $  14.4           $  3.7
  Adjustments to Reconcile Net Income to Net Cash
    Provided by Operating Activities:
      Depreciation                                                 6.2          2.4            2.4              0.3
      Amortization:
              Deferred Company Funded Distribution Costs          50.2         29.0           19.6              2.5
              Excess of Cost over Fair Value of
                    Net Assets Acquired                           17.1          6.0            5.2              0.4
              Deferred Financing Costs                             2.0          1.8            1.9               --
              Extraordinary Item                                    --          4.5             --               --
      Net Change in:
              Cash Segregated                                       --          5.0            5.0               --
              Short-Term Investments - Mutual Funds                4.2         (6.4)           3.4             (0.8)
              Receivables                                         (1.3)        (5.8)           4.9              2.8
              Trading Inventory                                   21.5          3.3          (29.7)            26.3
              Net Assets of Discontinued Operations               (0.3)        (0.6)          (1.5)            (0.3)
              Other Assets                                        (5.0)       (15.9)           2.4              0.2
              Accounts Payable and Accrued Expenses               13.8         (2.8)           4.8              5.3
              Payable to Affiliates                                0.8         (1.5)           4.7             (6.9)
              Payable to Trustee                                  (1.5)         0.9           (5.3)             3.1
              Deferred Compensation                                7.1         13.6           (0.1)             0.7
              Income Taxes Payable                                 --          (2.7)          (7.1)             1.1
              Deferred Income Taxes                               11.4          4.2            6.7             (0.1)
                                                               -------      -------        -------          -------
     Total Adjustments                                           126.2         35.0           17.3             34.6
                                                               -------      -------        -------          -------
     Net Cash Provided by Operating Activities                   156.1         46.8           31.7             38.3
                                                               -------      -------        -------          -------
CASH FLOWS FROM INVESTING ACTIVITIES:
     Deferred Company Funded Distribution Costs                  (83.6)       (33.6)         (64.4)            (2.7)
     Sale of Investments                                           --           --             2.5               --
     Acquisition Consideration Paid, net of cash acquired         (3.2)      (409.3)        (350.6)              --
     Net Dispositions (Additions) of Fixed Assets                 (5.5)        (2.1)          (3.7)             0.1
                                                               -------      -------        -------          -------
     Net Cash Used by Investing Activities                       (92.3)      (445.0)        (416.2)            (2.6)
                                                               -------      -------        -------          -------
CASH FLOWS FROM FINANCING ACTIVITIES:
     Decrease in Note  Payable to XFSI                             --           --           (10.0)             --
     Proceeds from Borrowings, net                                 --         486.9            6.8              --
     Loan Principal Payments                                     (92.6)      (205.0)          (7.0)           (28.2)
     Issuance of Senior Secured Notes                              --           --           150.0              --
     Initial Loans with Bank of New York                           --           --            97.0              --
     Stock Issuance                                               14.0        145.2          168.3              --
     Purchase of Redeemable Stock for Treasury                    (4.7)        (0.9)           --               --
     Financing and Acquisition Costs                               --          (7.4)         (20.1)             --
                                                               -------      -------        -------          -------
     Net Cash Provided (Used) by Financing Activities            (83.3)       418.8          385.0            (28.2)
                                                               -------      -------        -------          -------
NET INCREASE (DECREASE) IN CASH AND CASH
     EQUIVALENTS                                                 (19.5)        20.6            0.5              7.5
CASH AND CASH EQUIVALENTS:
  Beginning of Period                                             21.1          0.5            --               1.0
                                                               -------      -------        -------           ------
  End of Period                                                $   1.6      $  21.1        $   0.5           $  8.5
                                                               =======      =======        =======           ======

SUPPLEMENTARY DISCLOSURE OF CASH FLOW INFORMATION:
  Cash paid for:  Income Taxes                                     3.2          0.8            5.1             (0.1)
                  Interest                                        42.9         21.8           12.6               --

Non-Cash Reduction of Excess of Cost over Fair Value
  of Net Assets Acquired                                           1.6           --             --               --




          See accompanying notes to consolidated financial statements.

                      VK/AC HOLDING, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                               DECEMBER 31, 1995







NOTE 1 - GENERAL INFORMATION AND ACCOUNTING POLICIES

The consolidated financial statements for periods after the VKM Acquisition, described in Note 3 to these consolidated financial statements, include the accounts of VK/AC Holding, Inc. (formerly VKM Holding, Inc.) ("VK/AC Holding") and its subsidiaries. The consolidated financial statements for the period prior to the VKM Acquisition include the accounts of the company then named The Van Kampen Merritt Companies, Inc. ("VKM") and its subsidiaries. The subsidiaries of VK/AC Holding include Van Kampen American Capital, Inc. (formerly The Van Kampen Merritt Companies, Inc.) ("VKAC"). All material intercompany accounts and transactions have been eliminated in consolidation. The term "Company" as used herein means, for the period prior to the VKM Acquisition, VKM and its subsidiaries ("Predecessor"), and for periods after the VKM Acquisition, VK/AC Holding and its subsidiaries. The Company's consolidated financial statements incorporate the AC Acquisition, described in
Note 2, as of December 20, 1994 and thus the Company's balance sheet at December 31, 1994 reflects the assets and liabilities resulting from the AC Acquisition. Because the AC Acquisition was accounted for as a purchase, the results of operations prior to the AC Acquisition are not included in the Company's statements of income for periods prior to the AC Acquisition.

Prior to the closing of the VKM Acquisition, certain assets of the Company were transferred to Xerox Financial Services, Inc. ("Xerox Financial") or its affiliates. These assets consisted of the Company's remaining interest in its discontinued capital markets business ("Capital Markets") and its investment in Xerox Financial Services Life Insurance Company ("Xerox Life"). The historical financial results of Capital Markets and the investment in Xerox Life are excluded from these consolidated financial statements in order to present the ongoing business of the Company.

The Company primarily consists of the following subsidiaries: Van Kampen American Capital Distributors, Inc. ("VKAC Distributors"), a registered broker and dealer in securities under the Securities Exchange Act of 1934, is a sponsor of Unit Investment Trusts ("UITs") and open and closed end funds (the "Funds"). American Capital Marketing, Inc., renamed Van Kampen American Capital Marketing, Inc. subsequent to the AC Acquisition, was a broker/dealer that was merged into VKAC Distributors effective January 1, 1995. Van Kampen American Capital Investment Advisory Corp. ("Investment Advisory Corp.") is a registered investment advisor under the Investment Advisers Act of 1940 and its business is providing investment advisory, evaluation, research and administrative services to registered investment companies. Van Kampen American Capital Management, Inc. is also a registered investment advisor
under the Investment Advisers Act of 1940.   Van Kampen American Capital Asset
Management, Inc. is a registered investment advisor under the Investment Advisers Act of 1940 and provides investment advisory, evaluation, and research services to registered investment companies. ACCESS Investor Services, Inc. ("ACCESS") provides transfer agency services to the Funds. Van Kampen American Capital Trust Company provides trust and administrative services to 401(k) and IRA accounts in the Funds.

The following is a summary of significant accounting policies:

- - Cash and Cash Equivalents include demand deposits held in banks and money market investments.

- - Cash Equivalents Segregated Under Regulation or Collateral Agreement includes certificates of deposit which are segregated in a special reserve bank account for the benefit of customers under Rule 15c3-3 of the Securities and Exchange Commission and certificates of deposit collateralizing the Payable to Trustee backed by letters of credit.

- - Short-Term Investments consist primarily of investments in Funds and also T-Bills and commercial paper, which are recorded at market value.

                      VK/AC HOLDING, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                               DECEMBER 31, 1995


- - Security transactions are recorded in the accounts on a settlement date basis which is generally three business days after the trade date. The use of settlement date rather than trade date does not have a material effect on the Company's consolidated financial statements. Trading Inventory is stated at market value and realized and unrealized gains and losses are reflected in income. At December 31, 1995 the Company's trading inventory did not contain significant concentrations of credit risk relating to issues or issuers located in any state or region of the country.

   The Company uses U.S. Treasury and municipal bond index futures contracts, which are types of derivative financial instruments, primarily to hedge against market value changes in its Trading Inventory. Open futures contracts are marked to market monthly and recorded in Other Assets in the accompanying consolidated balance sheets, with the resulting gain or loss included in Distribution of Investment Products in the accompanying consolidated statements of income. The number of contracts outstanding at December 31, 1995 and 1994 is 357 and 596, respectively. The loss on open contracts at December 31, 1995 and 1994 is approximately $.9 million and $1 million, respectively.

- - Furniture, equipment and leasehold improvements are carried at cost and depreciated using primarily the straight line method over their estimated useful lives.

- - Deferred Company Funded Distribution Costs consist of commissions and sales expenses related to sales of certain Funds. These costs are deferred to be appropriately matched, through straight line amortization, against future
   fee revenues.   Deferred Company Funded Distribution Costs for open end
   Funds are amortized over a four to seven year period and for the Prime Rate Income Trust over a six year period based, in each case, on the period for which a redemption fee is charged. Deferred Company Funded Distribution Costs for other closed end Funds are amortized over ten years.

- - The estimated life of Excess of Cost Over Fair Value of Net Assets Acquired for the VKM Acquisition and the AC Acquisition was determined by an independent study. The Company assesses impairment of this asset based on several factors including probable fair market value, cash flows and the aggregate value of the business as a whole.

- - Net Assets of Discontinued Operations includes McCarthy, Crisanti & Maffei, Inc. ("MCM") and Advantage Capital Corporation ("Advantage Capital"). Discontinued Operations are described in Note 15 to these consolidated financial statements.

- - Payable to Trustee represents the Company's open contractual commitments to deliver bonds to the UITs that it sponsors.

- - Xerox Corporation's consolidated federal income tax return includes the Company for the period prior to February 17, 1993. Pursuant to a tax allocation arrangement with Xerox Corporation, income taxes, except for certain tax benefits arising from Xerox Corporation's 1984 acquisition of the Company, were provided at statutory rates on a separate return basis. The Company has filed and will file consolidated federal income tax returns for the periods after February 17, 1993.

   The Company calculates tax expense reported in its financial statements pursuant to the provisions of Statement of Financial Accounting Standards
   (SFAS) No. 109, "Accounting for Income Taxes", which it adopted as of February 17, 1993. Under this standard, deferred tax assets and liabilities are recognized for the estimated future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax basis. Deferred tax assets and liabilities are measured using enacted tax rates in effect for the year in which those temporary differences are expected to be recovered or
   settled.   As a consequence, the portion of the tax expense which is a result of the change in the deferred tax asset or liability may not always be consistent with the income reported on the income statement.

                      VK/AC HOLDING, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                               DECEMBER 31, 1995


   Under Accounting Principles Board Opinion No. 11 (APB 11), the accounting rules used by the Predecessor, deferred income taxes are recognized for income and expense items that are reported in different years for financial reporting purposes and income tax purposes using the tax rate applicable for the year of the calculation. Under the deferred method, deferred taxes are not adjusted for subsequent changes in tax rates.

- - Investment Advisory Fees represent management fees, administrative fees and certain reimbursement fees pursuant to distribution plans charged to the Funds and management fees charged to institutional accounts. Fees accrue quarterly, monthly or weekly based on average net assets and the fee rate per the related investment advisory agreement. Distribution of Investment Products includes UIT sponsor, acquisition and trading profits (net of related expenses) and selling concessions on Funds.

- - The Company is reimbursed for expenses incurred in providing evaluation, surveillance and other support services to Company sponsored UITs and the Funds and transfer agency services to Company sponsored Funds. Costs related to these reimbursements are included in the Company's various expense categories.

- - Primary and fully diluted earnings (loss) per share are computed based upon the weighted average number of shares outstanding during the period, including shares of redeemable common stock. Net income is reduced by the accretion of redeemable common stock to redemption value to determine the net income (loss) available to common stockholders.

- - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

- - Certain prior year amounts have been reclassified to conform to the current year presentation.

NOTE 2 - THE AC ACQUISITION

Effective December 20, 1994, VK/AC Holding acquired American Capital Management & Research, Inc. ("ACM&R") from The Travelers Inc. and certain of its subsidiaries by means of the purchase by VKAC of the capital stock of ACM&R (The "AC Acquisition"). Immediately following the AC Acquisition, ACM&R merged into VKAC.

These consolidated financial statements reflect the application of purchase accounting principles as a result of the AC Acquisition. At December 31, 1994 the purchase cost was allocated to the assets and liabilities of the Company based on management's estimate of fair value, with the remainder allocated to Excess of Cost Over Fair Value of Net Assets Acquired. Subsequent to December 31, 1994, an independent appraisal (the "Appraisal") was performed. The Appraisal determined that the total excess of purchase cost over the fair value of net assets acquired was approximately $357 million, with a useful life of 30 years. This amount is being amortized over its useful life on a straight line basis. The AC Acquisition was financed in part through the incurrence of certain indebtedness described in Note 5 to these consolidated financial statements.

NOTE 3 - THE VKM ACQUISITION

Pursuant to a stock purchase agreement dated as of October 13, 1992 between VKAC and Xerox Financial, VKAC purchased all of the capital stock of VKM from Xerox Financial effective February 17, 1993 for a cash purchase price of $359.1 million (the "VKM Acquisition"). Excess of Cost Over Fair Value of Net Assets Acquired at February 17, 1993 was approximately $218 million and is being amortized over its useful lives of 25 to 34 years on a straight line basis. Following the VKM Acquisition, VKM merged with and into VKAC. VKAC is a wholly owned subsidiary of VK/AC Holding. VK/AC Holding and VKAC were organized in 1992 to acquire VKM. The VKM Acquisition was financed in part through the incurrence of certain indebtedness described in Note 5 to these consolidated financial statements.

                      VK/AC HOLDING, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                               DECEMBER 31, 1995


The VKM Acquisition closed on February 17, 1993, and therefore all amounts prior to February 17, 1993 are labeled as "Predecessor" in the accompanying consolidated financial statements. As a result of the VKM Acquisition, the consolidated financial information for the periods after the VKM Acquisition is presented on a different cost basis than that for the periods before the VKM Acquisition and therefore may not be comparable.


NOTE 4 - DEFERRED COMPANY FUNDED DISTRIBUTION COSTS

Deferred Company Funded Distribution Costs, net of accumulated amortization, consisted of the following at the dates indicated: (in millions)



                                                             December 31
                                                       ----------------------
                                                         1995          1994
                                                       --------      --------
Prime Rate Income Trust                               $   77.9      $   28.2
Other closed end funds                                    79.9          92.2

Open end funds ($61.8 million of 1994
  amount resulted from the AC Acquisition)               102.0         106.0
                                                       --------      --------
                                                      $  259.8      $  226.4
                                                       ========      ========


NOTE 5 - DEBT AND STOCKHOLDERS' EQUITY




Debt at December 31, 1995 consisted of:                           (in millions)
                                                                   -----------
Bank Inventory Loans, 5.65%, due 1996                               $   41.1
Bank Term Loans, 6.99%, due 1997 through 2001                          290.0
                                                                     --------
Bank Loans                                                             331.1
Senior Secured Notes, 9.75%, due 2003                                  150.0
                                                                     --------
Total Debt                                                          $  481.1
                                                                     ========

Debt at December 31, 1994 consisted of:

Bank Inventory Loans, 5.50%, due 1995                               $   53.7
Bank Revolving Loans, 7.63%, due 2001                                   10.0
Bank Term Loans, 7.82%, due 1996 through 2001                          360.0
                                                                     --------
Bank Loans                                                             423.7
Senior Secured Notes, 9.75%, due 2003                                  150.0
                                                                     --------
Total Debt                                                          $  573.7
                                                                     ========


                      VK/AC HOLDING, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                               DECEMBER 31, 1995


Inventory loans bear interest at fluctuating rates equal to approximately .50% over the federal funds rate. Revolving and term loans bear interest at fluctuating rates. At December 31, 1995 such rates were equal to 1.25% over the London Interbank Offered Rate (LIBOR), adjusted at 30 and 90 day periods, respectively.

Scheduled aggregate maturities of the bank loans and senior secured notes are as follows:


             Year                             (in millions)
          ----------                          -------------
          1996                               $         41.1
          1997                                          5.0
          1998                                         71.2
          1999                                         71.2
          2000                                         71.2
          Thereafter                                  221.4
                                              -------------
          Total Debt                         $        481.1
                                              =============


The Acquisitions described in Notes 2 and 3 significantly changed the Company's debt and equity structure. On February 17, 1993, in connection with the VKM Acquisition, VKAC entered into a credit agreement providing for an aggregate maximum borrowing of $110 million. In addition, VKAC sold $150 million principal amount of its 9.75% Senior Secured Notes due 2003 (the "Notes") in a public offering. The proceeds from the public offering of the Notes and the borrowings under the credit agreement were used to finance a portion of the VKM Acquisition.

On December 20, 1994, in connection with the AC Acquisition, VKAC amended and restated its existing credit agreement (the "Amended Credit Agreement") with VK/AC Holding as guarantor and a group of lenders, providing for an aggregate maximum borrowing by VKAC of $460 million. VKAC borrowed the full $360 million available under the Amended Credit Agreement's term loan facility, $290 million of which was outstanding at December 31, 1995, and $100 million under the Amended Credit Agreement's revolving credit facility, none of which was outstanding at December 31, 1995. The proceeds from the borrowings under the Amended Credit Agreement were used to repay previously outstanding loans of $100 million and to finance a portion of the AC Acquisition.

In connection with the Amended Credit Agreement, $4.5 million of deferred financing costs relating to the original credit agreement were recognized as a charge to income and reflected as an extraordinary item, net of the income tax benefit of $1.8 million, in the 1994 consolidated statement of income.

VKAC's obligations under the Amended Credit Agreement and the Notes are guaranteed by VK/AC Holding and each such guarantee is secured by a pledge of the capital stock of VKAC. VKAC's obligations under the Amended Credit Agreement and the Notes are also secured by a pledge by VKAC of the capital stock of certain of its subsidiaries and by certain cash and other collateral of VKAC. Substantially all of the net assets of the Company are net assets of VKAC and its subsidiaries, which are restricted by the Amended Credit Agreement. The Amended Credit Agreement and Notes generally restrict the dividends from VKAC to VK/AC Holding to: (a) specified amounts to repurchase redeemable common stock and options as described in Note 6 to these consolidated financial statements, (b) costs incurred to comply with reporting obligations under federal and state laws, (c) expenses incurred in connection with any public offering of VK/AC Holding's equity securities that has been terminated by its board of directors, (d) taxes for which VK/AC Holding is liable, (e) $1 million per year for bona fide operational expenses, or (f) $2 million per year for investment or capital contributions to any subsidiary of VK/AC Holding. VK/AC Holding is prohibited by the Amended Credit Agreement from paying cash dividends.

During 1995, VKAC Distributors also incurred certain additional bank loans which were used to fund the purchase of fixed income securities and VKAC Distributors sponsored unit investment trusts. These loans are fully collateralized, primarily by VKAC Distributors' fixed income and UIT inventory. The amount outstanding at December 31, 1995 was $41.1 million.

                      VK/AC HOLDING, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                               DECEMBER 31, 1995


In connection with the VKM Acquisition, VK/AC Holding sold 1,650,000 shares of its Class A Common Stock for $165 million. The proceeds were used in part to finance a portion of the VKM Acquisition. During the second quarter of 1993, VK/AC Holding sold 33,000 shares of Class A Common Stock for $3.3 million to the parent company of a major distributor of the Company's products, which shares were subsequently assigned to such major distributor.

In 1994 and 1995 the Company issued options to purchase up to 177,972 shares of its common stock to two of the Company's major distributors. The exercisability of the options is contingent upon achievement of certain performance criteria. Assuming such criteria are met, the options are exercisable in 1999 and 2001 or earlier in certain circumstances involving a change of control of the Company. The Company may elect to pay the cost equivalent of an amount equal to the excess of the fair value of the stock over the exercise price of $200.

In connection with the AC Acquisition, the Company issued 599,893 shares of Class A Common Stock for $120.0 million, 102,057 shares of Class B Common Stock for $20.0 million, and 14,000 shares of Junior Non-Cumulative Participating Preferred Stock for $2.9 million.

During 1995 the Company issued 18,500 shares of Junior Non-Cumulative Participating Preferred Stock for $3.9 million. See Note 11 to these consolidated financial statements.

NOTE 6 - REDEEMABLE COMMON STOCK

VK/AC Holding has sold 155,673 shares of its Class A Common Stock, par value $.01 per share ("Common Stock"), to members of management and other key employees of the Company ("Management Investors"). VK/AC Holding has agreed to repurchase these shares at fair market value under certain defined conditions, such as death, disability, retirement at normal retirement age, or termination of employment without cause. Fair market value is periodically estimated by VK/AC Holding's board of directors considering, among other factors, the value as determined by an independent appraisal. Pursuant to requirements of the Securities and Exchange Commission, the shares of Class A Common Stock held by Management Investors have been presented as redeemable common stock and excluded from stockholders' equity.

The change in the number of shares outstanding and the value of the redeemable common stock are as follows for the years ended December 31, 1995 and 1994 and for the period ended December 31, 1993:


                                          1995                                1994                             1993
                                ----------------------------        --------------------------     -----------------------------
                                  (in 000's)  (in millions)          (in 000's)  (in millions)        (in 000's)   (in millions)
                                     Shares        Amount              Shares        Amount             Shares         Amount
                                   ---------     ----------          ----------   ------------        ----------     -----------
Balance at Beginning of Period        130        $   26.0                 128     $     12.8               129      $      12.9
Shares Redeemed for Treasury          (23)           (4.7)                 (8)          (0.8)               (1)            (0.1)
Shares Reissued from Treasury          21             4.3                   5            0.5                 --              --
New Shares issued                      28             3.9                   5            0.6                 --              --
Accretion to redemption value          --             1.6                  --           12.9                 --              --
                                   --------       ---------          ----------    -----------        ----------     -----------
Balance at December 31                156        $   31.1                 130     $     26.0                128     $      12.8
                                   ========       =========          ==========    ===========        ==========     ===========



The shares of redeemable common stock are reported on the balance sheets at redemption value, which is the estimated fair market value of the stock. The accretion to redemption value has been reflected as a reduction of retained earnings.

                      VK/AC HOLDING, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                               DECEMBER 31, 1995


Options to purchase shares of Common Stock were granted to the Management Investors pursuant to a stock option plan, under which such options will vest over a period of time up to five years, generally 20% on each anniversary of the option grant date. Fair market value of the stock and the exercise price of the options were equal at the grant date for all options granted.

Stock option transactions consisted of the following:

             Balance, February 17, 1993                               --
                    Granted; exercise price $100                 220,026
                    Cancelled                                     (1,272)
                                                                 -------
             Balance, December 31, 1993                          218,754
                    Granted; exercise price $115                  21,686
                    Exercised                                     (5,299)
                    Cancelled                                    (14,536)
                                                                 -------
             Balance, December 31, 1994                          220,605
                    Granted; exercise price $200                 181,407
                    Exercised                                    (26,750)
                    Cancelled                                     (9,430)
                                                                 -------
             Balance, December 31, 1995                          365,832
                                                                 =======


As of December 31, 1995, 71,864 options had vested.

On January 11, 1995, in connection with the AC Acquisition, certain executive officers of the Company who were previously officers of ACM&R purchased an aggregate of 17,450 shares of Class A Common Stock and were granted a total of 72,375 options to purchase additional shares of Class A Common Stock. Of the 17,450 shares, 1,250 were purchased from VK/AC Holding and 16,200 were purchased from another stockholder of the Company.

In December, 1995, the Company granted an aggregate of 2,284 deferred stock units to certain employees. Each unit represents the employee's right, subject to certain terms and conditions, to receive in cash, shares of Common Stock of the Company, or a combination thereof on January 1, 1999, an amount equal to the fair market value of a share of Common Stock as of December 31, 1998.

NOTE 7 - COMMITMENTS

In the normal course of business, the Company enters into when-issued, delayed delivery and underwriting commitments. At December 31, 1995 and 1994 the net purchase commitments were approximately $8.7 and $5.9 million, respectively. In management's opinion, these commitments will settle without a material adverse effect on the Company's financial condition.

Rental expense for office space for the years ended December 31, 1995 and 1994, and for the periods February 17, 1993 through December 31, 1993 and January 1, 1993 to February 16, 1993, was approximately $12.7 million, $6.0 million, $5.2 million and $.7 million, respectively.

                      VK/AC HOLDING, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                               DECEMBER 31, 1995




Minimum rental commitments under noncancelable long-term leases, expiring in various years to 2009, are as follows:


           Year                                (in millions)
           ----                                -------------
           1996                                   $  11.9
           1997                                      11.2
           1998                                      10.6
           1999                                      10.2
           2000                                      10.1
           2001 through 2009                         21.2
                                                  -------
                                                  $  75.2
                                                  =======


NOTE 8 - CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS


     XEROX FINANCIAL

Through May, 1995, Investment Advisory Corp. had investment advisory agreements with Xerox Life, an affiliate of the Company until the closing of the VKM Acquisition, pursuant to which Investment Advisory Corp. provided investment advisory services to Xerox Life and managed all of the Xerox Life general account assets. During the second quarter of 1995, Xerox Corporation completed the sale of Xerox Financial Services Life Insurance Company, Xerox Financial Life Insurance Company and First Xerox Life Insurance Company (together "Xerox Life") to General American Life Insurance Company ("General American"). In connection with the sale of Xerox Life, substantially all of the Xerox Life accounts were terminated effective May 31, 1995. Concurrent with such terminations, the Company entered into an investment advisory agreement with OakRe Life Insurance Company, a subsidiary of Xerox Corporation which was not sold to General American. Unlike the advisory agreements applicable to the terminated Xerox Life accounts which were to expire on December 31, 1996 and included a buy-out provision, the advisory agreement with OakRe is terminable at any time upon 30 days prior notice and does not include the benefit of a buy-out provision. Under the buy-out provision, the Company would have received a payment to compensate for the early termination. However, the Company agreed to waive this payment in connection with its becoming the investment advisor to OakRe with respect to the management of OakRe's assets. At December 31, 1995, the OakRe and Xerox Life accounts represented approximately $2.7 billion of a total of approximately $44.0 billion of assets under the Company's management.

In connection with the VKM Acquisition, the Company transferred all of its remaining Capital Markets inventory to VRN Inc., a subsidiary of Xerox Financial, the capital stock of which was transferred to Xerox Financial. The Company continues to provide certain investment advisory and workout related services for and on behalf of VRN Inc. related to the Capital Markets inventory.

The Stock Purchase Agreement provides for indemnification by Xerox Financial to the Company for inaccuracies in the representations and warranties contained therein, for failure to comply with covenants contained therein, for certain pre-closing matters and for certain tax liabilities. The amount of indemnification Xerox Financial may be required to pay with respect to inaccuracies in representations and warranties is limited to aggregate claims in excess of $3.6 million and Xerox Financial's maximum liability for indemnification under the Stock Purchase Agreement (except with respect to indemnification for certain tax liabilities) is limited to $359.1 million. The Company also received an indemnity agreement for all liabilities relating to certain pre-acquisition transactions and discontinued operations, including litigation with respect thereto.

                      VK/AC HOLDING, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                               DECEMBER 31, 1995



     CD&R AND C&D FUND IV

C&D Fund IV, which is the Company's largest stockholder, is a private investment fund managed by Clayton, Dubilier & Rice, Inc. ("CD&R"). CD&R receives an annual fee for management and financial consulting services provided to the Company and reimbursement of out-of-pocket expenses. The consulting fees paid to CD&R in 1995 and 1994 totaled $466,667 and $400,000, respectively, in the aggregate. The Company expects to continue to pay CD&R similar fees for such services in the future. Such fees will be reviewed annually, and may not exceed $500,000 per year under the terms of the Bank Agreements and, unless certain requirements are met, the Indenture governing the Notes. In connection with the AC Acquisition and arranging financing thereof, at the closing of the AC Acquisition, the Company paid CD&R a fee of $4.3 million and reimbursed CD&R for its out-of-pocket expenses which totaled approximately $31,000.

CD&R, C&D Fund IV and the Company have entered into an indemnification agreement, pursuant to which the Company agreed to indemnify CD&R, C&D Fund IV, Clayton & Dubilier Associates IV Limited Partnership (the general partner of C&D Fund IV) and their respective directors, officers, partners, employees, agents and controlling persons against certain liabilities arising under the federal securities laws, other laws regulating the business of the Company and certain other claims and liabilities.

     MANAGEMENT

The major portion of the purchase price for the stock purchased by certain Management Investors in connection with the VKM Acquisition was financed by loans from a major bank on customary terms. To help those purchasers obtain a more favorable rate and more favorable terms for such financing, the Company has guaranteed such indebtedness, approximately $8.7 million of which was outstanding at December 31, 1995. See Note 6 to these consolidated financial statements.

In connection with the closing of the AC Acquisition, the Company entered into a severance agreement with its former chairman, pursuant to which the Company repurchased 17,780 shares of Class A Common Stock for $3.6 million and made payments to the former chairman totaling approximately $.6 million.

NOTE 9 - NET CAPITAL REQUIREMENTS

The Company's broker/dealer subsidiaries are subject to the Securities and Exchange Commission Uniform Net Capital Rule (SEC Rule 15c3-1), which requires the maintenance of minimum net capital. At December 31, 1995, the broker/dealer subsidiaries had aggregate net capital of $31.5 million and each met all requirements, which aggregated $.7 million. Of the $31.5 million, $30.3 million was that of VKAC Distributors.

NOTE 10 - FINANCIAL INSTRUMENTS

Substantially all of the Company's financial instruments are carried at fair value or amounts that approximate fair value. Trading inventory is valued using quoted market or dealer prices.

Bank loans bear variable rates and are carried at amounts which approximate their fair values. See Note 5 to these consolidated financial statements for further details. The aggregate market value of the Company's Senior Secured Notes at December 31, 1995, based upon quoted market prices on that date, was approximately $155 million.

                      VK/AC HOLDING, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                               DECEMBER 31, 1995

NOTE 11 - PROFIT SHARING

The Company has a defined contribution profit sharing plan (the "Plan") covering all eligible employees. Under the Plan, the Company contributes to a trust, that is qualified under the Internal Revenue Code, an amount which may not exceed the amount allowable as a deduction for federal income tax purposes. The Company's contributions to the Plan were approximately $3.9 million, $1.8 million, $1.9 million and $.3 million for the years ended December 31, 1995 and 1994, and for the periods February 17 through December 31, 1993 and January 1 through February 16, 1993, respectively. The 1995 contribution was made in Junior Non-Cumulative Participating Preferred Stock. The contribution for 1994 was made in cash and Junior Non-Cumulative Participating Preferred Stock. The contributions for 1993 were made in cash.

NOTE 12 - INCOME TAXES

Income tax expense consists of (in millions):       Year             Year       February 17       January 1
                                                    Ended            Ended       through           through
                                                   December         December     December         February
                                                   31, 1995         31, 1994     31, 1993         16, 1993
                                                   Company          Company      Company         Predecessor
                                                  ----------       ---------   -----------       -----------
        Current:
               U.S. federal                         $    -          $    -        $   -             $  1.3
               State and local                         1.8            (2.3)          0.2                 -
                                                    ------          ------         -----            ------
                                                    $  1.8          $ (2.3)       $  0.2            $  1.3
                                                    ======          ======         =====            ======


        Deferred:
                U.S. federal                        S 13.9          $  2.8        $  7.1            $  0.3
                State and local                        3.5             1.4           2.1               0.4
                                                    ------         -------        ------            ------
                                                      17.4             4.2           9.2               0.7
                                                    ------         -------        ------            ------
        Total Income Tax Expense                    $ 19.2          $  1.9        $  9.4            $  2.0
                                                    ======         =======        ======            ======



The reconciliation of the federal statutory rate to the effective rate is set forth in the table below:

                                                        Year           Year       February 17       January 1
                                                        Ended          Ended       through           through
                                                      December       December      December          February
                                                      31, 1995       31, 1994      31, 1993          16, 1993
                                                      Company        Company       Company          Predecessor
                                                     ----------     ----------    -----------       -----------
        Expected federal income tax expense           35.0%          35.0%          35.0%             35.0%

        Tax-exempt interest income, net               (2.1)         (10.7)          (5.0)             (3.7)

        State and local income taxes,
            net of federal income tax effect           7.1            2.0            6.2               4.5

        Reduction in previous years' state
            tax provision                                -           (9.6)             -                 -

        Other, net                                    (0.8)          (3.1)           3.3              (0.5)
        Effective tax rate                           -----          -----           ----              ----
                                                      39.2%          13.6%          39.5%             35.3%
                                                     -----          -----           ----              ----

                      VK/AC HOLDING, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                               DECEMBER 31, 1995



The tax effects of temporary differences that give rise to significant portions of the deferred tax liability recorded on the Company's consolidated balance sheet at December 31, 1995 and 1994 are shown below:

                                                                        December 31
                                                                --------------------------
                                                                   1995           1994
                                                               (in millions)  (in millions)
                                                                -----------    -----------
Deferred tax assets:
       Net operating loss carryforward                             $ 18.1       $ 21.4
       Deferred Compensation                                          9.8           --
       Other, net                                                     6.0           --
       Less - Valuation allowance                                    (1.4)        (3.7)
                                                                   ------       ------
       Net deferred tax asset                                        32.5         17.7
                                                                   ------       ------

Deferred tax liabilities:
       Excess of Cost Over Fair Value of Net Assets Acquired,
        principally due to differences in amortization               14.0          5.3
       Deferred Company Funded Distribution Costs,
        principally due to differences in amortization               74.6         52.6
                                                                   ------       ------
       Total gross deferred tax liability                            88.6         57.9
                                                                   ------       ------
       Net deferred tax liability                                  $ 56.1       $ 40.2
                                                                   ======       ======


The valuation allowance was adjusted in the current year based upon the receipt of the Appraisal. In addition, a charge in lieu of taxes was incurred which resulted from the initial recognition of acquired tax benefits that were allocated to reduce excess of cost over fair value of net assets acquired related to the AC Acquisition.

At December 31, 1995, the Company has net operating loss carryforwards for federal income tax purposes of $44.6 million, of which $10.2 million is available to offset future federal taxable income, if any, through 2009 and $34.4 million is available to offset future federal taxable income, if any, through 2008.

NOTE 13 - POSTRETIREMENT BENEFITS

The Company provides certain health care benefits for retired employees and their eligible dependents. A portion of the cost of these benefits is shared by the Company and the retiree.

As of the VKM Acquisition date, the Company implemented Statement of Financial Accounting Standards No. 106 "Employers' Accounting for Postretirement Benefits Other than Pensions." This standard changed the method of accounting for postretirement benefits from a cash basis to the accrual basis. Postretirement benefits expense is now accrued during the period that the employee renders the service to earn the benefits. A transition obligation of approximately $1,653,000 representing the cumulative liability was recorded as of the VKM Acquisition date.

Net postretirement benefits expense includes the following components (in millions):

                                             1995         1994       1993
                                            ------       ------     ------
    Service Cost                            $  0.3       $  0.3     $  0.1
    Interest Cost                              0.2          0.1        0.1
                                            ------       ------     ------
    Net postretirement benefits expense     $  0.5       $  0.4     $  0.2
                                            ======       ======     ======


                      VK/AC HOLDING, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                               DECEMBER 31, 1995



The following table sets forth the plan's funded status reconciled with amounts reported in the Company's consolidated balance sheets at December 31 (in millions):

                                                      1995        1994         1993
                                                     ------      ------       ------
  Accumulated Postretirement Benefit Obligation:
    Active participants                              $  3.0      $  2.4       $  1.9
    Retired participants                                0.2         0.2          0.2
    Unrecognized prior service cost                    (0.4)         --           --
    Unrecognized net gain                               0.3          --           --
                                                     ------      ------       ------
  Accrued postretirement benefit cost                $  3.1      $  2.6       $  2.1
                                                     ======      ======       ======



A 9% and 8% annual rate of increase in the per capita costs of covered medical benefits for pre-65 and post-65 participants was assumed for 1995. These rates decrease by 1% each year, to 6% and 5%. Increasing the assumed health care cost trend rates by one percentage point in each year would result in an increase in the Accumulated Postretirement Benefit Obligation (APBO) as of December 31, 1995 of approximately $736,000, and an increase in the aggregate of the service cost and interest cost for the year ended December 31, 1995 of approximately $184,000. A weighted average discount rate of 7.00% was used to determine the APBO.

NOTE 14 - LEGAL PROCEEDINGS


The Company is party to various lawsuits and proceedings arising out of the conduct of its operating businesses. Pursuant to the AC Acquisition, the Company is indemnified by Travelers for losses arising out of the AC Acquisition as follows: losses from $4.3 million to $14.3 million, 80%; losses from $14.3 million to $429.2 million, 100%; losses below $4.3 million or over $429.2 million are not covered by the indemnity. The amount of any liability which might finally exist cannot reasonably be estimated and no provision for loss has been made in the accompanying financial statements. However, the Company does not believe that any of these lawsuits or proceedings, if adversely determined, would have a material adverse effect upon the business, financial condition or results of operations of the Company.

The Company is also involved in various litigation relating to discontinued operations of the Company. Pursuant to the VKM Acquisition, the Company is indemnified by Xerox Financial with respect to this litigation, which indemnification obligation is guaranteed by Xerox Corporation. Accordingly, the Company does not expect that the outcome of any such actions will have any material effect on the Company's business, financial condition or results of operations.

NOTE 15 - SUBSEQUENT EVENT

On January 2, 1996 Advantage Capital, a retail broker-dealer, was sold to SunAmerica, Inc. following a determination by management of the Company that the retail broker-dealer business was not part of the Company's strategic plan. Advantage Capital will continue to operate under its existing name. By agreement with SunAmerica, Inc., the federal and state income tax assets and liabilities of Advantage Capital were assumed by VKAC as of December 31, 1995. The Company currently has no intention of re-entering the retail broker-dealer business.

                      VK/AC HOLDING, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                               DECEMBER 31, 1995


On June 4, 1996, by resolution of the Board of Directors, the Company formalized its intent to dispose of MCM, a registered investment advisor under the Investment Advisers Act of 1940, through a distribution to stockholders. Accordingly, the consolidated financial statements of the Company have been reclassified to report separately the net assets and operating results of the discontinued operations.

The results of operations for Advantage Capital, from December 20, 1994 and thereafter, and MCM, which are classified separately as discontinued operations in the accompanying consolidated statements of income, are summarized as follows: (In millions)

                                                   For the Year Ended
                                                     December 31             2/17-              1/1/93-
                                                --------------------      ----------          ---------
                                                 1995           1994        12/31/93            2/16/93
                                                ------         ------      ---------          ---------
Revenues                                        $ 39.9         $ 26.6         $ 18.5            $   2.6
                                                ======         ======         ======            =======

Income Before Income Taxes                         3.4            1.1            2.8                0.6
Income Taxes                                       0.9            0.5            1.2                0.2
                                                ------         ------         ------            -------

Net Income                                      $  2.5         $  0.6         $  1.6            $   0.4
                                                ======         ======         ======            =======



Net assets of discontinued operations consist principally of accounts receivable and excess of cost over fair value of net assets acquired.

                    VK/AC HOLDING, INC. AND SUBSIDIARIES
                 NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                              DECEMBER 31, 1995

NOTE 16 - CONDENSED PARENT COMPANY ONLY FINANCIAL STATEMENTS

The following condensed balance sheets at December 31, 1995 and 1994 and condensed statements of income and cash flows or the years ended December 31, 1995 and 1994, and for the period February 17 through December 31, 1993 for VK/AC Holding should be read in conjunction with the consolidated financial statements and notes thereto (in millions except for par value and shares):


                           Balance Sheet
                           -------------
                                                                                            12/31/95        12/31/94
                                                                                            ---------       --------
Assets:
        Cash                                                                                $    0.2        $    --
        Investment in Subsidiaries                                                             375.6          336.1
        Intercompany Receivable                                                                  2.2            2.7
        Other Assets                                                                              --             --
                                                                                            --------        -------
                                                                                            $  378.0        $ 338.8
                                                                                            ========        =======
Redeemable Common Stock
        155,673 shares outstanding at December 31, 1995; 129,850 shares
          outstanding at December 31, 1994                                                  $   31.1        $  26.0
Stockholders' Equity
        Junior Non-Cumulative Participating Preferred Stock, $200 par value,
             32,500 shares authorized, 32,500 shares issued and outstanding at December 31, 1995; 14,000 shares issued and outstanding at
             December 31, 1994                                                                   6.5            2.8
        Class A Common Stock, $.01 par value, 3,250,000 shares authorized,
             2,163,792 nonredeemable shares issued, 2,161,264 nonredeemable shares outstanding at December 31, 1995; 2,160,803 nonredeemable shares issued, 2,156,764 nonredeemable shares outstanding at
             December 31, 1994                                                                    --             --
        Class B Common Stock, $.01 par value, nonvoting, 3,250,000 shares authorized,
             117,817 shares issued and outstanding at December 31, 1995; 107,267
             shares issued and outstanding at December 31, 1994                                   --             --
        Additional Paid-In Capital                                                             299.3          297.1
        Retained Earnings                                                                       41.6           13.4
                                                                                            --------        -------
                                                                                               347.4          313.3
        Less Treasury Stock, Class A Common Stock, at cost;  2,528 shares
             at December 31, 1995; 4,039 shares at December 31, 1994                            (0.5)          (0.5)
                                                                                            --------        -------
                                                                                            $  378.0        $ 338.8
                                                                                            ========        =======



                                    Statement of Income                                      For the Year Ended
                                    -------------------                                          December 31
                                                                                            ------------------------        2/17 -
                                                                                              1995            1994         12/31/93
                                                                                            ---------       --------       --------
Equity in Earnings of Subsidiaries                                                          $   29.9        $  11.8        $  14.4
                                                                                            --------        -------        -------
Net Income                                                                                  $   29.9        $  11.8        $  14.4
                                                                                            ========        =======        =======

                           Statement of Cash Flows
                           -----------------------
                                                                                              For the Year Ended
                                                                                                   December 31
                                                                                            ------------------------        2/17 -
Operating Activities:                                                                         1995            1994         12/31/93
                                                                                            ---------       --------       --------
        Net Income                                                                          $   29.9        $  11.8        $  14.4
        Net Change in Investment in Subsidiaries                                               (29.9)         (11.8)         (14.4)
        Net Change in Intercompany                                                               0.5           (2.8)           0.7
        Net Change in Other Assets                                                                --             --             --
                                                                                            --------        -------        -------
        Net Cash Provided (Used) by Operating Activities                                         0.5           (2.8)           0.7
                                                                                            --------        -------        -------
Investing Activities:
        Subsidiaries Acquired                                                                     --          (25.4)            --
        Capital Contributed to Subsidiary, net of Assets Assigned                               (9.7)        (116.0)            --
        Stock Redeemed                                                                            --             --           (0.7)
                                                                                            --------        -------        -------
        Net Cash Used by Investing Activities                                                   (9.7)        (141.4)          (0.7)
                                                                                            --------        -------        -------
Financing Actvities:
        Proceeds from Issuance of Stock                                                         14.1          145.1             --
        Common Stock Purchased for Treasury                                                     (4.7)          (0.9)            --
                                                                                            --------        -------        -------
        Net Cash Provided by Financing Activities                                                9.4          144.2             --
                                                                                            --------        -------        -------
Net Change in Cash                                                                               0.2             --             --
Cash at Beginning of Year                                                                         --             --             --
                                                                                            --------        -------        -------
Cash at End of Year                                                                         $    0.2        $    --        $    --
                                                                                            ========        =======        =======

                      VK/AC HOLDING, INC. AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEET
                                 MARCH 31, 1996
                                  (UNAUDITED)
                 (IN MILLIONS EXCEPT FOR PAR VALUE AND SHARES)

ASSETS
Cash and Cash Equivalents                                                         $    0.7
Cash Equivalents Segregated Under Regulation or Collateral Agreement                  10.0
Short-Term Investments - Mutual Funds, at market                                      26.6
Receivables                                                                           59.1
Trading Inventory, at market                                                          67.0
Furniture, Equipment, and Leasehold Improvements, net                                 22.4
Deferred Company Funded Distribution Costs, net                                      279.1
Deferred Financing Costs, net                                                         12.5
Excess of Cost over Fair Value of Net Assets Acquired, net                           522.6
Net Assets of Discontinued Operations                                                 24.6
Other Assets                                                                          21.5
                                                                                  --------
     Total Assets                                                                 $1,046.1
                                                                                  ========
LIABILITIES AND STOCKHOLDERS' EQUITY
LIABILITIES
Bank Loans                                                                        $  337.7
Senior Secured Notes                                                                 150.0
Accounts Payable and Accrued Expenses                                                 52.2
Payable to Affiliates                                                                  4.8
Payable to Trustee                                                                    19.0
Deferred Compensation                                                                 24.1
Deferred Income Taxes                                                                 65.1
                                                                                  --------
     Total Liabilities                                                               652.9
                                                                                  --------
REDEEMABLE COMMON STOCK
At redemption value of $200 per share; 155,673 shares outstanding
  at March 31, 1996                                                                   31.1
                                                                                  --------
STOCKHOLDERS' EQUITY
Junior Non-Cumulative Participating Preferred Stock, $200 par value,
  32,500 shares authorized; 32,500 shares issued and outstanding
  at March 31, 1996                                                                    6.5
Class A Common Stock, $.01 par value; 3,250,000 shares authorized,
  2,163,792 nonredeemable shares issued, 2,161,264 nonredeemable
  shares outstanding at March 31, 1996                                                  --
Class B Common Stock, $.01 par value, nonvoting, 3,250,000 shares
  authorized; 117,817 shares issued and outstanding at March 31, 1996                   --
Additional Paid-In Capital                                                           299.3
Retained Earnings                                                                     56.8
                                                                                  --------
                                                                                     362.6
Less Treasury Stock, Class A Common Stock, at cost; 2,528 shares at
  March 31, 1996                                                                      (0.5)
                                                                                  --------
     Total Stockholders' Equity                                                      362.1
                                                                                  --------
     Total Liabilities & Stockholders' Equity                                     $1,046.1
                                                                                  ========

          See accompanying notes to consolidated financial statements.

                    VK/AC HOLDING, INC. AND SUBSIDIARIES
                      Consolidated Statements of Income
                                 (Unaudited)
               (In millions except shares and per share data)

                                                             For The Quarter Ended
                                                                    March 31
                                                              -------------------
                                                               1996         1995
                                                              ------       ------
Revenues
  Investment Advisory Fees                                    $ 71.5       $ 57.2
  Distribution of Investment Products                            6.8          7.2
  Other Revenue                                                  3.9          3.4
                                                              ------       ------
        Total Revenues                                          82.2         67.8
                                                              ------       ------
Expenses
  Compensation and Benefits                                     23.9         21.5
  Amortization of Deferred Company
     Funded Distribution Costs                                  14.6         11.7
  Marketing and Promotion                                        7.6          7.8
  Other Expenses                                                15.2         13.4
  Reimbursements                                               (13.9)       (11.8)
  Interest and Acquisition Expenses:
    Amortization of Excess of Cost over
      Fair Value of Net Assets Acquired                          4.3          4.5
    Interest Expense                                             9.4         11.5
                                                              ------       ------
        Total Expenses                                          61.1         58.6
                                                              ------       ------
  Income From Continuing Operations Before Taxes                21.1          9.2
  Income Tax Provision                                           8.6          3.7
                                                              ------       ------
  Income From Continuing Operations                             12.5          5.5
  Discontinued Operations:
     Income From Discontinued Operations, net of tax             0.7          0.4
     Gain on Disposal of Discontinued Operations,
        net of tax of $1.4                                       2.0           --
                                                              ------       ------

  Net Income                                                  $ 15.2       $  5.9
                                                              ======       ======
Earnings per share:
        Primary:
           Net Income From Continuing Operations Available
             to Common Shareholders                           $ 4.87       $ 1.50
           Income From Discontinued Operations                  0.26         0.16
           Gain on Disposal of Discontinued Operations          0.79           --
                                                              ------       ------
           Net Income Available to Common Shareholders        $ 5.92       $ 1.66
                                                              ======       ======
        Assuming Full Dilution:
           Net Income From Continuing Operations Available
             to Common Shareholders                           $ 4.87       $ 1.50
           Income From Discontinued Operations                  0.26         0.16
           Gain on Disposal of Discontinued Operations          0.79           --
                                                              ------       ------
           Net Income Available to Common Shareholders        $ 5.92       $ 1.66
                                                              ======       ======
        Weighted Average Common Shares and
           Common Share Equivalents:  (In 000's)
              Primary                                          2,560        2,565
              Assuming Full Dilution                           2,560        2,565


See accompanying notes to consolidated financial statements.

                      VK/AC HOLDING, INC. AND SUBSIDIARIES
           CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY
                                  (UNAUDITED)
                                 (IN MILLIONS)



                                   Junior          Class A        Class B    Additional
                                  Preferred        Common         Common      Paid-In        Retained       Treasury
                                    Stock          Stock          Stock       Capital        Earnings         Stock         Total
                                 ----------      ----------     ----------  -----------     ----------     ----------     --------
Balance at December 31, 1995     $     6.5      $      --      $      --     $    299.3      $   41.6      $   (0.5)     $   346.9

Net Income                                                                                       15.2                         15.2
                                  ---------      ---------      ----------    ----------      --------      --------      ---------
Balance at March 31, 1996        $     6.5      $      --      $      --     $    299.3      $   56.8      $   (0.5)     $   362.1
                                  =========      =========      ==========    ==========      ========      ========      =========


          See accompanying notes to consolidated financial statements.

                      VK/AC HOLDING, INC. AND SUBSIDIARIES
                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                                  (UNAUDITED)
                                 (IN MILLIONS)

                                                                                      For The Quarter Ended
                                                                                            March 31
                                                                                    ------------------------
                                                                                       1996           1995
                                                                                      -------        -------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net Income                                                                          $  15.2        $   5.9
  Adjustments to Reconcile Net Income to Net Cash
    Provided  by Operating Activities:
      Depreciation                                                                        1.6            1.4
      Amortization:
              Deferred Company Funded Distribution Costs                                 14.6           11.7
              Excess of Cost over Fair Value of
                    Net Assets Acquired                                                   4.3            4.5
              Deferred Financing Costs                                                    0.5            0.5
      Gain on Sale of Subsidiary                                                         (3.4)            --
      Net Change in:
              Short-Term Investments - Mutual Funds                                       0.9           (1.9)
              Receivables                                                               (17.4)          (2.8)
              Trading Inventory                                                           4.9           27.8
              Net Assets of Discontinued Operations                                       1.2           (0.3)
              Other Assets                                                               (3.1)          (6.0)
              Accounts Payable and Accrued Expenses                                     (25.8)         (14.2)
              Payable to Affiliates                                                       2.0           (3.2)
              Payable to Trustee                                                         13.4            3.0
              Deferred Compensation                                                       2.1           (0.4)
              Income Taxes Payable                                                         --            3.9
              Deferred Income Taxes                                                       9.5           (2.6)
                                                                                      -------        -------
     Total Adjustments                                                                    5.3           21.4
                                                                                      -------        -------
     Net Cash Provided by Operating Activities                                           20.5           27.3
                                                                                      -------        -------
CASH FLOWS FROM INVESTING ACTIVITIES:
     Proceeds from Sale of Subsidiary                                                     7.6             --
     Deferred Company Funded Distribution Costs                                         (33.9)         (11.4)
     Net Additions of Fixed Assets                                                       (1.7)          (0.9)
                                                                                      -------        -------
     Net Cash Used by Investing Activities                                              (28.0)         (12.3)
                                                                                      -------        -------
CASH FLOWS FROM FINANCING ACTIVITIES:
     Proceeds from Borrowings, net                                                        6.6             --
     Loan Principal Payments                                                               --          (36.3)
     Stock Issuance                                                                        --            7.0
     Purchase of Treasury Stock                                                            --           (4.0)
                                                                                      -------        -------
     Net Cash Provided (Used) by Financing Activities                                     6.6          (33.3)
                                                                                      -------        -------
NET DECREASE IN CASH AND CASH EQUIVALENTS                                                (0.9)         (18.3)
CASH AND CASH EQUIVALENTS:
  Beginning of Period                                                                     1.6           21.1
                                                                                      -------        -------
  End of Period                                                                       $   0.7        $   2.8
                                                                                      =======        =======

SUPPLEMENTARY DISCLOSURE OF CASH FLOW INFORMATION:
  Cash paid for:  Income Taxes                                                            0.4            0.2
                  Interest                                                               12.9           14.9





          See accompanying notes to consolidated financial statements.

                      VK/AC HOLDING, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                  (UNAUDITED)
                                 MARCH 31, 1996



NOTE 1 - BASIS OF PRESENTATION

The consolidated financial statements include the accounts of VK/AC Holding, Inc. ("VK/AC Holding") and its subsidiaries, Van Kampen American Capital, Inc. ("VKAC") (VK/AC Holding together with its subsidiaries, the "Company"). All material intercompany accounts and transactions have been eliminated in consolidation.

The consolidated financial statements included herein have been prepared by the Company pursuant to the rules and regulations of the Securities and Exchange Commission with respect to quarterly financial statements. Certain information and note disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted pursuant to such rules and regulations. VK/AC Holding's Annual Report on Form 10-K for the year ended December 31, 1995, filed with the Securities and Exchange Commission, includes the information and note disclosures normally included in the financial statements prepared in accordance with generally accepted accounting principles and should be referred to for further information. The Company believes that the accompanying consolidated financial statements contain all adjustments (consisting of normal recurring accruals) necessary to present fairly the Company's consolidated financial position as of March 31, 1996, its consolidated results of operations for the three months ended March 31, 1996 and 1995, and its consolidated cash flows for the three months ended March 31, 1996 and 1995.

Primary and fully diluted earnings per share are computed based upon the weighted average number of shares outstanding during the period, including shares of redeemable common stock. Net income available to common stockholders is reduced by the accretion of redeemable common stock to redemption value.

NOTE 2 - REDEEMABLE COMMON STOCK

The shares of redeemable common stock are reported on the balance sheets at redemption value, which is the estimated fair market value of the stock. The accretion to redemption value has been reflected as a reduction of retained earnings.

Options to purchase shares of Class A Common Stock were granted to certain members of management and other employees of the Company pursuant to a stock option plan, under which 1,762 of such options will vest after 3 years and 150 of such options will vest over a period of time up to five years, 33.33% on each of the third, fourth and fifth anniversaries of the option grant date.

                      VK/AC HOLDING, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                  (UNAUDITED)
                                 MARCH 31, 1996




Stock options transactions consisted of the following:

                                                Number
                                                  of
                                                Options
                                                -------
Balance, December 31, 1995                      365,832
Granted; exercise price $200                      1,912
Cancelled                                       (8,509)
                                                -------
Balance, March 31, 1996                         359,235
                                                =======


As of March 31, 1996, 120,119 options had vested and the Company granted an aggregate of 3,350 deferred stock units to certain employees.

NOTE 3 - DISCONTINUED OPERATIONS

On January 2, 1996 Advantage Capital Corporation ("Advantage Capital"), a retail broker-dealer, was sold to SunAmerica, Inc. following a determination by management of the Company that the retail broker-dealer business was not part of the Company's strategic plan. Advantage Capital will continue to operate under its existing name. By agreement with SunAmerica, Inc., the federal and state income tax assets and liabilities of Advantage Capital were assumed by VKAC as of December 31, 1995. The Company currently has no intention of re-entering the retail broker-dealer business.

On June 4, 1996, by resolution of the Board of Directors, the Company formalized its intent to dispose of McCarthy, Crisanti & Maffei, Inc. ("MCM"), a registered investment advisor under the Investment Advisers Act of 1940, through a distribution to stockholders. Accordingly, the consolidated financial statements of the Company have been reclassified to report separately the net assets and operating results of the discontinued operations.

The results of operations for Advantage Capital and MCM for the quarter ended March 31, 1996 and 1995, which are classified separately as discontinued operations in the accompanying consolidated statements of income, are summarized as follows: (in millions)


                                                 For the Quarter
                                                      Ended
                                                    March 31
                                                 ----------------
                                                   1996     1995
                                                  ------   ------
                Revenues                         $  8.8   $  9.2
                                                  ======   ======

                Income Before Income Taxes          1.2      0.5
                Income Taxes                         .5       .1
                                                  ------   ------
                Net Income                       $   .7   $   .4
                                                  ======   ======



Net assets of discontinued operations consist principally of accounts receivable and excess of cost over fair value of net assets acquired.

================================================================================

     NO DEALER, SALESPERSON OR OTHER INDIVIDUAL HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR MAKE ANY REPRESENTATIONS NOT CONTAINED IN THIS PROSPECTUS IN CONNECTION WITH THE OFFERING COVERED BY THIS PROSPECTUS. IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY, THE SELLING STOCKHOLDERS OR THE UNDERWRITERS. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO BUY, THE COMMON STOCK IN ANY JURISDICTION WHERE, OR TO ANY PERSON TO WHOM, IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE AN IMPLICATION THAT THERE HAS NOT BEEN ANY CHANGE IN THE FACTS SET FORTH IN THIS PROSPECTUS OR IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF.


                              ____________________


                               TABLE OF CONTENTS

                                                                        PAGE

  Prospectus Summary  ...............................................
  Risk Factors  .....................................................
  The Company  ......................................................
  Dividend Policy ...................................................
  Dilution  .........................................................
  Use of Proceeds  ..................................................
  Capitalization ....................................................
  Selected Historical Consolidated Financial Information ............
  Selected Consolidated Pro Forma Financial Information .............
  Management's Discussion and Analysis of
    Financial Condition and Results of
    Operations  .....................................................
  Business  .........................................................
  Management  .......................................................
  Certain Relationships and Related
    Transactions  ...................................................
  Security Ownership by Management and
    Principal Stockholders  .........................................
  Selling Stockholders  .............................................
  Shares Eligible for Future Sale ...................................
  Description of Capital Stock ......................................
  Certain United States Federal Tax
    Considerations For Non-U.S. Holders  ............................
  Underwriting  .....................................................
  Validity of Common Stock  .........................................
  Experts ...........................................................
  Additional Information ............................................
  Index to Financial Statements .....................................   F-1



THROUGH AND INCLUDING    , 1996 (THE __ DAY AFTER THE DATE OF THIS
PROSPECTUS), ALL DEALERS EFFECTING TRANSACTIONS IN THE COMMON STOCK, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS DELIVERY REQUIREMENT IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS OR WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.




                               _______ SHARES



                             VAN KAMPEN AMERICAN
                             CAPITAL GROUP, INC.

                                   [LOGO]


                                COMMON STOCK


                               ______________

                                 PROSPECTUS
                               ______________


                              MERRILL LYNCH & CO.


                              GOLDMAN, SACHS & CO.


                            ______________ , 1996


================================================================================

Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.



                 [ALTERNATE PAGE FOR INTERNATIONAL PROSPECTUS]


                  SUBJECT TO COMPLETION, DATED JUNE 6, 1996

PROSPECTUS                                                               [LOGO]


                              ____________ SHARES


                    VAN KAMPEN AMERICAN CAPITAL GROUP, INC.


                                  COMMON STOCK
                             _______________________

     All of the _____ shares of Class A Common Stock (the "Common Stock"), of Van Kampen American Capital Group, Inc. (the "Company") offered hereby will be sold by certain stockholders (the "Selling Stockholders") of the Company. See "Principal and Selling Stockholders." The Company is not selling shares of Common Stock in this offering and will not receive any of the proceeds from the sale of shares of Common Stock offered hereby.


     Of the ____ shares offered hereby, _____ shares are being offered outside the United States and Canada by the International Managers (the "International Offering") and ____ shares are being offered in a concurrent offering in the United States and Canada by the U.S. Underwriters (the "U.S. Offering," and together with the International Offering, the "Offerings"). The price to public and the underwriting discount per share will be identical for both Offerings. See "Underwriting."


     Prior to the Offerings there has been no public market for the Common Stock. It is presently estimated that the initial public offering price will be between $____ and $____ per share. For information relating to the determination of the initial public offering price, see "Underwriting."


     Application will be made for the Common Stock to be listed on the New York Stock Exchange under the symbol " ."


     SEE "RISK FACTORS" BEGINNING ON PAGE 9 FOR A DISCUSSION OF CERTAIN
FACTORS THAT SHOULD BE CONSIDERED BY PROSPECTIVE PURCHASERS OF THE COMMON STOCK OFFERED HEREBY.
                             _______________________


THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES
     AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS
     PROSPECTUS.  ANY REPRESENTATION TO THE CONTRARY IS A
                               CRIMINAL OFFENSE.

                             _______________________

=============================================================================================================
                                       PRICE TO                 UNDERWRITING          PROCEEDS TO SELLING
                                        PUBLIC                   DISCOUNT(1)            STOCKHOLDERS(2)
- -------------------------------------------------------------------------------------------------------------
Per Share ....................         [$       ]                [$       ]              [$       ]
- -------------------------------------------------------------------------------------------------------------
Total(3)  ....................    [$                  ]    [$                  ]  [$                      ]
=============================================================================================================

(1) The Company and the Selling Stockholders have agreed to indemnify the several Underwriters against certain liabilities, including liabilities under the Securities Act of 1933. See "Underwriting."

(2) The Company will pay the expenses of the Offerings estimated to be $________.

(3) The Selling Stockholders have granted the International Managers and the U.S. Underwriters options, exercisable within 30 days after the date hereof, to purchase up to _____ and _____ additional shares of Common Stock, respectively, solely to cover over-allotments, if any. If such options are exercised in full, the total Price to Public, Underwriting Discount and Proceeds to Selling
Stockholders will be $              , $                 and $          ,
respectively.  See "Underwriting."


     The shares of Common Stock are offered by the several Underwriters subject to prior sale, when, as and if issued to and accepted by them, subject to approval of certain legal matters by counsel for the Underwriters and certain other conditions. The Underwriters reserve the right to withdraw, cancel or modify such offer and to reject orders in whole or in part. It is expected that delivery of certificates for the shares of Common Stock will be made in New York, New York, on or about ________, 1996.

                             _______________________

MERRILL LYNCH INTERNATIONAL                       GOLDMAN SACHS INTERNATIONAL


                The date of this Prospectus is ________, 1996

                                  [Alternate Pages for International Prospectus]

                                  UNDERWRITING

     Merrill Lynch International and Goldman Sachs International are acting as representatives (the "International Representatives") of each of the International Managers named below (the "International Managers"). Subject to the terms and conditions set forth in an international purchase agreement (the "International Purchase Agreement") among the Company, each of the Selling Stockholders and the International Managers, and concurrently with the sale of _______ shares of Common Stock to the U.S. Underwriters (as defined below), the Selling Stockholders severally have agreed to sell to the International Managers, and each of the International Managers severally has agreed to purchase from the Selling Stockholders, the number of shares of Common Stock set forth opposite its name below.


   INTERNATIONAL MANAGERS                                   NUMBER OF SHARES
   ----------------------                                   ----------------
Merrill Lynch International ................................   ___________
Goldman Sachs International ................................   ___________


Total ......................................................   ===========

     The Company and the Selling Stockholders have also entered into a U.S. purchase agreement (the "U.S. Purchase Agreement") with certain underwriters in the United States and Canada (the "U.S. Underwriters" and, together with the International Managers, the "Underwriters") for whom Merrill Lynch and Goldman, Sachs & Co. are acting as representatives (the "U.S. Representatives").
Subject to the terms and conditions set forth in the U.S. Purchase Agreement, and concurrently with the sale of _______ shares of Common Stock to the International Managers pursuant to the International Purchase Agreement, the Selling Stockholders severally have agreed to sell to the U.S. Underwriters, and the U.S. Underwriters severally have agreed to purchase from the Selling Stockholders, an aggregate of ________ shares of Common Stock. The initial public offering price per share and the total underwriting discount per share of Common Stock are identical under the International Purchase Agreement and the U.S. Purchase Agreement.

     In the International Purchase Agreement and the U.S. Purchase Agreement, the several International Managers and the several U.S. Underwriters, respectively, have agreed, subject to the terms and conditions set forth therein, to purchase all of the shares of Common Stock being sold pursuant to each such agreement if any of the shares of Common Stock being sold pursuant to such agreement are purchased. Under certain circumstances, the commitments of non-defaulting International Managers or U.S. Underwriters (as the case may be) may be increased. The closings with respect to the sales of shares of Common Stock to be purchased by the International Managers and the U.S. Underwriters are conditioned upon one another.

     The International Representatives have advised the Company and the Selling Stockholders that the International Managers propose initially to offer the shares of Common Stock to the public at the initial public offering price set forth on the cover page of this Prospectus, and to certain dealers at such price less a concession not in excess of $ __ per share of Common Stock. The International Managers may allow, and such dealers may reallow, a discount not in excess of $ __ per share of Common Stock on sales to certain other dealers. After the initial public offering, the public offering price, concession and discount may be changed.

     The Selling Stockholders have granted an option to the International Managers, exercisable within 30 days after the date of this Prospectus, to purchase up to an aggregate of _______ additional shares of Common Stock at the initial public offering price set forth on the cover page of this Prospectus, less the underwriting discount. The International Managers may exercise this option only to cover over-allotments, if any, made on the sale of Common Stock offered hereby. To the extent that the International Managers exercise this option, each International Manager will be obligated, subject to certain conditions, to purchase a number of additional shares of Common Stock proportionate to such International Manager's initial amount reflected in the foregoing table. The Selling Stockholders also have each granted an option to the U.S. Underwriters, exercisable within 30 days after the date of this Prospectus, to purchase up to an aggregate of _______ additional shares of Common Stock to cover over-allotments, if any, on terms similar to those granted to the International Managers.

     At the request of the Company, the U.S. Underwriters have reserved for sale, at the initial public offering price, up to __________ of the shares to be issued by the Company and offered hereby for directors, officers, employees, business associates and related persons of the Company. The number of shares of Common Stock available for sale to the general public will be reduced to the extent such persons purchase such reserved shares. Any reserved shares which are not so purchased will be offered by the Underwriters to the general public on the same basis as the other shares offered hereby. Certain of such persons will be required to agree not to sell or otherwise dispose of any shares of Common Stock, or securities convertible into or exchangeable or exercisable for Common Stock, for a period of three months following the date of this Prospectus.

     The Company and certain of its current stockholders, including the Selling Stockholders and certain officers and directors of the Company, have entered into "lock-up" agreements pursuant to which they have agreed, during the period of ____ days from the date of this Prospectus, without the prior written consent of Merrill Lynch, not to enter into any agreement providing for or effect any public sale, distribution or other public disposition (including, without limitation, any sale pursuant to Rule 144 or Rule 144A or Regulation S under the Securities Act) of any shares of Company Common Stock or similar equity securities, or any securities convertible into or exchangeable or exercisable for shares of Company Common Stock or similar equity securities, or grant any public option for any such sale, or, in the case of the Company, file any registration statement under the Securities Act with respect to any of the foregoing, other than the shares of Common Stock that may be sold by the Selling Stockholders in the Offerings or, in the case of the Company, in respect of a registration statement on Form S-8. Purchasers of any such securities from such persons or entities in private transactions will also be required to agree to substantially similar restrictions on public sales. Virtually all of the Company's current stockholders are bound by a similar 180-day lock-up agreement, which may be waived by the Company. In addition, certain management stockholders of the Company have agreed not to make any demand for or exercise any rights with respect to the registration of their Common Stock, and have waived all rights to register Common Stock owned by them, in connection with the Offerings, in return for a one-year extension of their right (which otherwise would terminate upon the completion of the Offerings) to participate in certain private sales by C&D Fund IV of Company Common Stock. See "Shares Eligible for Future Sale."

     The International Managers and the U.S. Underwriters have entered into an intersyndicate agreement (the "Intersyndicate Agreement") that provides for the coordination of their activities. Pursuant to the Intersyndicate Agreement, the International Managers and the U.S. Underwriters are permitted to sell shares of Common Stock to each other for purposes of resale at the initial public offering price, less an amount not greater than the selling concession. Under the terms of the Intersyndicate Agreement, the U.S. Underwriters and any dealer to whom they sell shares of Common Stock will not offer to sell or sell shares of Common Stock to persons who are non-U.S. or non-Canadian persons or to persons they believe intend to resell to persons who are non-U.S. or non-

Canadian persons, and the International Managers and any dealer to whom they sell shares of Common Stock will not offer to sell or sell shares of Common Stock to U.S. persons or to Canadian persons or to persons they believe intend to resell to United States or Canadian persons, except, in each case, for transactions pursuant to the Intersyndicate Agreement.

     Prior to the Offerings, there has been no public market for the Common Stock. The initial offering price was determined through negotiations among the Company, the Selling Stockholders and the U.S. Representatives and the International Managers. Among the factors considered in determining the initial offering price, in addition to prevailing market conditions, are price-earnings ratios of publicly traded companies that the International Managers and the U.S. Underwriters believe to be comparable to the Company, certain financial information of the Company, the history of, and the prospects for, the Company and the industry in which it competes, and assessment of the Company's management, its past and present operations, the prospects for, and timing of, future revenues of the Company, the present state of the Company's development, and the above factors in relation to market values and various valuation measures of other companies engaged in activities similar to the Company. There can be no assurance given as to the liquidity of the trading market for the Common Stock or that an active public market will develop for the Common Stock or that the Common Stock will trade in the public market subsequent to the Offerings at or above the initial public offering price. If an active public market for the Common Stock does not develop, the market price and liquidity of the Common Stock may be adversely affected.

     An application will be made to list the Common Stock on the New York Stock Exchange under the symbol "________." In order to meet the requirements for listing of the Common Stock on that exchange, the U.S. Underwriters have undertaken to sell lots of 100 or more shares to a minimum of 2,000 beneficial owners.

     The Underwriters do not intend to confirm sales of the Common Stock offered hereby to any accounts over which they exercise discretionary authority.

     The Company and the Selling Stockholders have agreed to indemnify the International Managers and the U.S. Underwriters against certain liabilities, including liabilities under the Securities Act.

     Certain of the Underwriters perform services for the Company and its affiliates from time to time for which they receive customary compensation. Merrill Lynch distributes the Company's investment products in the ordinary course of business, for which it receives customary compensation.

     Each International Manager has agreed that (i) it has not offered or sold and, prior to the expiration of the period of six months from the Closing Date, will not offer or sell any shares of Common Stock to persons in the United Kingdom, except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of their businesses or otherwise in circumstances which do not constitute an offer to the public in the United Kingdom within the meaning of the Public Offers of Securities Regulations 1995; (ii) it has complied and will comply with all applicable provisions of the Financial Services Act 1986 with respect to anything done by it in relation to the Common Stock in, from or otherwise involving the United Kingdom; and (iii) it has only issued or passed on and will only issue or pass on in the United Kingdom any document received by it in connection with the issuance of Common Stock to a person who is of a kind described in Article 11(3) of the Financial Services Act 1986 (Investment Advertisements) (Exemptions) Order 1995 or is a person to whom such document may otherwise lawfully be issued or passed on.

     No action has been or will be taken in any jurisdiction (except in the United States) that would permit a public offering of the shares of Common Stock, or the possession, circulation or distribution of this Prospectus or any other material relating to the Company, the Selling Stockholders or shares of Common Stock in any jurisdiction where action for that purpose is required. Accordingly, the shares of Common Stock may not be offered or sold, directly or indirectly, and neither this Prospectus nor any other offering material or advertisements in connection with the shares of Common Stock may be distributed or published, in or from any country or jurisdiction except in compliance with any applicable rules and regulations of any such country or jurisdiction.

     Purchasers of the shares offered hereby may be required to pay stamp taxes and other charges in accordance with the laws and practices of the country of purchase in addition to the offering price set forth on the cover page hereof.


                            VALIDITY OF COMMON STOCK

     The validity of the Common Stock will be passed upon for the Company by Debevoise & Plimpton, New York, New York. Certain legal matters will be passed upon for the Underwriters by Fried, Frank, Harris, Shriver & Jacobson (a partnership which includes professional corporations), New York, New York. Franci J. Blassberg, Esq., a member of Debevoise & Plimpton, is married to Joseph L. Rice, III, who is a general partner of the general partner of C&D Fund IV, a principal of CD&R and a director of the Company and VKAC.

================================================================================




     NO DEALER, SALESPERSON OR OTHER INDIVIDUAL HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR MAKE ANY REPRESENTATIONS NOT CONTAINED IN THIS PROSPECTUS IN CONNECTION WITH THE OFFERING COVERED BY THIS PROSPECTUS. IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY, THE SELLING STOCKHOLDERS OR THE UNDERWRITERS. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO BUY, THE COMMON STOCK IN ANY JURISDICTION WHERE, OR TO ANY PERSON TO WHOM, IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE AN IMPLICATION THAT THERE HAS NOT BEEN ANY CHANGE IN THE FACTS SET FORTH IN THIS PROSPECTUS OR IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF.

     IN THE PROSPECTUS, REFERENCES TO "DOLLARS" OR "$" ARE TO UNITED STATES DOLLARS.

                              ____________________


                               TABLE OF CONTENTS

                                                                        PAGE

  Prospectus Summary  ...............................................
  Risk Factors  .....................................................
  The Company  ......................................................
  Dividend Policy ...................................................
  Dilution  .........................................................
  Use of Proceeds  ..................................................
  Capitalization ....................................................
  Selected Historical Consolidated Financial Information ............
  Selected Consolidated Pro Forma Financial Information .............
  Management's Discussion and Analysis of
    Financial Condition and Results of
    Operations  .....................................................
  Business  .........................................................
  Management  .......................................................
  Certain Relationships and Related
    Transactions  ...................................................
  Security Ownership by Management and
    Principal Stockholders  .........................................
  Selling Stockholders  .............................................
  Shares Eligible for Future Sale ...................................
  Description of Capital Stock ......................................
  Certain United States Federal Tax
    Considerations For Non-U.S. Holders  ............................
  Underwriting  .....................................................
  Validity of Common Stock  .........................................
  Experts ...........................................................
  Additional Information ............................................
  Index to Financial Statements .....................................   F-1


================================================================================

                [Alternate Page for International Prospectus]

                               _______ SHARES



                             VAN KAMPEN AMERICAN
                             CAPITAL GROUP, INC.

                                   [LOGO]


                                COMMON STOCK


                               ______________

                                 PROSPECTUS
                               ______________


                          MERRILL LYNCH INTERNATIONAL



                          GOLDMAN SACHS INTERNATIONAL


                            ______________ , 1996


================================================================================

                                   PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.


Securities and Exchange Commission registration fee.................  $86,207
NYSE listing fee ...................................................     *
NASD Fee ...........................................................   20,500
Printing Expenses ..................................................     *
Blue Sky fees and expenses .........................................     *
Legal fees and expenses ............................................     *
Miscellaneous  .....................................................     *
                                                                      -------
      Total ........................................................     *
                                                                      =======

- ---------------
* To be filed by amendment.

     All amounts, except for the Securities and Exchange Commission registration fee, the NYSE listing fee and the NASD fee, are estimates.

ITEM 14.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Section 102(b)(7) of the Delaware General Corporation Law (the "DGCL") enables a corporation in its original certificate of incorporation or an amendment thereto to eliminate or limit the personal liability of a director for violations of the director's fiduciary duty, except (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law, (iii) pursuant to Section 174 of the DGCL (providing for liability of directors for unlawful payment of dividends or unlawful stock purchases or redemptions) or (iv) for any transaction from which a director derived an improper personal benefit. The Third Restated Certificate of Incorporation and By-laws of the Company (filed as Exhibits [3.1 and 3.2]) contain provisions limiting the liability of directors to the extent permitted by Section 102(b)(7) of the DGCL.

     The Company is empowered by Section 145 of the DGCL, subject to the procedures and limitations stated therein, to indemnify any person against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with any threatened, pending or completed action, suit or proceeding in which such person is made a party by reason of his or her being or having been a director, officer, employee or agent of the Company. The statute provides that indemnification pursuant to its provisions is not exclusive of other rights of indemnification to which a person may be entitled under any by-law, agreement, vote of stockholders or disinterested directors, or otherwise. Article VI of the By-laws of the Company provides for indemnification of each of the Company's directors, officers and employees to the full extent permitted by the DGCL.

     The Company has agreed to indemnify certain controlling persons against liability pursuant to an Indemnification Agreement, among CD&R, C&D Fund IV, the Company and VKAC, pursuant to which the Company and VKAC agreed to indemnify CD&R, C&D Fund IV, Associates IV and their respective directors, officers, partners, employees, agents and controlling persons against certain liabilities arising under the federal securities laws and certain other claims and liabilities.

ITEM 15.  RECENT SALES OF UNREGISTERED SECURITIES.

     During the three-year period ending June 30, 1996, the Registrant issued shares of its capital stock without registration under the Securities Act, as follows. Descriptions of issuances of Common Stock do not give effect to the Stock Dividend that will occur prior to the completion of the Offerings.

     On October 8, 1993, the Company issued and sold 1,000 shares of its Common Stock to Max C. Chapman, a director of the Company and an "accredited" investor, for a purchase price of $100,000 in a private transaction exempt from registration under Section 4(2) of the Securities Act.

     From May through August 1994, the Company issued and sold an aggregate of 11,413 shares of its Common Stock to certain directors, members of management and other key employees of the Company or its affiliates, no more than 35 of which were "unaccredited" investors, for an aggregate purchase price of $1,312,495 pursuant to an offering exempt from registration under Regulation D,Rule 701 and/or Section 4(2) under or of the Securities Act.

     On December 14, 1994, the Company issued and sold 89 shares of its Common Stock to Andrew S. Veasey, a former employee who exercised stock options to purchase such shares, for a purchase price of $8,900 in a private transaction exempt from registration under Section 4(2) of the Securities Act of 1933.

     On December 20, 1994, in connection with the AC Acquisition, the Company issued and sold 599,893 shares of its Common Stock to C&D Fund IV, its majority stockholder, for a purchase price of $119,978,600. On that date, the Company also issued and sold 5,210 shares of its Common Stock to John C. Merritt, former Chairman and Chief Executive Officer of the Company, who exercised stock options to purchase such shares, for a purchase price of $533,675. In addition, on December 20, 1994, the Company also issued and sold 117,817 shares of its Class B Common Stock to The Travelers Indemnity Company, an affiliate of Travelers, for a purchase price of $23,563,400. Also, in connection with the AC Acquisition, on January 11, 1995 the Company issued and sold 1,250 shares of its Common Stock to William N. Brown, a member of senior management of the Company and an "accredited" investor, for a purchase price of $250,000 and the Company also issued and sold 26,750 shares of its Common Stock to Mr. Merritt, who exercised stock options to purchase such shares, for a purchase price of $2,675,000. In each case, the sale by the Company of shares of its Common Stock was made in a private transaction exempt from registration under
Section 4(2) of the Securities Act.

     On January 31, 1995, the Company issued and sold 1,000 shares of its Common Stock to Thomas L. Hansberger, a director of the Company and an "accredited" investor, for a purchase price of $115,000 in a private transaction exempt from registration under Section 4(2) of the Securities Act.

     On June 2, 1995 and September 29, 1995, the Company issued and sold an aggregate of 17,730 shares of its Common Stock to certain members of management and other key employees of the Company or its affiliates, as well as certain unaffiliated high net worth individuals, no more than 35 of which were "unaccredited" investors, for an aggregate purchase price of $3,546,000 pursuant to an offering exempt from registration under Regulation D under or
Section 4(2) of the Securities Act of 1933.

     On June 16, 1995 and December 29, 1995, the Company issued and sold an aggregate of 14,012 shares of its Common Stock to certain members of management and other key employees of the Company or its affiliates pursuant to a stock purchase plan, for an aggregate purchase price of $2,802,400 pursuant to an offering exempt from registration under Rule 701 under the Securities Act.

ITEM 16.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

EXHIBITS


Exhibit Number                                      Description
- --------------                                      -----------
     1.1        Form of Underwriting Agreement.*

     1.2        Form of the letter agreement of certain stockholders of the Company with respect to the public sale of equity securities of the Company.*

     2.1        Stock Purchase Agreement, dated as of October 13, 1992, between CDV Acquisition
                Corporation and Xerox Financial (incorporated herein by reference to Exhibit 2.1 to the Registration Statement on Form S-1 of CDV Acquisition Corporation and CDV
                Holding, Inc., Registration No. 33-55676).

     2.2        Form of Amendment No. 1 to the Stock Purchase Agreement between CDV Acquisition
                Corporation and Xerox Financial (incorporated by reference to Exhibit 2.2 to VKM
                Holding, Inc.'s Form 10-K for the fiscal year ended December 31, 1993, Commission
                File No. 33-56334).

     2.3        Stock Purchase Agreement, dated as of August 24, 1994, by and among VK/AC Holding,
                Inc. (formerly VKM Holding, Inc.), Van Kampen American Capital, Inc. (formerly The
                Van Kampen Merritt Companies, Inc.), Associated Madison Companies, Inc. and The
                Travelers Inc. (incorporated by reference to Exhibit 2.3 of VKM Holding, Inc.'s
                Quarterly Report on Form 10-Q for the third quarter ended September 30, 1994,
                Commission File No. 33-56334).

     2.4        Amendment No. 1 to the Stock Purchase Agreement dated as of December 20, 1994, by and among VK/AC Holding, Inc., Van Kampen American Capital, Inc. (formerly The Van
                Kampen Merritt Companies, Inc.), Associated Madison Companies, Inc., The Travelers
                Inc. and Primerica Finance Corporation (incorporated by reference to Exhibit 2.2 of VK/AC Holding, Inc.'s Report on Form 8-K dated December 20, 1994, filed with the Commission on January 4, 1995, Commission File No. 33-56334).

     2.5        Stock Purchase Agreement between VK/AC Holding, Inc. (formerly VKM Holding, Inc.), as Buyer, and Van Kampen/American Capital, Inc. (formerly The Van Kampen Merritt
                Companies, Inc.), as Seller, dated as of December 20, 1994 (incorporated by reference to Exhibit 2.3 of VK/AC Holding, Inc.'s Report on Form 8-K dated
                December 20, 1994, filed with the Commission on January 4, 1995, Commission File
                No. 33-56334).

     2.6        Stock Purchase Agreement Between VK/AC Holding, Inc., as Seller, and SunAmerica
                Inc., as Buyer, dated as of December 21, 1995 (incorporated by reference to
                Exhibit 2.6 of VK/AC Holding, Inc.'s Annual Report on Form 10-K for the fiscal year ended December 31, 1995, Commission File No. 33-56334).


Exhibit Number                                      Description
- --------------                                      -----------
     3.1        Third Restated Certificate of Incorporation of VKM Holding, Inc. (incorporated by reference to Exhibit 3.2 of VK/AC Holding, Inc.'s Report on Form 8-K dated
                December 20, 1994, filed with the Commission on January 4, 1995, Commission File
                No. 33-56334).

     3.2        Bylaws of VKM Holding, Inc., as amended (incorporated by reference to Exhibit 3.2 of VK/AC Holding, Inc.'s Quarterly Report on Form 10-Q for the first quarter ended
                March 31, 1995, Commission File No. 33-56334).

     3.3        Certificate of Amendment, dated as of December 20, 1994, of The Van Kampen Merritt
                Companies, Inc. (incorporated by reference to Exhibit 3.1 of VK/AC Holding, Inc.'s
                Report on Form 8-K dated December 20, 1994, filed with the Commission on January
                4, 1995, Commission File No. 33-56334).

     3.4        Certificate of Amendment, dated as of January 19, 1995, of Van Kampen/American
                Capital, Inc. (incorporated by reference to Exhibit 3.4 to VK/AC Holding, Inc.'s
                Form 10-K for the fiscal year ended December 31, 1994, Commission File No.
                33-56334).

     4.1        Third Restated Certificate of Incorporation of VKM Holding, Inc. (See Exhibit 3.1).

     4.2        Bylaws of VKM Holding, Inc., as amended (See Exhibit 3.2).

     4.3        Form of Stock Certificate of VK/AC Holding, Inc. for Class A Common Stock, par
                value $.01 per share (incorporated by reference to Exhibit 4.3 to VK/AC Holding,
                Inc.'s Form 10-K for the fiscal year ended December 31, 1994, Commission File No.
                33-56334).

     4.4        Form of Stock Certificate of VK/AC Holding, Inc. for Class B Common Stock, par
                value $.01 per share (incorporated by reference to Exhibit 4.4 to VK/AC Holding,
                Inc.'s Form 10-K for the fiscal year ended December 31, 1994, Commission File No.
                33-56334).

     4.5        Stock Subscription Agreement between VKM Holding, Inc. and The Clayton & Dubilier
                Private Equity Fund IV Limited Partnership (incorporated by reference to Exhibit
                4.5 to VKM Holding, Inc.'s Form 10-K for the year ended December 31, 1993,
                Commission File No. 33-56334).

     4.6        Form of Management Stock Subscription Agreement between CDV Holding, Inc. and the purchasers named therein, dated February 17, 1993.  (incorporated by reference to
                Exhibit 4.6 to VKM Holding, Inc.'s  Form 10-K for the fiscal year ended December
                31, 1993, Commission File No. 33-56334).

     4.7        Form of Management Stock Option Agreement between CDV Holding, Inc. and the parties named therein, dated February 17, 1993.  (incorporated by reference to
                Exhibit 4.7 to VKM Holding, Inc.'s Form 10-K for the fiscal year ended December
                31, 1993, Commission File No. 33-56334).

     4.8        Form of Stock Subscription Agreement between CDV Holding, Inc. and certain investors, dated February 17, 1993.  (incorporated by reference to Exhibit 4.8 to
                VKM Holding, Inc.'s Form 10-K for the fiscal year ended December 31, 1993,
                Commission File No. 33-56334).


Exhibit Number                                      Description
- --------------                                      -----------
     4.9        Management Stock Purchase Agreement between John C. Merritt and Don G. Powell, dated December 20, 1994 (including a schedule of additional Management Stock
                Purchase Agreements) (incorporated by reference to Exhibit 4.11 to VK/AC Holding, lnc.'s Form 10-K for the fiscal year ended December 31, 1994, Commission File No.
                33-56334).

     4.10       Management Stock Subscription Agreement between VK/AC Holding, Inc. and William N.
                Brown, dated January 11, 1995 (incorporated by reference to Exhibit 4.12 to VK/AC
                Holding, Inc.'s Form 10-K for the fiscal year ended December 31, 1994, Commission
                File No. 33-56334).

     4.11       Letter Agreement between VK/AC Holding, Inc., Van Kampen/American Capital, Inc.
                and Don G.  Powell, dated January 9, 1995 (incorporated by reference to Exhibit
                4.13 to VK/AC Holding, Inc.'s Form 10-K for the fiscal year ended December 31,
                1994, Commission File No. 33-56334).

     4.12       Management Stock Option Agreement between VK/AC Holding, Inc.  and Don G.  Powell, dated January 11, 1995 (including a schedule of additional Management Stock Option
                Agreements) (incorporated by reference to Exhibit 4.14 to VK/AC Holding, lnc.'s
                Form 10-K for the fiscal year ended December 31, 1994, Commission File No.
                33-56334).

     4.13       Registration and Participation Agreement among CDV Holding, Inc., The Clayton &
                Dubilier Private Equity Fund IV Limited Partnership and certain stockholders of
                CDV Holding, Inc.  (incorporated by reference to Exhibit 4.9 to VKM Holding, lnc.'s Form 10-K for the fiscal year ended December 31, 1993, Commission File No.
                33-56334).

     4.14       Amendment No.  1, dated as of April 15, 1994, to the Registration and
                Participation Agreement among VK/AC Holding, Inc. (formerly VKM Holding, Inc.),
                The Clayton & Dubilier Private Equity Fund IV Limited Partnership and certain stockholders of VK/AC Holding, Inc.  (incorporated by reference to Exhibit 4.16 to
                VK/AC Holding, Inc.'s Form 10-K for the fiscal year ended December 31, 1994,
                Commission File No. 33-56334).

     4.15       Amendment No. 2, dated as of December 20, 1994, to the Registration and
                Participation Agreement among VK/AC Holding, Inc. (formerly VKM Holding, Inc.),
                The Clayton & Dubilier Private Equity Fund IV Limited Partnership and certain stockholders of VK/AC Holding, Inc.  (incorporated by reference to Exhibit 4.12 of
                VK/AC Holding, lnc.'s Report on Form 8-K dated December 20, 1994, filed with the
                Commission on January 4, 1995, Commission File No. 33-56334).

     4.16       Third Restated Certificate of Incorporation of VKM Holding, Inc. (See Exhibit 3.4)

     4.17       Certificate of Ownership and Merger dated as of December 20, 1994, merging
                American Capital into Van Kampen/American Capital, Inc. (incorporated by reference to Exhibit 4.2 of VK/AC Holding, lnc.'s Report on Form 8-K dated December 20,
                1994, filed with the Commission on January 4, 1995, Commission File No. 33-56334).


Exhibit Number                                      Description
- --------------                                      -----------
     4.18       Stock Subscription Agreement between VK/AC Holding, Inc. (formerly VKM Holding,
                Inc.)  and The Clayton & Dubilier Private Equity Fund IV Limited Partnership,
                dated as of December 20, 1994. (incorporated by reference to Exhibit 4.3 of VK/AC
                Holding, lnc.'s Report on Form 8-K dated December 20, 1994, filed with the
                Commission on January 4, 1995, Commission File No. 33-56334).

     4.19       Stock Subscription Agreement between VK/AC Holding, Inc. (formerly VKM Holding,
                Inc.)  and The Travelers Indemnity Company, dated as of December 20, 1994
                (incorporated by reference to Exhibit 4.4 of VK/AC Holding, lnc.'s Report on Form
                8-K dated December 20, 1994, filed with the Commission on January 4, 1995,
                Commission File No. 33-56334).

     4.20       Stock Subscription Agreement between VK/AC Holding, Inc. (formerly VKM Holding,
                Inc.)  and The Travelers Insurance Company, dated as of December 20, 1994
                (incorporated by reference to Exhibit 4.5 of VK/AC Holding, lnc.'s Report on Form
                8-K dated December 20, 1994, filed with the Commission on January 4, 1995,
                Commission File No. 33-56334).

     4.21       Stock Purchase Agreement between VK/AC Holding, Inc. (formerly VKM Holding, Inc.),
                The Travelers Inc. and John C. Merritt dated as of December 20, 1994 (incorporated by reference to Exhibit 4.6 of VK/AC Holding, Inc.'s Report on Form 8-K dated
                December 20, 1994, filed with the Commission on January 4, 1995, Commission File
                No. 33-56334).

     4.22       Stock Option Agreement between VK/AC Holding, Inc. (formerly VKM Holding, Inc.)
                and The Travelers Inc.  dated as of December 20, 1994 (incorporated by reference to Exhibit 4.7 of VK/AC Holding, lnc.'s Report on Form 8-K dated December 20,
                1994, filed with the Commission on January 4, 1995, Commission File No. 33-56334).

     4.23       Amended and Restated Credit Agreement, dated as of December 20, 1994, among Van
                Kampen/American Capital, Inc.  (formerly The Van Kampen Merritt Companies, Inc.),
                VK/AC Holding, Inc. (formerly VKM Holding, Inc.), as guarantor, the banks named therein, Chemical Bank as Administrative Agent, Collateral Agent and Issuing Bank
                and Chemical Bank and The Chase Manhattan Bank, N.A.  as Managing Agents
                (incorporated by reference to Exhibit 4.8 of VK/AC Holding, lnc.'s Report on Form
                8-K dated December 20, 1994, filed with the Commission on January 4, 1995,
                Commission File No. 33-56334).

     4.24       Resignation and Appointment under the lntercreditor Agreement, dated as of
                December 20, 1994, among The Bank of New York, as resigning Sharing Agent, and
                Chemical Bank, as successor Sharing Agent, successor Collateral Agent and successor Cash Collateral Agent (incorporated by reference to Exhibit 4.9 of VK/AC
                Holding, lnc.'s Report on Form 8-K dated December 20, 1994, filed with the
                Commission on January 4, 1995, Commission File No. 33-56334).


Exhibit Number                                      Description
- --------------                                      -----------
     4.25       Resignation and Appointment under the Pledge and Security Agreement, dated as of
                December 20, 1994, among Van Kampen/American Capital, Inc.  (formerly The Van
                Kampen Merritt Companies, Inc.), VK/AC Holding, Inc.  (formerly VKM Holding,
                Inc.), and The Bank of New York, as Collateral Agent and Administrative Agent
                (incorporated by reference to Exhibit 4.10 of VK/AC Holding, lnc.'s Report on Form
                8-K dated December 20, 1994, filed with the Commission on January 4, 1995,
                Commission File No. 33-56334).

     4.26       Resignation and Appointment under the Cash Collateral Agreement, dated as of
                December 20, 1994, among Van Kampen/American Capital, Inc.  (formerly The Van
                Kampen Merritt Companies, Inc.), VK/AC Holding, Inc.  (formerly VKM Holding,
                Inc.), The Bank of New York, as resigning Cash Collateral Agent, and Chemical
                Bank, as successor Cash Collateral Agent (incorporated by reference to Exhibit
                4.11 of VK/AC Holding, lnc.'s Report on Form 8-K dated December 20, 1994, filed with the Commission on January 4, 1995, Commission File No. 33-56334).

     4.27       Debt Registration Agreement, dated as of December 20, 1994, between Chemical Bank, as Administrative Agent under the Amended and Restated Credit Agreement, and
                Chemical Bank, as Sharing Agent under the lntercreditor Agreement (incorporated by reference to Exhibit 4.13 of VK/AC Holding, lnc.'s Report on Form 8-K dated
                December 20, 1994, filed with the Commission on January 4, 1995, Commission File
                No. 33-56334).

     4.28       Management Stock Subscription Agreement between VKM Holding, Inc. and David J.
                Rogers, dated May 5, 1994 (including a schedule of additional Management Stock
                Subscription Agreements) (incorporated by reference to Exhibit 4.30 to VK/AC
                Holding, lnc.'s Form 10-K for the fiscal year ended December 31, 1994, Commission
                File No. 33-56334).

     4.29       Management Stock Option Agreement between VKM Holding, Inc. and David J.  Rogers, dated May 5, 1994 (including a schedule of additional Management Stock Option
                Agreements) (incorporated by reference to Exhibit 4.31 to VK/AC Holding, Inc.'s
                Form 10-K for the fiscal year ended December 31, 1994, Commission File No.
                33-56334).

     4.30       Management Stock Option Agreement between VKM Holding, Inc. and Richard Callaghan, dated May 5, 1994 (including a schedule of additional Management Stock Option
                Agreements) (incorporated by reference to Exhibit 4.32 to VK/AC Holding, Inc.'s
                Form 10-K for the fiscal year ended December 31, 1994, Commission File No.
                33-56334).

     4.31       Form of Management Stock Option Agreement between VKM Holding, Inc. and John C.
                Merritt, dated January 1, 1994 (including a schedule of additional Management
                Stock Option Agreements) (incorporated by reference to Exhibit 4.33 to VK/AC
                Holding, lnc.'s Form 10-K for the fiscal year ended December 31, 1994, Commission
                File No. 33-56334).


Exhibit Number                                      Description
- --------------                                      -----------
     4.32       Stock Subscription Agreement between VKM Holding, Inc. and Michael C. Delaney, dated July 29, 1994 (including a schedule of additional Stock Subscription
                Agreements) (incorporated by reference to Exhibit 4.34 to VK/AC Holding, lnc.'s
                Form 10-K for the fiscal year ended December 31, 1994, Commission File No.
                33-56334).

     4.33       Stock Subscription Agreement between VKM Holding, Inc. and Thomas L. Hansberger, dated January 20, 1995 (incorporated by reference to Exhibit 4.35 to VK/AC
                Holding, lnc.'s Form 10-K for the fiscal year ended December 31, 1994, Commission
                File No. 33-56334).

     4.34       VKM Holding, Inc. Stock Purchase Plan (incorporated by reference to Exhibit 4.36 to VK/AC Holding, Inc.'s Form 10-K for the fiscal year ended December 31, 1994,
                Commission File No. 33-56334).

     4.35       Management Stock Subscription Agreement between VK/AC Holding, Inc. and Robert C.
                Peck, Jr., dated June 2, 1995. (including a schedule of additional Management
                Stock Subscription Agreements) (incorporated by reference to Exhibit 4.2 of VK/AC
                Holding, lnc.'s Quarterly Report on Form 10-Q for the second quarter ended June
                30, 1995, Commission File No. 33-56334).

     4.36       Management Stock Option Agreement between VK/AC Holding, Inc. and Robert C.  Peck,
                Jr., dated June 2, 1995 (including a schedule of additional Management Stock
                Option Agreements) (incorporated by reference to Exhibit 4.3 of VK/AC Holding,
                Inc.'s Quarterly Report on Form 10-Q for the second quarter ended June 30, 1995,
                Commission File No. 33-56334).

     4.37       Management Stock Subscription Agreement between VK/AC Holding, Inc. and Richard D.
                Humphrey, dated June 16, 1995. (including a schedule of additional Management
                Stock Subscription Agreements) (incorporated by reference to Exhibit 4.4 of VK/AC
                Holding, Inc.'s Quarterly Report on Form 10-Q for the second quarter ended June
                30, 1995, Commission File No. 33-56334).

     4.38       Management Stock Option Agreement between VK/AC Holding, Inc. and Richard D.
                Humphrey, dated June 16, 1995 (including a schedule of additional Management Stock
                Option Agreements) (incorporated by reference to Exhibit 4.5 of VK/AC Holding,
                Inc.'s Quarterly Report on Form 10-Q for the second quarter ended June 30, 1995,
                Commission File No. 33-56334).

     4.39       Stock Subscription Agreement between VK/AC Holding, Inc. and F.  Blake Wallace, dated June 2, 1995.  (including a schedule of additional Stock Subscription
                Agreements) (incorporated by reference to Exhibit 4.6 of VK/AC Holding, Inc.'s
                Quarterly Report on Form 10-Q for the second quarter ended June 30,1995,
                Commission File No. 33-56334).

     4.40       Amended and Restated Stock Option Agreement dated as of June 1, 1995, amending and restating the Stock Option Agreement dated as of May 31, 1995, as amended, between
                VK/AC Holding, Inc. and The Jones Financial Companies (incorporated by reference to Exhibit 4.7 of VK/AC Holding, lnc.'s Quarterly Report on Form 10-Q for the
                second quarter ended June 30, 1995, Commission File No. 33-56334).



Exhibit Number                                      Description
- --------------                                      -----------
     4.41       Amendment No. 3, dated as of May 1, 1995, to the Registration and Participation
                Agreement among VK/AC Holding, Inc., The Clayton & Dubilier Private Equity Fund IV
                Limited Partnership and certain stockholders of VK/AC Holding, Inc. (incorporated by reference to Exhibit 4.8 of VK/AC Holding, lnc.'s Quarterly Report on Form 10-Q
                for the second quarter ended June 30, 1995, Commission File No. 33-56334).

     4.42       Amendment No. 1 to VK/AC Holding, Inc. Stock Purchase Plan (incorporated by reference to Exhibit 4.9 of VK/AC Holding, Inc.'s Quarterly Report on Form 10-Q
                for the second quarter ended June 30, 1995, Commission File No. 33-56334).

     4.43       Management Stock Subscription Agreement between VK/AC Holding, Inc. and Robert J.
                Froehlich, dated September 28, 1995 (incorporated by reference to Exhibit 4.2 of
                VK/AC Holding, lnc.'s Quarterly Report on Form 10-Q for the third quarter ended
                September 30, 1995, Commission File No. 33-56334).

     4.44       Management Stock Option Agreement between VK/AC Holding, Inc. and Robert J.
                Froehlich, dated September 28, 1995 (incorporated by reference to Exhibit 4.3 of
                VK/AC Holding, Inc.'s Quarterly Report on Form 10-Q for the third quarter ended
                September 30, 1995, Commission File No. 33-56334).

     4.45       First Waiver, dated as of September 19, 1995, to the Amended and Restated Credit
                Agreement, dated as of December 20, 1994, among Van Kampen American Capital, Inc.,
                VK/AC Holding, Inc., as guarantor, the banks named therein, Chemical Bank as
                Administrative Agent, Collateral Agent and Issuing Bank and Chemical Bank and The
                Chase Manhattan Bank, N.A.  as Managing Agents (incorporated by reference to
                Exhibit 4.4 of VK/AC Holding, lnc.'s Quarterly Report on Form 10-Q for the third quarter ended September 30, 1995, Commission File No. 33-56334).

     4.46       Second Waiver, dated as of December 13, 1995, to the Amended and Restated Credit
                Agreement, dated as of December 20, 1994, among Van Kampen American Capital, Inc.,
                VK/AC Holding, Inc., as guarantor, the banks named therein, Chemical Bank as
                Administrative Agent, Collateral Agent and Issuing Bank and Chemical Bank and The
                Chase Manhattan Bank, N.A. as Managing Agents (incorporated by reference to
                Exhibit 4.46 of VK/AC Holding, Inc.'s Annual Report on Form 10-K for the fiscal year ended December 31, 1995, Commission File No. 33-56334).

     4.47       Management Stock Subscription Agreement between VK/AC Holding, Inc. and Dominic
                Martellaro, dated December 29, 1995 (incorporated by reference to Exhibit 4.47 of
                VK/AC Holding, Inc.'s Annual Report on Form 10-K for the fiscal year ended
                December 31, 1995, Commission File No. 33-56334).

     4.48       Management Stock Option Agreement between VK/AC Holding, Inc. and Dominic
                Martellaro, dated December 29, 1995 (incorporated by reference to Exhibit 4.48 of
                VK/AC Holding, Inc.'s Annual Report on Form 10-K for the fiscal year ended
                December 31, 1995, Commission File No. 33-56334).


Exhibit Number                                      Description
- --------------                                      -----------
     4.49       Deferred Stock Agreement between VK/AC Holding, Inc.  and Stephen L. Boyd, dated
                December 29, 1995 (including a schedule of additional Deferred Stock Agreements)
                (incorporated by reference to Exhibit 4.49 of VK/AC Holding, Inc.'s Annual Report
                on Form 10-K for the fiscal year ended December 31, 1995, Commission File No.
                33-56334).

     4.50       Management Stock Option Agreement between VK/AC Holding, Inc. and Stephen L. Boyd, dated December 29, 1995 (including a schedule of additional Management Stock
                Option Agreements) (incorporated by reference to Exhibit 4.50 of VK/AC Holding,
                Inc.'s Annual Report on Form 10-K for the fiscal year ended December 31, 1995,
                Commission File No. 33-56334).

     4.51       Acknowledgment, Waiver and Agreement between VK/AC Holding, Inc. and Stephen L.
                Boyd, dated December 29, 1995 (including a schedule of additional Acknowledgment,
                Waiver and Agreements) (incorporated by reference to Exhibit 4.51 of VK/AC
                Holding, Inc.'s Annual Report on Form 10-K for the fiscal year ended December 31,
                1995, Commission File No. 33-56334).

     4.52       Management Stock Option Agreement between VK/AC Holding, Inc. and Patrick Zacchea, dated January 2, 1996 (incorporated by reference to Exhibit 4.52 of VK/AC Holding,
                Inc.'s Annual Report on Form 10-K for the fiscal year ended December 31, 1995,
                Commission File No. 33-56334).

     4.53       Assumption Agreement and Undertaking, dated as of December 4, 1995, among VK/AC
                Holding, Inc., Don G. Powell and Northern Trust Bank, as Trustee of the Michael
                Scott Powell 1995 Children's Trust (including a schedule of an additional
                Assumption Agreement and Undertaking) (incorporated by reference to Exhibit 4.53 of VK/AC Holding, Inc.'s Annual Report on Form 10-K for the fiscal year ended
                December 31, 1995, Commission File No. 33-56334).

     4.54       Amendment, dated as of December 31, 1995, to Assumption Agreements and
                Undertakings, dated as of December 4, 1995, among VK/AC Holding, Inc., Don G.
                Powell and Northern Trust Bank, as Trustee of the Michael Scott Powell 1995
                Children's Trust and the Jeffrey John Powell 1995 Children's Trust (incorporated by reference to Exhibit 4.54 of VK/AC Holding, Inc.'s Annual Report on Form 10-K
                for the fiscal year ended December 31, 1995, Commission File No. 33-56334).

     5.1        Opinion of Debevoise & Plimpton.*

     6-9        None

    10.1        Amended and Restated Credit Agreement, dated as of December 20, 1994, among Van
                Kampen/American Capital, Inc. (formerly The Van Kampen Merritt Companies, Inc.),
                VK/AC Holding, Inc.  (formerly VKM Holding, Inc.), as guarantor, the banks named therein, Chemical Bank as Administrative Agent, Collateral Agent and Issuing Bank
                and Chemical Bank and The Chase Manhattan Bank, N.A. as Managing Agents (See
                Exhibit 4.25 above) (incorporated by reference to Exhibit 10.1 of VK/AC Holding,
                Inc.'s Annual Report on Form 10-K for the fiscal year ended December 31, 1995,
                Commission File No. 33-56334).



Exhibit Number                                      Description
- --------------                                      -----------
     10.2       Credit Agreement among CDV Acquisition Corporation, CDV Holding, Inc., the lenders named therein, and The Bank of New York, Bankers Trust Company, The Chase
                Manhattan Bank, N.A.  and Chemical Bank as Co-Agents and The Bank of New York, as
                Issuing Bank, Administrative Agent, and Collateral Agent. (incorporated by reference to Exhibit 10.1 to VKM Holding, lnc.'s Form 10-K for the fiscal year ended December 31, 1993, Commission File No. 33-56334) (incorporated by reference to Exhibit 10.2 of VK/AC Holding, Inc.'s Annual Report on Form 10-K for the fiscal year ended December 31, 1995, Commission File No. 33-56334).

     10.3       Credit Agreement among CDV Acquisition Corporation, CDV Holding, Inc., The Bank of
                New York, as Administrative Agent and The Bank of New York, Bankers Trust Company,
                The Chase Manhattan Bank, N.A.  and Chemical Bank as lenders. (incorporated by reference to Exhibit 10.2 to VKM Holding, lnc.'s Form 10-K for the fiscal year ended December 31, 1993, Commission File No. 33-56334).

     10.4       Indenture among CDV Acquisition Corporation, as issuer, CDV Holding, Inc., as guarantor, and Shawmut Bank Connecticut, National Association, as trustee, relating to the Notes (including form of Note).  (incorporated by reference to
                Exhibit 10.3 to VKM Holding, lnc.'s Form 10-K for the fiscal year ended December
                31, 1993, Commission File No. 33-56334).

     10.5       Indemnification Agreement made by Xerox Financial Services, Inc. in favor of VKM
                Holding, Inc., CDV Acquisition Corporation, The Van Kampen Merritt Companies,
                Inc., Van Kampen Merritt Inc., Van Kampen Merritt Investment Advisory Corp., Van
                Kampen Merritt Management Inc., McCarthy, Crisanti & Maffei, Inc., Duff &
                Phelps/MCM Investment Research Co., Fintrend S.A., MCM Asia Pacific Company,
                Limited, Van Kampen Merritt Equity Holdings Corp., Van Kampen Merritt Equity
                Advisors Corp. and VSM Inc. (incorporated by reference to Exhibit 10.4 to VKM
                Holding, lnc.'s Form 10-K for the fiscal year ended December 31, 1993, Commission
                File No. 33-56334).

     10.6       Non-Solicitation and Non-Competition Agreement among Xerox Corporation, Xerox
                Financial Services, Inc.  and CDV Acquisition Corporation. (incorporated by reference to Exhibit 10.5 to VKM Holding, lnc.'s Form 10-K for the fiscal year ended December 31, 1993, Commission File No.  33-56334).

     10.7       Indemnification Agreement among CDV Holding, Inc., CDV Acquisition Corporation,
                Clayton, Dubilier & Rice, Inc. and The Clayton & Dubilier Private Equity Fund IV
                Limited Partnership.  (incorporated by reference to Exhibit 10.6 to VKM Holding, lnc.'s Form 10-K for the fiscal year ended December 31, 1993, Commission File No.
                33-56334).

     10.8       Form of Employment Agreements with Dennis J.  McDonnell, William R. Molinari,
                Ronald A.  Nyberg, William R. Rybak and Peter W. Hegel. (incorporated by reference to Exhibit 10.7 to VKM Holding, lnc.'s Form 10-K for the fiscal year ended
                December 31, 1993, Commission File No. 33-56334).



Exhibit Number                                      Description
- --------------                                      -----------
     10.9       Employment Agreement with Don G. Powell (including a schedule of additional
                Employment Agreements with Alan T. Sachtleben and Paul R.  Wolkenberg)
                (incorporated by reference to Exhibit 10.10 to VK/AC Holding, lnc.'s Form 10-K for
                the fiscal year ended December 31, 1994, Commission File No. 33-56334).

    10.10       Letter Agreement between VK/AC Holding, Inc., Van Kampen/American Capital, Inc.
                and Don G. Powell, dated January 9, 1995. (See Exhibit 4.13 above) (incorporated by reference to Exhibit 10.10 of VK/AC Holding, Inc.'s Annual Report on Form 10-K
                for the fiscal year ended December 31, 1995, Commission File No. 33-56334).

    10.11       Employment Agreement with William N.  Brown (incorporated by reference to Exhibit
                10.12 to VK/AC Holding, lnc.'s Form 10-K for the fiscal year ended December 31,
                1994, Commission File No. 33-56334).

    10.12       Investment Advisory Agreement between Van Kampen Merritt Investment Advisory Corp.
                and Xerox Financial Services Life Insurance Company (incorporated herein by reference to Exhibit 10.12 to the Registration Statement on Form S-1 of CDV
                Acquisition Corporation and CDV Holding, Inc., Registration No. 33-55676).

    10.13       Investment Advisory Agreement between Van Kampen Merritt Investment Advisory Corp.
                and Xerox Financial Life Insurance Company (incorporated herein by reference to
                Exhibit 10.14 to the Registration Statement on Form S-1 of CDV Acquisition
                Corporation and CDV Holding, Inc., Registration No. 33-55676).

    10.14       Optional Service Delivery Agreement between McCarthy, Crisanti & Maffei, Inc.  and
                Telerate Systems Incorporated (incorporated herein by reference to Exhibit 10.17 to the Registration Statement on Form S-1 of CDV Acquisition Corporation and CDV
                Holding, Inc., Registration No. 33-55676).

    10.15       Van Kampen American Capital, Inc. Profit Sharing and Savings Plan (as Amended and
                Restated Effective as of January 1, 1995) (incorporated by reference to Exhibit
                10.15 of VK/AC Holding, Inc.'s Annual Report on Form 10-K for the fiscal year ended December 31, 1995, Commission File No. 33-56334).

    10.16       Van Kampen American Capital, Inc. Supplemental Profit Sharing and Savings Plan
                (Restated Effective as of January 1, 1995) (incorporated by reference to Exhibit
                10.16 of VK/AC Holding, Inc.'s Annual Report on Form 10-K for the fiscal year ended December 31, 1995, Commission File No. 33-56334).

    10.17       Master Defined Contribution Trust Agreement between Van Kampen American Capital,
                Inc. and Van Kampen American Capital Trust Company, dated as of December 20, 1994
                (incorporated by reference to Exhibit 10.17 of VK/AC Holding, Inc.'s Annual Report
                on Form 10-K for the fiscal year ended December 31, 1995, Commission File No.
                33-56334).

    10.18       The Van Kampen Merritt Companies, Inc. Annual Incentive Plan (incorporated herein by reference to Exhibit 10-19 to the Registration Statement on Form S-1 of CDV
                Acquisition Corporation and CDV Holding, Inc., Registration No. 33-55676).



Exhibit Number                                      Description
- --------------                                      -----------
    10.19       The Van Kampen Merritt Companies, Inc.  Long-Term Incentive Plan (incorporated herein by reference to Exhibit 10.20 to the Registration Statement on Form S-1 of
                CDV Acquisition Corporation and CDV Holding, Inc., Registration No. 33-55676).

    10.20       VKM Holding, Inc. Stock Option Plan (incorporated herein by reference to Exhibit
                10.21 to the Registration Statement on Form S-1 of CDV Acquisition Corporation and
                CDV Holding, Inc., Registration No. 33-55676).

    10.21       Amendment No. 1 to the VKM Holding, Inc.  Stock Option Plan (incorporated by reference to Exhibit 10.25 to VK/AC Holding, lnc.'s Form 10-K for the fiscal year ended December 31, 1994, Commission File No. 33-56334).

    10.22       Intercorporate Services Agreement between The Van Kampen Merritt Companies, Inc.,
                Van Kampen Merritt Inc., Van Kampen Merritt Management Inc., Van Kampen Merritt
                Investment Advisory Corp., McCarthy Crisanti & Maffei, Inc., Van Kampen Merritt
                Equity Holdings Corp., Van Kampen Merritt Equity Advisors Corp. and VSM Inc.
                (incorporated by reference to Exhibit 10.19 to VKM Holding, lnc.'s Form 10-K for
                the fiscal year ended December 31, 1993, Commission File No. 33-56334).

    10.23       Distribution Fee Purchase Agreement between Van Kampen Merritt Inc.  and The Van
                Kampen Merritt Companies, Inc. (incorporated by reference to Exhibit 10.20 to VKM
                Holding, lnc.'s Form 10-K for the fiscal year ended December 31, 1993, Commission
                File No. 33-56334).

    10.24       Cash Collateral Agreement between CDV Acquisition Corporation, VKM Holding, Inc.
                and The Bank of New York as Collateral Agent. (incorporated by reference to
                Exhibit 10-21 to VKM Holding, lnc.'s Form 10-K for the fiscal year ended December
                31, 1993, Commission File No. 33-56334).

    10.25       Pledge and Security Agreement between VKM Holding, Inc., CDV Acquisition
                Corporation and The Bank of New York as Collateral Agent. (incorporated by reference to Exhibit 10.22 to VKM Holding, lnc.'s Form 10-K for the fiscal year ended December 31, 1993, Commission File No. 33-56334).

    10.26       lntercreditor Agreement between Shawmut Bank Connecticut, National Association, each of the banks party to the Credit Agreement filed as Exhibit 10.1 and The Bank of New York as Administrative Agent, Collateral Agent and Cash Collateral Agent.
                (incorporated by reference to Exhibit 10.23 to VKM Holding, Inc.'s Form 10-K for
                the fiscal year ended December 31, 1993, Commission File No. 33-56334).

    10.27       Waiver to the Credit Agreement dated September 20, 1993 (incorporated by reference to Exhibit 10 to the Registrant's Form 10-Q for the Third Quarter Ended September
                30, 1993, Commission File No. 33-55676)

    10.28       Capital Call Agreement between The Clayton & Dubilier Private Equity Fund IV
                Limited Partnership, VKM Holding, Inc. and CDV Acquisition Corporation
                (incorporated by reference to Exhibit 10.25 to VKM Holding, Inc.'s Form 10-K for
                the fiscal year ended December 31, 1993, Commission File No. 33-56334).


Exhibit Number                                      Description
- --------------                                      -----------
    10.29       Note Purchase Agreement between The Clayton & Dubilier Private Equity Fund IV
                Limited Partnership, The Bank of New York, Bankers Trust Company, The Chase
                Manhattan Bank N.A. and Chemical Bank as lenders and The Bank of New York as
                Administrative Agent.  (incorporated by reference to Exhibit 10.26 to VKM Holding, lnc.'s Form 10-K for the fiscal year ended December 31, 1993, Commission File No.
                33-56334).

    10.30       General Guarantee among CDV Holding, Inc., CDV Acquisition Corporation and The
                Bank of New York dated February 17, 1993.  (incorporated by reference to Exhibit
                10.27 to VKM Holding, lnc.'s Form 10-K for the fiscal year ended December 31,
                1993, Commission File No. 33-56334).

    10.31       General Guarantee among VK/AC Holding, Inc., Van Kampen American Capital, Inc. and
                The Bank of New York, dated May 5, 1994 (incorporated by reference to Exhibit
                10.35 to VK/AC Holding, Inc.'s Form 10-K for the fiscal year ended December 31,
                1994, Commission File No. 33-56334).

    10.32       General Guarantee among VK/AC Holding, Inc., Van Kampen American Capital, Inc. and
                The Bank of New York, dated January 3, 1995 (incorporated by reference to Exhibit
                10.36 to VK/AC Holding, lnc.'s Form 10-K for the fiscal year ended December 31,
                1994, Commission File No. 33-56334).

    10.33       Employment Agreement between Van Kampen American Capital Investment Advisory Corp.
                and Jeffrey W. Maillet, dated as of March 3, 1995. (incorporated by reference to
                Exhibit 10.3 of VK/AC Holding, Inc.'s Quarterly Report on Form 10-Q for the first quarter ended March 31, 1995, Commission File No. 33-56334).

    10.34       General Guarantee among VK/AC Holding, Inc., Van Kampen American Capital, Inc. and
                The Bank of New York, dated June 2, 1995 (incorporated by reference to Exhibit
                10.1 of VK/AC Holding, lnc.'s Quarterly Report on Form 10-Q for the second quarter ended June 30, 1995, Commission File No. 33-56334).

    10.35       General Guarantee among VK/AC Holding, Inc., Van Kampen American Capital, Inc.
                and The Bank of New York, dated June 16, 1995 (incorporated by reference to
                Exhibit 10.2 of VK/AC Holding, Inc.'s Quarterly Report on Form 10-Q for the second quarter ended June 30, 1995, Commission File No. 33-56334).

    10.36       Amendment No. 2 to the VK/AC Holding, Inc. Stock Option Plan (incorporated by reference to Exhibit 10.3 of VK/AC Holding, lnc.'s Quarterly Report on Form 10-Q
                for the second quarter ended June 30, 1995, Commission File No. 33-56334).

    10.37       Letter of Amendment, dated September 27, 1995, to the General Guarantee among
                VK/AC Holding, Inc., Van Kampen American Capital, Inc. and The Bank of New York,
                dated June 2, 1995 (incorporated by reference to Exhibit 10.1 of VK/AC Holding,
                Inc.'s Quarterly Report on Form 10-Q for the third quarter ended September 30,
                1995, Commission File No. 33-56334).



Exhibit Number                                      Description
- --------------                                      -----------
    10.38       Letter of Amendment, dated December 27, 1995, to the General Guarantee among VK/AC
                Holding, Inc., Van Kampen American Capital, Inc. and The Bank of New York, dated
                June 16, 1995 (incorporated by reference to Exhibit 10.38 of VK/AC Holding, Inc.'s
                Annual Report on Form 10-K for the fiscal year ended December 31, 1995, Commission
                File No. 33-56334).

    10.39       Retention Letter Agreement between VK/AC Holding, Inc., Van Kampen American
                Capital, Inc. and Don G.  Powell, dated March 6, 1996.  (including a schedule of additional Retention Letter Agreements) (incorporated by reference to Exhibit
                10.39 of VK/AC Holding, Inc.'s Annual Report on Form 10-K for the fiscal year ended December 31, 1995, Commission File No. 33-56334).

    10.40       Retention Letter Agreement between VK/AC Holding, Inc., Van Kampen American
                Capital, Inc. and Douglas B. Gehrman, dated March 6, 1996 (incorporated by reference to Exhibit 10.40 of VK/AC Holding, Inc.'s Annual Report on Form 10-K for
                the fiscal year ended December 31, 1995, Commission File No. 33-56334).

     21.1       List of Subsidiaries of the Company.*

     23.1       Consent of Debevoise & Plimpton (filed as part of Exhibit 5).

     23.2       Consent of KPMG Peat Marwick.

      24        Powers of Attorney (see page II-17).

- ----------------------------
* To be filed by amendment.

FINANCIAL STATEMENTS

     The consolidated financial statements of the Company filed as part of this Registration Statement are listed in the Index to Consolidated Financial Statements found on page F-1 hereof.

FINANCIAL STATEMENT SCHEDULES

     The financial statement schedules of the Company have been omitted because they are not applicable or the required information is shown in the consolidated financial statements or notes thereto.

ITEM 17.  UNDERTAKINGS.

     The undersigned Registrant hereby undertakes to provide to the underwriter at the closing specified in the underwriting agreements certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described under Item 14 or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted against the Registrant by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

    The undersigned Registrant hereby undertakes that:

    (1)  For purposes of determining any liability under the Securities
Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.


    (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on this 4th day of June, 1996.

                                      VK/AC HOLDING, INC.

                                      By: /s/ Don G. Powell
                                          -------------------------------------
                                          Don G. Powell
                                          President and Chief Executive Officer


     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Ronald A. Nyberg and William R. Rybak, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead in any and all capacities, to sign any or all amendments to this Registration Statement, and any or all other Registration Statements and amendments thereto that relate to the same offering described in this Registration Statement and that are to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

NAME                       TITLE                                      DATE
- ----                       -----                                      ----


/s/ Alberto Cribiore        Chairman of the Board and               June 4, 1996
- ------------------------    Director
Alberto Cribiore


/s/ Don G. Powell           President, Chief Executive Officer and  June 4, 1996
- ------------------------    Director
Don G. Powell


/s/  William R. Rybak       Executive Vice President and Chief      June 5, 1996
- -------------------------   Financial Officer (Principal Financial
William R. Rybak            Officer)


/s/ Charles G. Millington   Senior Vice President and Treasurer     June 5, 1996
- -------------------------   (Principal Accounting Officer)
Charles G. Millington


/s/ Dennis J. McDonnell     Executive Vice President and Director   June 5, 1996
- -------------------------
Dennis J. McDonnell

/s/ William R. Molinari    Executive Vice President and Director    June 4, 1996
- ------------------------
William R. Molinari


/s/ Max C. Chapman         Director                                 June 5, 1996
- ------------------------
Max C. Chapman


/s/ Michael C. Delaney     Director                                 June 4, 1996
- ------------------------
Michael C. Delaney


/s/ Donald J. Gogel        Director                                 June 4, 1996
- ------------------------
Donald J. Gogel


/s/ Thomas L. Hansberger   Director                                 June 4, 1996
- ------------------------
Thomas L. Hansberger


/s/ Gordon McMahon         Director                                 June 4, 1996
- ------------------------
Gordon McMahon


/s/ Joseph L. Rice, III    Director                                 June 4, 1996
- ------------------------
Joseph L. Rice, III

                              VK/AC HOLDING, INC.

                                 EXHIBIT INDEX

                    (Pursuant to Item 601 of Regulation S-K)



EXHIBITS




Exhibit Number                           Description
- --------------                           -----------
     1.1        Form of Underwriting Agreement.*

     1.2 Form of the letter agreement of certain stockholders of the Company with respect to the public sale of equity securities of the Company.*

     2.1 Stock Purchase Agreement, dated as of October 13, 1992, between CDV Acquisition Corporation and Xerox Financial
                (incorporated herein by reference to Exhibit 2.1 to the Registration Statement on Form S-1 of CDV Acquisition
                Corporation and CDV Holding, Inc., Registration No.
                33-55676).

     2.2 Form of Amendment No. 1 to the Stock Purchase Agreement between CDV Acquisition Corporation and Xerox Financial
                (incorporated by reference to Exhibit 2.2 to VKM Holding,
                Inc.'s Form 10-K for the fiscal year ended December 31, 1993, Commission File No. 33-56334).

     2.3 Stock Purchase Agreement, dated as of August 24, 1994, by and among VK/AC Holding, Inc. (formerly VKM Holding, Inc.),
                Van Kampen American Capital, Inc. (formerly The Van Kampen
                Merritt Companies, Inc.), Associated Madison Companies, Inc.
                and The Travelers Inc. (incorporated by reference to Exhibit
                2.3 of VKM Holding, Inc.'s Quarterly Report on Form 10-Q for the third quarter ended September 30, 1994, Commission File
                No. 33-56334).


e



Exhibit Number                           Description
- --------------                           -----------
     2.4        Amendment No. 1 to the Stock Purchase Agreement dated as of
                December 20, 1994, by and among VK/AC Holding, Inc., Van
                Kampen American Capital, Inc. (formerly The Van Kampen
                Merritt Companies, Inc.), Associated Madison Companies,
                Inc., The Travelers Inc. and Primerica Finance Corporation
                (incorporated by reference to Exhibit 2.2 of VK/AC Holding,
                Inc.'s Report on Form 8-K dated December 20, 1994, filed
                with the Commission on January 4, 1995, Commission File No.
                33-56334).

     2.5        Stock Purchase Agreement between VK/AC Holding, Inc.
                (formerly VKM Holding, Inc.), as Buyer, and Van
                Kampen/American Capital, Inc. (formerly The Van Kampen
                Merritt Companies, Inc.), as Seller, dated as of December
                20, 1994 (incorporated by reference to Exhibit 2.3 of VK/AC
                Holding, Inc.'s Report on Form 8-K dated December 20, 1994, filed with the Commission on January 4, 1995, Commission
                File No. 33-56334).

     2.6        Stock Purchase Agreement Between VK/AC Holding, Inc., as
                Seller, and SunAmerica Inc., as Buyer, dated as of December
                21, 1995 (incorporated by reference to Exhibit 2.6 of VK/AC
                Holding, Inc.'s Annual Report on Form 10-K for the fiscal year ended December 31, 1995, Commission File No. 33-56334).

     3.1        Third Restated Certificate of Incorporation of VKM Holding,
                Inc. (incorporated by reference to Exhibit 3.2 of VK/AC
                Holding, Inc.'s Report on Form 8-K dated December 20, 1994, filed with the Commission on January 4, 1995, Commission
                File No. 33-56334).

     3.2 Bylaws of VKM Holding, Inc., as amended (incorporated by reference to Exhibit 3.2 of VK/AC Holding, Inc.'s Quarterly
                Report on Form 10-Q for the first quarter ended March 31, 1995, Commission File No. 33-56334).

     3.3        Certificate of Amendment, dated as of December 20, 1994, of
                The Van Kampen Merritt Companies, Inc. (incorporated by reference to Exhibit 3.1 of VK/AC Holding, Inc.'s Report on
                Form 8-K dated December 20, 1994, filed with the Commission on January 4, 1995, Commission File No. 33-56334).






                                     (ii)



Exhibit Number                           Description
- --------------                           -----------

     3.4        Certificate of Amendment, dated as of January 19, 1995, of
                Van Kampen/American Capital, Inc. (incorporated by reference to Exhibit 3.4 to VK/AC Holding, Inc.'s Form 10-K for the fiscal year ended December 31, 1994, Commission File No.
                33-56334).

     4.1        Third Restated Certificate of Incorporation of VKM Holding,
                Inc. (See Exhibit 3.1).

     4.2        Bylaws of VKM Holding, Inc., as amended (See Exhibit 3.2).

     4.3        Form of Stock Certificate of VK/AC Holding, Inc. for Class A
                Common Stock, par value $.01 per share (incorporated by reference to Exhibit 4.3 to VK/AC Holding, Inc.'s Form 10-K for the fiscal year ended December 31, 1994, Commission File
                No. 33-56334).

     4.4        Form of Stock Certificate of VK/AC Holding, Inc. for Class B
                Common Stock, par value $.01 per share (incorporated by reference to Exhibit 4.4 to VK/AC Holding, Inc.'s Form 10-K for the fiscal year ended December 31, 1994, Commission File
                No. 33-56334).

     4.5        Stock Subscription Agreement between VKM Holding, Inc. and
                The Clayton & Dubilier Private Equity Fund IV Limited
                Partnership (incorporated by reference to Exhibit 4.5 to VKM
                Holding, Inc.'s Form 10-K for the fiscal year ended December
                31, 1993, Commission File No.
                33-56334).

     4.6        Form of Management Stock Subscription Agreement between CDV
                Holding, Inc. and the purchasers named therein, dated
                February 17, 1993.  (incorporated by reference to Exhibit
                4.6 to VKM Holding, Inc.'s
                Form 10-K for the year ended December 31, 1993,
                Commission File No. 33-56334).

     4.7        Form of Management Stock Option Agreement between CDV
                Holding, Inc. and the parties named therein, dated February
                17, 1993.  (incorporated by reference to Exhibit 4.7 to VKM
                Holding, Inc.'s Form 10-K for the fiscal year ended December
                31, 1993, Commission File No. 33-56334).






                                    (iii)


Exhibit Number                           Description
- --------------                           -----------
     4.8        Form of Stock Subscription Agreement between CDV Holding,
                Inc. and certain investors, dated February 17, 1993.
                (incorporated by reference to Exhibit 4.8 to VKM Holding,
                Inc.'s Form 10-K for the fiscal year ended December 31,
                1993, Commission File No. 33-56334).

     4.9 Management Stock Purchase Agreement between John C. Merritt and Don G. Powell, dated December 20, 1994 (including a schedule of additional Management Stock Purchase Agreements)
                (incorporated by reference to Exhibit 4.11 to VK/AC Holding, lnc.'s Form 10-K for the fiscal year ended December 31, 1994, Commission File No. 33-56334).

     4.10       Management Stock Subscription Agreement between VK/AC
                Holding, Inc. and William N.  Brown, dated January 11, 1995
                (incorporated by reference to Exhibit 4.12 to VK/AC Holding,
                Inc.'s Form 10-K for the fiscal year ended December 31, 1994, Commission File No. 33-56334).

     4.11**     Letter Agreement between VK/AC Holding, Inc., Van
                Kampen/American Capital, Inc.  and Don G.  Powell, dated
                January 9, 1995 (incorporated by reference to Exhibit 4.13 to VK/AC Holding, Inc.'s Form 10-K for the fiscal year ended
                December 31, 1994, Commission File No. 33-56334).

     4.12       Management Stock Option Agreement between VK/AC Holding,
                Inc. and Don G. Powell, dated January 11, 1995 (including a schedule of additional Management Stock Option Agreements)
                (incorporated by reference to Exhibit 4.14 to VK/AC Holding, lnc.'s Form 10-K for the fiscal year ended December 31, 1994, Commission File No. 33-56334).

     4.13       Registration and Participation Agreement among CDV Holding,
                Inc., The Clayton & Dubilier Private Equity Fund IV Limited
                Partnership and certain stockholders of CDV Holding, Inc.
                (incorporated by reference to Exhibit 4.9 to VKM Holding, lnc.'s Form 10-K for the fiscal year ended December 31, 1993, Commission File No. 33-56334).






                                     (iv)


Exhibit Number                           Description
- --------------                           -----------
     4.14       Amendment No.  1, dated as of April 15, 1994, to the
                Registration and Participation Agreement among VK/AC
                Holding, Inc. (formerly VKM Holding, Inc.), The Clayton &
                Dubilier Private Equity Fund IV Limited Partnership and
                certain stockholders of VK/AC Holding, Inc.  (incorporated by reference to Exhibit 4.16 to VK/AC Holding, Inc.'s Form
                10-K for the fiscal year ended December 31, 1994, Commission
                File No. 33-56334).

     4.15       Amendment No. 2, dated as of December 20, 1994, to the
                Registration and Participation Agreement among VK/AC
                Holding, Inc. (formerly VKM Holding, Inc.), The Clayton &
                Dubilier Private Equity Fund IV Limited Partnership and certain stockholders of VK/AC Holding, Inc. (incorporated by reference to Exhibit 4.12 of VK/AC Holding, lnc.'s Report on Form 8-K dated December 20, 1994, filed with the Commission on January 4, 1995, Commission File No.
                33-56334).

     4.16       Third Restated Certificate of Incorporation of VKM Holding,
                Inc. (See Exhibit 3.4)

     4.17       Certificate of Ownership and Merger dated as of December 20,
                1994, merging American Capital into Van Kampen/American
                Capital, Inc. (incorporated by reference to Exhibit 4.2 of
                VK/AC Holding, lnc.'s Report on Form 8-K dated December 20,
                1994, filed with the Commission on January 4, 1995,
                Commission File No. 33-56334).

     4.18       Stock Subscription Agreement between VK/AC Holding, Inc.
                (formerly VKM Holding, Inc.)  and The Clayton & Dubilier
                Private Equity Fund IV Limited Partnership, dated as of
                December 20, 1994. (incorporated by reference to Exhibit 4.3 of VK/AC Holding, lnc.'s Report on Form 8-K dated December
                20, 1994, filed with the Commission on January 4, 1995,
                Commission File No. 33-56334).

     4.19       Stock Subscription Agreement between VK/AC Holding, Inc.
                (formerly VKM Holding, Inc.)  and The Travelers Indemnity
                Company, dated as of December 20, 1994 (incorporated by reference to Exhibit 4.4 of VK/AC Holding, lnc.'s Report on Form 8-K dated December 20, 1994, filed with the Commission on January 4, 1995, Commission File No. 33-56334).






                                     (v)



Exhibit Number                           Description
- --------------                           -----------
     4.20       Stock Subscription Agreement between VK/AC Holding, Inc.
                (formerly VKM Holding, Inc.)  and The Travelers Insurance
                Company, dated as of December 20, 1994 (incorporated by
                reference to Exhibit 4.5 of VK/AC Holding, lnc.'s Report on
                Form 8-K dated December 20, 1994, filed with the Commission on January 4, 1995, Commission File No. 33-56334).

     4.21       Stock Purchase Agreement between VK/AC Holding, Inc.
                (formerly VKM Holding, Inc.), The Travelers Inc. and John C.
                Merritt dated as of December 20, 1994 (incorporated by reference to Exhibit 4.6 of VK/AC Holding, Inc.'s Report on
                Form 8-K dated December 20, 1994, filed with the Commission on January 4, 1995, Commission File No. 33-56334).

     4.22       Stock Option Agreement between VK/AC Holding, Inc. (formerly
                VKM Holding, Inc.) and The Travelers Inc.  dated as of
                December 20, 1994 (incorporated by reference to Exhibit 4.7 of VK/AC Holding, lnc.'s Report on Form 8-K dated December
                20, 1994, filed with the Commission on January 4, 1995,
                Commission File No. 33-56334).

     4.23       Amended and Restated Credit Agreement, dated as of December
                20, 1994, among Van Kampen/American Capital, Inc.  (formerly
                The Van Kampen Merritt Companies, Inc.), VK/AC Holding, Inc.
                (formerly VKM Holding, Inc.), as guarantor, the banks named therein, Chemical Bank as Administrative Agent, Collateral
                Agent and Issuing Bank and Chemical Bank and The Chase
                Manhattan Bank, N.A. as Managing Agents (incorporated by reference to Exhibit 4.8 of VK/AC Holding, lnc.'s Report on Form 8-K dated December 20, 1994, filed with the Commission on January 4, 1995, Commission File No. 33-56334).

     4.24       Resignation and Appointment under the lntercreditor
                Agreement, dated as of December 20, 1994, among The Bank of
                New York, as resigning Sharing Agent, and Chemical Bank, as successor Sharing Agent, successor Collateral Agent and successor Cash Collateral Agent (incorporated by reference to Exhibit 4.9 of VK/AC Holding, lnc.'s Report on Form 8-K dated December 20, 1994, filed with the Commission on January 4, 1995, Commission File No. 33-56334).






                                     (vi)



Exhibit Number                           Description
- --------------                           -----------
     4.25       Resignation and Appointment under the Pledge and Security
                Agreement, dated as of December 20, 1994, among Van
                Kampen/American Capital, Inc.  (formerly The Van Kampen
                Merritt Companies, Inc.), VK/AC Holding, Inc.  (formerly VKM
                Holding, Inc.), and The Bank of New York, as Collateral
                Agent and Administrative Agent (incorporated by reference to
                Exhibit 4.10 of VK/AC Holding, lnc.'s Report on Form 8-K
                dated December 20, 1994, filed with the Commission on
                January 4, 1995, Commission File No. 33-56334).

     4.26       Resignation and Appointment under the Cash Collateral
                Agreement, dated as of December 20, 1994, among Van
                Kampen/American Capital, Inc.  (formerly The Van Kampen
                Merritt Companies, Inc.), VK/AC Holding, Inc.  (formerly VKM
                Holding, Inc.), The Bank of New York, as resigning Cash
                Collateral Agent, and Chemical Bank, as successor Cash
                Collateral Agent (incorporated by reference to Exhibit 4.11 of VK/AC Holding, lnc.'s Report on Form 8-K dated December
                20, 1994, filed with the Commission on January 4, 1995,
                Commission File No. 33-56334).

     4.27 Debt Registration Agreement, dated as of December 20, 1994, between Chemical Bank, as Administrative Agent under the Amended and Restated Credit Agreement, and Chemical Bank, as
                Sharing Agent under the lntercreditor Agreement
                (incorporated by reference to Exhibit 4.13 of VK/AC Holding, lnc.'s Report on Form 8-K dated December 20, 1994, filed with the Commission on January 4, 1995, Commission File No.
                33-56334).

     4.28       Management Stock Subscription Agreement between VKM Holding,
                Inc. and David J. Rogers, dated May 5, 1994 (including a schedule of additional Management Stock Subscription
                Agreements) (incorporated by reference to Exhibit 4.30 to VK/AC Holding, lnc.'s Form 10-K for the fiscal year ended
                December 31, 1994, Commission File No. 33-56334).







                                    (vii)


Exhibit Number                           Description
- --------------                           -----------
     4.29       Management Stock Option Agreement between VKM Holding, Inc.
                and David J.  Rogers, dated May 5, 1994 (including a
                schedule of additional Management Stock Option Agreements)
                (incorporated by reference to Exhibit 4.31 to VK/AC Holding,
                Inc.'s Form 10-K for the fiscal year ended December 31,
                1994, Commission File No. 33-56334).

     4.30       Management Stock Option Agreement between VKM Holding, Inc.
                and Richard Callaghan, dated May 5, 1994 (including a schedule of additional Management Stock Option Agreements)
                (incorporated by reference to Exhibit 4.32 to VK/AC Holding,
                Inc.'s Form 10-K for the fiscal year ended December 31, 1994, Commission File No. 33-56334).

     4.31       Form of Management Stock Option Agreement between VKM
                Holding, Inc. and John C. Merritt, dated January 1, 1994
                (including a schedule of additional Management Stock Option
                Agreements) (incorporated by reference to Exhibit 4.33 to VK/AC Holding, lnc.'s Form 10-K for the fiscal year ended
                December 31, 1994, Commission File No. 33-56334).

     4.32       Stock Subscription Agreement between VKM Holding, Inc. and
                Michael C. Delaney, dated July 29, 1994 (including a schedule of additional Stock Subscription Agreements)
                (incorporated by reference to Exhibit 4.34 to VK/AC Holding, lnc.'s Form 10-K for the fiscal year ended December 31, 1994, Commission File No.
                33-56334).

     4.33       Stock Subscription Agreement between VKM Holding, Inc. and
                Thomas L. Hansberger, dated January 20, 1995 (incorporated by reference to Exhibit 4.35 to VK/AC Holding, lnc.'s Form
                10-K for the fiscal year ended December 31, 1994, Commission
                File No. 33-56334).

     4.34 VKM Holding, Inc. Stock Purchase Plan (incorporated by reference to Exhibit 4.36 to VK/AC Holding, Inc.'s Form 10-K for the fiscal year ended December 31, 1994, Commission File
                No. 33-56334).






                                     (viii)



Exhibit Number                           Description
- --------------                           -----------
     4.35       Management Stock Subscription Agreement between VK/AC
                Holding, Inc. and Robert C. Peck, Jr., dated June 2, 1995.
                (including a schedule of additional Management Stock
                Subscription Agreements) (incorporated by reference to
                Exhibit 4.2 of VK/AC Holding, lnc.'s Quarterly Report on
                Form 10-Q for the second quarter ended June 30, 1995,
                Commission File No. 33-56334).

     4.36       Management Stock Option Agreement between VK/AC Holding,
                Inc. and Robert C. Peck, Jr., dated June 2, 1995 (including a schedule of additional Management Stock Option Agreements)
                (incorporated by reference to Exhibit 4.3 of VK/AC Holding,
                Inc.'s Quarterly Report on Form 10-Q for the second quarter ended June 30, 1995, Commission File No. 33-56334).

     4.37       Management Stock Subscription Agreement between VK/AC
                Holding, Inc. and Richard D. Humphrey, dated June 16, 1995.
                (including a schedule of additional Management Stock
                Subscription Agreements) (incorporated by reference to
                Exhibit 4.4 of VK/AC Holding, Inc.'s Quarterly Report on
                Form 10-Q for the second quarter ended June 30, 1995, Commission File No. 33-56334).

     4.38       Management Stock Option Agreement between VK/AC Holding,
                Inc. and Richard D. Humphrey, dated June 16, 1995 (including a schedule of additional Management Stock Option Agreements)
                (incorporated by reference to Exhibit 4.5 of VK/AC Holding,
                Inc.'s Quarterly Report on Form 10-Q for the second quarter ended June 30, 1995, Commission File No. 33-56334).

     4.39       Stock Subscription Agreement between VK/AC Holding, Inc. and
                F. Blake Wallace, dated June 2, 1995. (including a schedule of additional Stock Subscription Agreements)
                (incorporated by reference to Exhibit 4.6 of VK/AC Holding,
                Inc.'s Quarterly Report on Form 10-Q for the second quarter ended June 30,1995, Commission File No. 33-56334).








                                      (ix)

Exhibit Number                           Description
- --------------                           -----------
     4.40       Amended and Restated Stock Option Agreement dated as of June
                1, 1995, amending and restating the Stock Option Agreement dated as of May 31, 1995, as amended, between VK/AC Holding,
                Inc. and The Jones Financial Companies (incorporated by
                reference to Exhibit 4.7 of VK/AC Holding, lnc.'s Quarterly
                Report on Form 10-Q for the second quarter ended June 30,
                1995, Commission File No. 33-56334).

     4.41       Amendment No. 3, dated as of May 1, 1995, to the
                Registration and Participation Agreement among VK/AC
                Holding, Inc., The Clayton & Dubilier Private Equity Fund IV
                Limited Partnership and certain stockholders of VK/AC
                Holding, Inc. (incorporated by reference to Exhibit 4.8 of
                VK/AC Holding, lnc.'s Quarterly Report on Form 10-Q for the second quarter ended June 30, 1995, Commission File No.
                33-56334).

     4.42       Amendment No. 1 to VK/AC Holding, Inc. Stock Purchase Plan
                (incorporated by reference to Exhibit 4.9 of VK/AC Holding,
                Inc.'s Quarterly Report on Form 10-Q for the second quarter ended June 30, 1995, Commission File No. 33-56334).

     4.43       Management Stock Subscription Agreement between VK/AC
                Holding, Inc. and Robert J.  Froehlich, dated September 28,
                1995 (incorporated by reference to Exhibit 4.2 of VK/AC
                Holding, lnc.'s Quarterly Report on Form 10-Q for the third quarter ended September 30, 1995, Commission File No.
                33-56334).

     4.44       Management Stock Option Agreement between VK/AC Holding,
                Inc. and Robert J. Froehlich, dated September 28, 1995
                (incorporated by reference to Exhibit 4.3 of VK/AC Holding,
                Inc.'s Quarterly Report on Form 10-Q for the third quarter ended September 30, 1995, Commission File No. 33-56334).









                                      (x)


Exhibit Number                           Description
- --------------                           -----------
     4.45       First Waiver, dated as of September 19, 1995, to the Amended and Restated Credit Agreement, dated as of December 20,
                1994, among Van Kampen American Capital, Inc., VK/AC
                Holding, Inc., as guarantor, the banks named therein,
                Chemical Bank as Administrative Agent, Collateral Agent and
                Issuing Bank and Chemical Bank and The Chase Manhattan Bank,
                N.A.  as Managing Agents (incorporated by reference to
                Exhibit 4.4 of VK/AC Holding, lnc.'s Quarterly Report on
                Form 10-Q for the third quarter ended September 30, 1995,
                Commission File No. 33-56334).

     4.46 Second Waiver, dated as of December 13, 1995, to the Amended and Restated Credit Agreement, dated as of December 20,
                1994, among Van Kampen American Capital, Inc., VK/AC
                Holding, Inc., as guarantor, the banks named therein, Chemical Bank as Administrative Agent, Collateral Agent and
                Issuing Bank and Chemical Bank and The Chase Manhattan Bank,
                N.A. as Managing Agents (incorporated by reference to Exhibit 4.46 of VK/AC Holding, Inc.'s Annual Report on Form
                10-K for the fiscal year ended December 31, 1995, Commission
                File No. 33-56334).

     4.47       Management Stock Subscription Agreement between VK/AC
                Holding, Inc. and Dominic Martellaro, dated December 29,
                1995 (incorporated by reference to Exhibit 4.47 of VK/AC
                Holding, Inc.'s Annual Report on Form 10-K for the fiscal year ended December 31, 1995, Commission File No. 33-56334).

     4.48       Management Stock Option Agreement between VK/AC Holding,
                Inc. and Dominic Martellaro, dated December 29, 1995
                (incorporated by reference to Exhibit 4.48 of VK/AC Holding,
                Inc.'s Annual Report on Form 10-K for the fiscal year ended
                December 31, 1995, Commission File No. 33-56334).

     4.49       Deferred Stock Agreement between VK/AC Holding, Inc.  and
                Stephen L. Boyd, dated December 29, 1995 (including a schedule of additional Deferred Stock Agreements)
                (incorporated by reference to Exhibit 4.49 of VK/AC Holding,
                Inc.'s Annual Report on Form 10-K for the fiscal year ended
                December 31, 1995, Commission File No. 33-56334).





                                      (xi)


Exhibit Number                           Description
- --------------                           -----------
     4.50       Management Stock Option Agreement between VK/AC Holding,
                Inc. and Stephen L. Boyd, dated December 29, 1995 (including a schedule of additional Management Stock Option Agreements)
                (incorporated by reference to Exhibit 4.50 of VK/AC Holding,
                Inc.'s Annual Report on Form 10-K for the fiscal year ended
                December 31, 1995, Commission File No. 33-56334).

     4.51       Acknowledgment, Waiver and Agreement between VK/AC Holding,
                Inc. and Stephen L. Boyd, dated December 29, 1995 (including a schedule of additional Acknowledgment, Waiver and Agreements) (incorporated by reference to Exhibit 4.51 of VK/AC Holding, Inc.'s Annual Report on Form 10-K for the fiscal year ended December 31, 1995, Commission File No.
                33-56334).

     4.52       Management Stock Option Agreement between VK/AC Holding,
                Inc. and Patrick Zacchea, dated January 2, 1996
                (incorporated by reference to Exhibit 4.52 of VK/AC Holding,
                Inc.'s Annual Report on Form 10-K for the fiscal year ended
                December 31, 1995, Commission File No. 33-56334).

     4.53       Assumption Agreement and Undertaking, dated as of December
                4, 1995, among VK/AC Holding, Inc., Don G. Powell and
                Northern Trust Bank, as Trustee of the Michael Scott Powell
                1995 Children's Trust (including a schedule of an additional
                Assumption Agreement and Undertaking) (incorporated by reference to Exhibit 4.53 of VK/AC Holding, Inc.'s Annual
                Report on Form 10-K for the fiscal year ended December 31, 1995, Commission File No. 33-56334).

     4.54       Amendment, dated as of December 31, 1995, to Assumption
                Agreements and Undertakings, dated as of December 4, 1995, among VK/AC Holding, Inc., Don G. Powell and Northern Trust
                Bank, as Trustee of the Michael Scott Powell 1995 Children's
                Trust and the Jeffrey John Powell 1995 Children's Trust
                (incorporated by reference to Exhibit 4.54 of VK/AC Holding,
                Inc.'s Annual Report on Form 10-K for the fiscal year ended
                December 31, 1995, Commission File No. 33-56334).

     5.1        Opinion of Debevoise & Plimpton.*

     6-9        None






                                     (xii)



Exhibit Number                           Description
- --------------                           -----------
     10.1       Amended and Restated Credit Agreement, dated as of December
                20, 1994, among Van Kampen/American Capital, Inc. (formerly
                The Van Kampen Merritt Companies, Inc.), VK/AC Holding, Inc.
                (formerly VKM Holding, Inc.), as guarantor, the banks named therein, Chemical Bank as Administrative Agent, Collateral
                Agent and Issuing Bank and Chemical Bank and The Chase
                Manhattan Bank, N.A. as Managing Agents (See Exhibit 4.25
                above) (incorporated by reference to Exhibit 10.1 of VK/AC
                Holding, Inc.'s Annual Report on Form 10-K for the fiscal
                year ended December 31, 1995, Commission File No. 33-56334).

     10.2       Credit Agreement among CDV Acquisition Corporation, CDV
                Holding, Inc., the lenders named therein, and The Bank of New York, Bankers Trust Company, The Chase Manhattan Bank,
                N.A.  and Chemical Bank as Co-Agents and The Bank of New
                York, as Issuing Bank, Administrative Agent, and Collateral
                Agent. (incorporated by reference to Exhibit 10.1 to VKM
                Holding, lnc.'s Form 10-K for the fiscal year ended December
                31, 1993, Commission File No. 33-56334) (incorporated by reference to Exhibit 10.2 of VK/AC Holding, Inc.'s Annual
                Report on Form 10-K for the fiscal year ended December 31, 1995, Commission File No. 33-56334).

     10.3       Credit Agreement among CDV Acquisition Corporation, CDV
                Holding, Inc., The Bank of New York, as Administrative Agent and The Bank of New York, Bankers Trust Company, The Chase
                Manhattan Bank, N.A.  and Chemical Bank as lenders.
                (incorporated by reference to Exhibit 10.2 to VKM Holding, lnc.'s Form 10-K for the fiscal year ended December 31, 1993, Commission File No. 33-56334).

     10.4       Indenture among CDV Acquisition Corporation, as issuer, CDV
                Holding, Inc., as guarantor, and Shawmut Bank Connecticut,
                National Association, as trustee, relating to the Notes
                (including form of Note). (incorporated by reference to Exhibit 10.3 to VKM Holding, lnc.'s Form 10-K for the fiscal year ended December 31, 1993, Commission File No. 33-56334).






                                     (xiii)



Exhibit Number                           Description
- --------------                           -----------
     10.5       Indemnification Agreement made by Xerox Financial Services,
                Inc. in favor of VKM Holding, Inc., CDV Acquisition
                Corporation, The Van Kampen Merritt Companies, Inc., Van
                Kampen Merritt Inc., Van Kampen Merritt Investment Advisory
                Corp., Van Kampen Merritt Management Inc., McCarthy,
                Crisanti & Maffei, Inc., Duff & Phelps/MCM Investment
                Research Co., Fintrend S.A., MCM Asia Pacific Company,
                Limited, Van Kampen Merritt Equity Holdings Corp., Van
                Kampen Merritt Equity Advisors Corp. and VSM Inc.
                (incorporated by reference to Exhibit 10.4 to VKM Holding, lnc.'s Form 10-K for the fiscal year ended December 31,
                1993, Commission File No. 33-56334).

     10.6       Non-Solicitation and Non-Competition Agreement among Xerox
                Corporation, Xerox Financial Services, Inc.  and CDV
                Acquisition Corporation. (incorporated by reference to Exhibit 10.5 to VKM Holding, lnc.'s Form 10-K for the fiscal year ended December 31, 1993, Commission File No.
                33-56334).

     10.7       Indemnification Agreement among CDV Holding, Inc., CDV
                Acquisition Corporation, Clayton, Dubilier & Rice, Inc. and
                The Clayton & Dubilier Private Equity Fund IV Limited
                Partnership. (incorporated by reference to Exhibit 10.6 to VKM Holding, lnc.'s Form 10-K for the fiscal year ended
                December 31, 1993, Commission File No. 33-56334).

     10.8       Form of Employment Agreements with Dennis J.  McDonnell,
                William R. Molinari, Ronald A.  Nyberg, William R. Rybak and
                Peter W. Hegel. (incorporated by reference to Exhibit 10.7 to VKM Holding, lnc.'s Form 10-K for the fiscal year ended
                December 31, 1993, Commission File No. 33-56334).

     10.9 Employment Agreement with Don G. Powell (including a schedule of additional Employment Agreements with Alan T.
                Sachtleben and Paul R. Wolkenberg) (incorporated by reference to Exhibit 10.10 to VK/AC Holding, lnc.'s Form
                10-K for the fiscal year ended December 31, 1994, Commission
                File No. 33-56334).






                                     (xiv)



Exhibit Number                           Description
- --------------                           -----------
    10.10       Letter Agreement between VK/AC Holding, Inc., Van
                Kampen/American Capital, Inc. and Don G. Powell, dated
                January 9, 1995. (See Exhibit 4.13 above) (incorporated by reference to Exhibit 10.10 of VK/AC Holding, Inc.'s Annual
                Report on Form 10-K for the fiscal year ended December 31,
                1995, Commission File No. 33-56334).

    10.11 Employment Agreement with William N. Brown (incorporated by reference to Exhibit 10.12 to VK/AC Holding, lnc.'s Form
                10-K for the fiscal year ended December 31, 1994, Commission
                File No. 33-56334).

    10.12       Investment Advisory Agreement between Van Kampen Merritt
                Investment Advisory Corp.  and Xerox Financial Services Life
                Insurance Company (incorporated herein by reference to Exhibit 10.12 to the Registration Statement on Form S-1 of
                CDV Acquisition Corporation and CDV Holding, Inc.,
                Registration No. 33-55676).

    10.13       Investment Advisory Agreement between Van Kampen Merritt
                Investment Advisory Corp.  and Xerox Financial Life
                Insurance Company (incorporated herein by reference to Exhibit 10.14 to the Registration Statement on Form S-1 of
                CDV Acquisition Corporation and CDV Holding, Inc.,
                Registration No. 33-55676).

    10.14       Optional Service Delivery Agreement between McCarthy,
                Crisanti & Maffei, Inc.  and Telerate Systems Incorporated
                (incorporated herein by reference to Exhibit 10.17 to the Registration Statement on Form S-1 of CDV Acquisition
                Corporation and CDV Holding, Inc., Registration No.
                33-55676).

    10.15       Van Kampen American Capital, Inc. Profit Sharing and Savings
                Plan (as Amended and Restated Effective as of January 1,
                1995) (incorporated by reference to Exhibit 10.15 of VK/AC
                Holding, Inc.'s Annual Report on Form 10-K for the fiscal year ended December 31, 1995, Commission File No. 33-56334).

    10.16       Van Kampen American Capital, Inc. Supplemental Profit
                Sharing and Savings Plan (Restated Effective as of January
                1, 1995) (incorporated by reference to Exhibit 10.16 of
                VK/AC Holding, Inc.'s Annual Report on Form 10-K for the fiscal year ended December 31, 1995, Commission File No.
                33-56334).








                                      (xv)


Exhibit Number                           Description
- --------------                           -----------
    10.17       Master Defined Contribution Trust Agreement between Van
                Kampen American Capital, Inc. and Van Kampen American
                Capital Trust Company, dated as of December 20, 1994
                (incorporated by reference to Exhibit 10.17 of VK/AC
                Holding, Inc.'s Annual Report on Form 10-K for the fiscal
                year ended December 31, 1995, Commission File No. 33-56334).

   10.18        The Van Kampen Merritt Companies, Inc. Annual Incentive Plan
                (incorporated herein by reference to Exhibit 10-19 to the Registration Statement on Form S-1 of CDV Acquisition
                Corporation and CDV Holding, Inc., Registration No.
                33-55676).

   10.19        The Van Kampen Merritt Companies, Inc.  Long-Term Incentive
                Plan (incorporated herein by reference to Exhibit 10.20 to the Registration Statement on Form S-1 of CDV Acquisition
                Corporation and CDV Holding, Inc., Registration No.
                33-55676).

   10.20 VKM Holding, Inc. Stock Option Plan (incorporated herein by reference to Exhibit 10.21 to the Registration Statement on Form S-1 of CDV Acquisition Corporation and CDV Holding,
                Inc., Registration No. 33-55676).

   10.21        Amendment No. 1 to the VKM Holding, Inc.  Stock Option Plan
                (incorporated by reference to Exhibit 10.25 to VK/AC
                Holding, lnc.'s Form 10-K for the fiscal year ended December
                31, 1994, Commission File No.
                33-56334).

   10.22        Intercorporate Services Agreement between The Van Kampen
                Merritt Companies, Inc., Van Kampen Merritt Inc., Van Kampen
                Merritt Management Inc., Van Kampen Merritt Investment
                Advisory Corp., McCarthy Crisanti & Maffei, Inc., Van Kampen
                Merritt Equity Holdings Corp., Van Kampen Merritt Equity
                Advisors Corp. and VSM Inc.  (incorporated by reference to
                Exhibit 10.19 to VKM Holding, lnc.'s Form 10-K for the fiscal year ended December 31, 1993, Commission File No.
                33-56334).

   10.23        Distribution Fee Purchase Agreement between Van Kampen
                Merritt Inc.  and The Van Kampen Merritt Companies, Inc.
                (incorporated by reference to Exhibit 10.20 to VKM Holding, lnc.'s Form 10-K for the fiscal year ended December 31, 1993, Commission File No. 33-56334).








                                    (xvi)



Exhibit Number                           Description
- --------------                           -----------
    10.24       Cash Collateral Agreement between CDV Acquisition
                Corporation, VKM Holding, Inc. and The Bank of New York as
                Collateral Agent. (incorporated by reference to Exhibit
                10-21 to VKM Holding, lnc.'s Form 10-K for the fiscal year ended December 31, 1993, Commission File No. 33-56334).

    10.25       Pledge and Security Agreement between VKM Holding, Inc., CDV
                Acquisition Corporation and The Bank of New York as
                Collateral Agent. (incorporated by reference to Exhibit
                10.22 to VKM Holding, lnc.'s Form 10-K for the fiscal year ended December 31, 1993, Commission File No. 33-56334).

    10.26       lntercreditor Agreement between Shawmut Bank Connecticut,
                National Association, each of the banks party to the Credit
                Agreement filed as Exhibit 10.1 and The Bank of New York as
                Administrative Agent, Collateral Agent and Cash Collateral
                Agent. (incorporated by reference to Exhibit 10.23 to VKM
                Holding, Inc.'s Form 10-K for the fiscal year ended December
                31, 1993, Commission File No. 33-56334).

    10.27       Waiver to the Credit Agreement dated September 20, 1993
                (incorporated by reference to Exhibit 10 to the Registrant's
                Form 10-Q for the Third Quarter Ended September 30, 1993,
                Commission File No. 33-55676)

    10.28       Capital Call Agreement between The Clayton & Dubilier
                Private Equity Fund IV Limited Partnership, VKM Holding,
                Inc. and CDV Acquisition Corporation (incorporated by reference to Exhibit 10.25 to VKM Holding, Inc.'s Form 10-K for the fiscal year ended December 31, 1993, Commission File
                No. 33-56334).

    10.29       Note Purchase Agreement between The Clayton & Dubilier
                Private Equity Fund IV Limited Partnership, The Bank of New
                York, Bankers Trust Company, The Chase Manhattan Bank N.A.
                and Chemical Bank as lenders and The Bank of New York as Administrative Agent. (incorporated by reference to Exhibit
                10.26 to VKM Holding, lnc.'s Form 10-K for the fiscal year ended December 31, 1993, Commission File No. 33-56334).







                                    (xvii)



Exhibit Number                           Description
- --------------                           -----------
    10.30       General Guarantee among CDV Holding, Inc., CDV Acquisition
                Corporation and The Bank of New York dated February 17,
                1993.  (incorporated by reference to Exhibit 10.27 to VKM
                Holding, lnc.'s Form 10-K for the fiscal year ended December
                31, 1993, Commission File No. 33-56334).

    10.31       General Guarantee among VK/AC Holding, Inc., Van Kampen
                American Capital, Inc. and The Bank of New York, dated May
                5, 1994 (incorporated by reference to Exhibit 10.35 to VK/AC
                Holding, Inc.'s Form 10-K for the fiscal year ended December
                31, 1994, Commission File No. 33-56334).

    10.32       General Guarantee among VK/AC Holding, Inc., Van Kampen
                American Capital, Inc. and The Bank of New York, dated
                January 3, 1995 (incorporated by reference to Exhibit 10.36 to VK/AC Holding, lnc.'s Form 10-K for the fiscal year ended
                December 31, 1994, Commission File No. 33-56334).

    10.33       Employment Agreement between Van Kampen American Capital
                Investment Advisory Corp. and Jeffrey W. Maillet, dated as of March 3, 1995. (incorporated by reference to Exhibit 10.3 of VK/AC Holding, Inc.'s Quarterly Report on Form 10-Q for the first quarter ended March 31, 1995, Commission File No.
                33-56334).

    10.34       General Guarantee among VK/AC Holding, Inc., Van Kampen
                American Capital, Inc. and The Bank of New York, dated June
                2, 1995 (incorporated by reference to Exhibit 10.1 of VK/AC
                Holding, lnc.'s Quarterly Report on Form 10-Q for the second quarter ended June 30, 1995, Commission File No. 33-56334).

    10.35       General Guarantee among VK/AC Holding, Inc., Van Kampen
                American Capital, Inc.  and The Bank of New York, dated June
                16, 1995 (incorporated by reference to Exhibit 10.2 of VK/AC
                Holding, Inc.'s Quarterly Report on Form 10-Q for the second quarter ended June 30, 1995, Commission File No. 33-56334).

    10.36       Amendment No. 2 to the VK/AC Holding, Inc. Stock Option Plan
                (incorporated by reference to Exhibit 10.3 of VK/AC Holding, lnc.'s Quarterly Report on Form 10-Q for the second quarter ended June 30, 1995, Commission File No. 33-56334).







                                    (xviii)


Exhibit Number                           Description
- --------------                           -----------
    10.37       Letter of Amendment, dated September 27, 1995, to the
                General Guarantee among VK/AC Holding, Inc., Van Kampen
                American Capital, Inc. and The Bank of New York, dated June
                2, 1995 (incorporated by reference to Exhibit 10.1 of VK/AC
                Holding, Inc.'s Quarterly Report on Form 10-Q for the third quarter ended September 30, 1995, Commission File No.
                33-56334).

    10.38       Letter of Amendment, dated December 27, 1995, to the General
                Guarantee among VK/AC Holding, Inc., Van Kampen American
                Capital, Inc. and The Bank of New York, dated June 16, 1995
                (incorporated by reference to Exhibit 10.38 of VK/AC
                Holding, Inc.'s Annual Report on Form 10-K for the fiscal year ended December 31, 1995, Commission File No. 33-56334).

    10.39       Retention Letter Agreement between VK/AC Holding, Inc., Van
                Kampen American Capital, Inc. and Don G.  Powell, dated
                March 6, 1996.  (including a schedule of additional
                Retention Letter Agreements) (incorporated by reference to
                Exhibit 10.39 of VK/AC Holding, Inc.'s Annual Report on Form
                10-K for the fiscal year ended December 31, 1995, Commission
                File No. 33-56334).

    10.40       Retention Letter Agreement between VK/AC Holding, Inc., Van
                Kampen American Capital, Inc. and Douglas B. Gehrman, dated
                March 6, 1996 (incorporated by reference to Exhibit 10.40 of
                VK/AC Holding, Inc.'s Annual Report on Form 10-K for the fiscal year ended December 31, 1995, Commission File No.
                33-56334).

     21.1       List of Subsidiaries of the Company.*

     23.1       Consent of Debevoise & Plimpton (filed as part of Exhibit 5).*

     23.2       Consent of KPMG Peat Marwick LLP.

     24         Powers of Attorney (see page II-17).

     27         Financial Data Schedule

- ----------------------------
 * To be filed by amendment.





                                    (xix)